As filed with the Securities and Exchange Commission on July 21, 2009
Registration Statement No. 333-158539

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Amendment No. 4
to
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
OCULUS INNOVATIVE SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	3841	68-0423298

(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Hojabr Alimi
Chief Executive Officer
Oculus Innovative Sciences, Inc.	Oculus Innovative Sciences, Inc.
1129 N. McDowell Blvd.	1129 N. McDowell Blvd.
Petaluma, CA 94954	Petaluma, CA 94954
(707) 782-0792	(707) 782-0792

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of communications to:
Amy M. Trombly, Esq.
1320 Centre Street, Suite 202
Newton, MA 02459
Phone (617) 243-0060
Fax (617) 243-0066
Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed
		Maximum	Proposed
		Offering	Maximum
Title of Each Class of		Price	Aggregate	Amount of
Securities to be	Amount to be	Per Security	Offering	Registration
Registered	Registered (1)	(2)	Price (2)	Fee
Units, each consisting of one share of common stock, $0.0001 par value, and one warrant	1,900,000 Units	$4.03	$7,657,000	$427.26
Shares of common stock included as part of the Units	1,900,000 shares	—	—	—(3)
Warrants included as part of the Units	950,000 warrants	—	—	—(3)
Shares of common stock underlying the warrants included in the Units	950,000 shares	$4.03	$3,828,500	$213.63
TOTAL			$11,485,500	$640.89(4)

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement shall be deemed to cover additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(a).

(3)	No fee pursuant to Rule 457(g).

(4)	The aggregate fee of $640.89 was previously paid in the amounts of $408.50 and $232.39 on April 10, 2009 and July 9, 2009, respectively.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, THE DATE OF THIS PROSPECTUS IS JULY 21, 2009.

PROSPECTUS

OCULUS INNOVATIVE SCIENCES, INC.

OFFERING UP TO 1,900,000 UNITS

We are offering 1,900,000 shares of our common stock and warrants to purchase up to 950,000 shares of our common stock referred to as “Units.” For each Unit purchased in this offering, investors will receive one share of our common stock and a warrant to purchase one half of one share of our common stock. The warrants are exercisable six months after the date of issuance at an initial exercise price of $      per share for a five year term. We are not required to sell any specific dollar amount or number of shares of Units but will use our best efforts to sell all of the Units being offered. This offering expires on the earlier of (i) the date upon which all of the Units being offered have been sold, or (ii)           .

All costs associated with this registration will be borne by us. Our common stock is traded on the NASDAQ Capital Market under the trading symbol “OCLS.” None of our warrants are listed or traded on a national securities exchange or market. On July 17, 2009, the last reported sale price of our common stock on the NASDAQ Capital Market was $2.53 per share.

	Per Unit	Total

Public offering price for the Units	$	$
Placement Agent fees	$	$
Proceeds, before expenses, to Oculus Innovative Sciences, Inc.	$	$

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE
SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS.

SEE “RISK FACTORS” BEGINNING ON PAGE 2.

You should rely only on the information provided in this prospectus or any supplement to this prospectus and information incorporated by reference. We have not authorized anyone else to provide you with different information. Neither the delivery of this prospectus nor any distribution of the shares of common stock pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Dawson James Securities, Inc. is the placement agent for this offering. Dawson James is not purchasing or selling any Units, nor are they required to arrange for the purchase and sale of any specific number or dollar amount of Units, other than to use their “best efforts” to arrange for the sale of Units by us. We intend to close this offering within 30 days from the date the registration statement in which this prospectus forms a part is declared effective by the Securities and Exchange Commission. We do not intend to have multiple closings. We have not arranged to place the funds in an escrow, trust or simular account.

We expect to deliver the shares of common stock to investors on or about           , 2009

DAWSON JAMES SECURITIES, INC.

OCULUS INNOVATIVE SCIENCES, INC.

PROSPECTUS SUMMARY

The following information is a summary of the prospectus and it does not contain all of the information you should consider before making an investment decision. You should read the entire prospectus carefully, including the financial statements and the notes relating to the financial statements.

ABOUT US

We incorporated under the laws of the State of California in April 1999 as Micromed Laboratories, Inc. In August 2001, we changed our name to Oculus Innovative Sciences, Inc. and later reincorporated under the laws of the State of Delaware in December 2006. We conduct our business worldwide, with significant operating subsidiaries in Europe and Mexico, and references to our Company contained in this prospectus include our subsidiaries, Oculus Technologies of Mexico, S.A. de C.V., and Oculus Innovative Sciences Netherlands, B.V., except where the context otherwise requires. Our principal executive offices are located at 1129 North McDowell Boulevard, Petaluma, California 94954. Our telephone number is (707) 782-0792. Our fiscal year end is March 31. Our website is www.oculusis.com. Information contained on our website does not constitute part of this prospectus.

We develop, manufacture and market a family of products intended to prevent and treat infections in chronic and acute wounds. Our platform technology, called Microcyn®, is a proprietary solution of electrically charged oxychlorine small molecules designed to treat a wide range of organisms that cause disease (pathogens). These include viruses, fungi, spores and antibiotic-resistant strains of bacteria, such as Methicillin-resistant Staphylococcus aureus, or MRSA, and Vancomycin-resistant Enterococcus, or VRE, in wounds.

We do not have the necessary regulatory approvals to market Microcyn in the United States as a drug, nor do we have the necessary regulatory clearance or approval to market Microcyn in the United States as a medical device for an antimicrobial or wound healing indication. Our device product is cleared for sale in the United States as a 510(k) medical device for wound cleaning, debridement, lubricating, moistening and dressing; is a device under CE Mark in Europe; is approved by the State Food and Drug Administration, or SFDA, in China as a technology that reduces the propagation of microbes in wounds and creates a moist environment for wound healing; and is approved as a drug in India and Mexico.

THE OFFERING

Common stock outstanding as of July 17, 2009	20,582,342 shares

Securities Offered	1,900,000 Units. Each Unit consists of one share of our common stock and a warrant to purchase one half of one share of our common stock. We will not issue warrants to purchase fractional shares.

Common stock offered as part of the Units	1,900,000 shares

Common stock underlying Warrants offered as part of the Units	950,000 shares

Common stock outstanding after this offering assuming all Units are sold and no warrants are exercised	22,482,342 shares

Use of Proceeds	We intend to use the proceeds from the sale of Units and from the exercise of warrants, if any, for working capital purposes.

Stock Symbol	OCLS

RISK FACTORS

Risks Related to Our Business

We have a history of losses, we expect to continue to incur losses and we may never achieve profitability.

We incurred a net loss of $17,656,000 and $20,339,000 for the years ended March 31, 2009 and 2008, respectively. At March 31, 2009, our accumulated deficit amounted to $108,482,000. During the year ended March 31, 2009, net cash used in operating activities amounted to $16,832,000. At March 31, 2009, our working capital amounted to $1,263,000. We need to raise additional capital from external sources in order to sustain our operations while continuing the longer term efforts contemplated under our business plan. We expect to continue incurring losses for the foreseeable future and must raise additional capital to pursue product development initiatives, penetrate markets for the sale of its products and continue as a going concern. We may not raise additional capital. We believe that we have access to capital resources through possible public or private equity offerings, debt financings, corporate collaborations or other means. If the economic climate in the U.S. does not improve or continues to deteriorate, our ability to raise additional capital could be negatively impacted. If we are unable to secure additional capital, we may be required to curtail our research and development initiatives and take additional measures to reduce costs in order to conserve its cash in amounts sufficient to sustain operations and meet our obligations. These measures could cause significant delays in our efforts to commercialize our products in the United States, which is critical to the realization of our business plan and the future operations. These matters raise substantial doubt about our ability to continue as a going concern.

Declining general economic or business conditions may have a negative impact on our business.

Concerns over inflation, energy costs, geopolitical issues, the availability and cost of credit, the U.S. mortgage market and a declining real estate market in the U.S. have contributed to increased volatility and diminished expectations for the global economy and expectations of slower global economic growth going forward. These factors, combined with volatile oil prices, declining business and consumer confidence and increased unemployment, have precipitated a global economic slowdown. If the economic climate in the U.S. does not improve or continues to deteriorate, our business, including our patient population, our suppliers and our third-party payors, could be negatively affected, resulting in a negative impact on our business.

Our inability to raise additional capital on acceptable terms in the future may cause us to curtail certain operational activities, including regulatory trials, sales and marketing, and international operations, in order to reduce costs and sustain the business, and would have a material adverse effect on our business and financial condition.

We expect capital outlays and operating expenditures to increase over the next several years as we work to conduct regulatory trials commercialize our products and expand our infrastructure. We have entered into debt financing arrangements which are secured by all of our assets. We may need to raise additional capital to, among other things:

•	fund our clinical trials and preclinical studies;

•	sustain commercialization of our current products or new products;

•	expand our manufacturing capabilities;

•	increase our sales and marketing efforts to drive market adoption and address competitive developments;

•	acquire or license technologies; and

•	finance capital expenditures and our general and administrative expenses.

Our present and future funding requirements will depend on many factors, including:

•	the progress and timing of our clinical trials;

•	the level of research and development investment required to maintain and improve our technology position;

•	cost of filing, prosecuting, defending and enforcing patent claims and other intellectual property rights;

•	our efforts to acquire or license complementary technologies or acquire complementary businesses;

•	changes in product development plans needed to address any difficulties in commercialization;

•	competing technological and market developments; and

•	changes in regulatory policies or laws that affect our operations.

If we raise additional funds by issuing equity securities, dilution to our stockholders could result. Any equity securities issued also may provide for rights, preferences or privileges senior to those of holders of our common stock. If we raise additional funds by issuing debt securities, these debt securities would have rights, preferences and privileges senior to those of holders of our common stock, and the terms of the debt securities issued could impose significant restrictions on our operations. If we raise additional funds through collaborations and licensing arrangements, we might be required to relinquish significant rights to our technologies or products, or grant licenses on terms that are not favorable to us. A failure to obtain adequate funds may cause us to postpone or curtail certain operational activities, including regulatory trials, sales and marketing, and international operations, in order to reduce costs and sustain the business, and would have a material adverse effect on our business and financial condition.

We do not have the necessary regulatory approvals to market Microcyn as a drug in the United States.

We have obtained five 510(k) clearances in the United States that permit us to sell Microcyn as a medical device to clean, moisten and debride wounds. Before we are permitted to sell Microcyn as a drug in the United States, we must, among other things, successfully complete additional preclinical studies and well-controlled clinical trials, submit a New Drug Application, or NDA, to the FDA and obtain FDA approval.

The FDA approval process is expensive and uncertain, requires detailed and comprehensive scientific and other data and generally takes several years. Despite the time and expense exerted, approval is never guaranteed. Even if we obtain FDA approval to sell Microcyn as a drug, we may not be able to successfully commercialize Microcyn as a drug in the United States and may never recover the substantial costs we have invested in the development of our Microcyn products.

Delays or adverse results in clinical trials could result in increased costs to us and delay our ability to generate revenue.

Clinical trials can be long and expensive, and the outcomes of clinical trials are uncertain and subject to delays. It may take several years to complete clinical trials, if at all, and a product candidate may fail at any stage of the clinical trial process. The length of time required varies substantially according to the type, complexity, novelty and intended use of the product candidate. Interim results of a preclinical study or clinical trial do not necessarily predict final results, and acceptable results in preclinical studies or early clinical trials may not be repeatable in later subsequent clinical trials. The commencement or completion of any of our clinical trials may be delayed or halted for a variety of reasons, including the following:

•	insufficient funds to continue our clinical trials;

•	the FDA requirements for approval, including requirements for testing efficacy or safety, may change;

•	the FDA or other regulatory authorities do not approve a clinical trial protocol;

•	patients do not enroll in clinical trials at the rate we expect;

•	delays in reaching agreement on acceptable clinical trial agreement terms with prospective sites;

•	delays in obtaining institutional review board approval to conduct a study at a prospective site;

•	third party clinical investigators do not perform our clinical trials on our anticipated schedule or consistent with the clinical trial protocol and good clinical practices, or the third party organizations do not perform data collection and analysis in a timely or accurate manner; and

•	governmental regulations or administrative actions are changed.

We do not know whether future clinical trials will demonstrate safety and efficacy sufficiently to result in additional FDA approvals. While a number of physicians have conducted clinical studies assessing the safety and efficacy of Microcyn for various indications, the data from these studies is not sufficient to support approval of Microcyn as a drug in the United States.

The FDA and other regulatory bodies may also change standards and acceptable trial procedures required for a showing of safety and efficacy. For example, until recently, the FDA accepted non-inferiority clinical trials, or clinical trials that show that a new treatment is equivalent to standard treatment, as the standard for anti-infective drug approvals. On October 12, 2007, the FDA released draft guidance entitled Antibacterial Drug Products: Use of Noninferiority Studies to Support Approval. This new agency guidance requires either placebo-controlled or superiority trial designs, which are designed to test whether, and to what extent, a new treatment is better than the placebo. The uncertainty of clinical trial protocols and changes within FDA guidelines could have a negative impact on the timelines and milestones for our clinical program.

If we fail to obtain, or experience significant delays in obtaining, additional regulatory clearances or approvals to market our current or future products, we may be unable to commercialize these products.

Developing, testing, manufacturing, marketing and selling of medical technology products are subject to extensive regulation by numerous governmental authorities in the United States and other countries. The process of obtaining regulatory clearance and approval of medical technology products is costly and time consuming. Even though the underlying product formulation may be the same or similar, our products are subject to different regulations and approval processes depending upon their intended use.

To obtain regulatory approval of our products as drugs in the United States, we must first show that our products are safe and effective for target indications through preclinical studies (laboratory and animal testing) and clinical trials (human testing). The FDA generally clears marketing of a medical device through the 510(k) pre-market clearance process if it is demonstrated that the new product has the same intended use and the same or similar technological characteristics as another legally marketed Class II device, such as a device already cleared by the FDA through the 510(k) premarket notification process, and otherwise meets the FDA’s requirements. Product modifications, including labeling the product for a new intended use, may require the submission of a new 510(k) clearance and FDA approval before the modified product can be marketed.

The outcomes of clinical trials are inherently uncertain. In addition, we do not know whether the necessary approvals or clearances will be granted or delayed for future products. The FDA could request additional information, changes to formulation or clinical testing that could adversely affect the time to market and sale of products as drugs. If we do not obtain the requisite regulatory clearances and approvals, we will be unable to commercialize our products as drugs or devices and may never recover any of the substantial costs we have invested in the development of Microcyn.

Distribution of our products outside the United States is subject to extensive government regulation. These regulations, including the requirements for approvals or clearance to market, the time required for regulatory review and the sanctions imposed for violations, vary from country to country. We do not know whether we will obtain regulatory approvals in such countries or that we will not be required to incur significant costs in obtaining or maintaining these regulatory approvals. In addition, the export by us of certain of our products that have not yet been cleared for domestic commercial distribution may be subject to FDA export restrictions. Failure to obtain necessary regulatory approvals, the restriction, suspension or revocation of existing approvals or any other failure to comply with regulatory requirements would have a material adverse effect on our future business, financial condition, and results of operations.

If our products do not gain market acceptance, our business will suffer because we might not be able to fund future operations.

A number of factors may affect the market acceptance of our products or any other products we develop or acquire, including, among others:

•	the price of our products relative to other treatments for the same or similar treatments;

•	the perception by patients, physicians and other members of the health care community of the effectiveness and safety of our products for their indicated applications and treatments;

•	our ability to fund our sales and marketing efforts; and

•	the effectiveness of our sales and marketing efforts.

If our products do not gain market acceptance, we may not be able to fund future operations, including developing, testing and obtaining regulatory approval for new product candidates and expanding our sales and marketing efforts for our approved products, which would cause our business to suffer.

If our competitors develop products similar to Microcyn, we may need to modify or alter our business strategy, which may delay the achievement of our goals.

Competitors may develop products with similar characteristics as Microcyn. Such similar products marketed by larger competitors can hinder our efforts to penetrate the market. As a result, we may be forced to modify or alter our business and regulatory strategy and sales and marketing plans, as a response to changes in the market, competition and technology limitations, among others. Such modifications may pose additional delays in achieving our goals.

We intend to license or collaborate with third parties in various potential markets, and events involving these strategic partners or any future collaborations could delay or prevent us from developing or commercializing products.

Our business strategy and our short- and long-term operating results will depend in part on our ability to execute on existing strategic collaborations and to license or partner with new strategic partners. We believe collaborations allow us to leverage our resources and technologies and to access markets that are compatible with our own core areas of expertise while avoiding the cost of establishing or maintaining a direct sales force in each market. We may incur significant costs in the use of third parties to identify and assist in establishing relationships with potential collaborators.

To penetrate our target markets, we may need to enter into additional collaborative agreements to assist in the development and commercialization of products. For example, depending upon our analysis of the time and expense involved in obtaining FDA approval to sell a product to treat open wounds, we may choose to license our technology to a third party as opposed to pursuing commercialization ourselves. Establishing strategic collaborations is difficult and time-consuming. Potential collaborators may reject collaborations based upon their assessment of our financial, regulatory or intellectual property position and our internal capabilities. Our discussions with potential collaborators may not lead to the establishment of new collaborations on favorable terms and may have the potential to provide collaborators with access to our key intellectual property filings and next generation formations. We have limited control over the amount and timing of resources that our current collaborators or any future collaborators devote to our collaborations or potential products. These collaborators may breach or terminate their agreements with us or otherwise fail to conduct their collaborative activities successfully and in a timely manner. Further, our collaborators may not develop or commercialize products that arise out of our collaborative arrangements or devote sufficient resources to the development, manufacture, marketing or sale of these products. By entering into a collaboration, we may preclude opportunities to collaborate with other third parties who do not wish to associate with our existing third party strategic partners. Moreover, in the event of termination of a collaboration agreement, termination negotiations may result in less favorable terms.

If we are unable to expand our direct domestic sales force, we may not be able to successfully sell our products in the United States.

We have very limited commercialization capability and make Microcyn-based products available primarily through our website, and several regional distributors. We plan for a more aggressive commercialization and product launch in the event we obtain drug approval from the FDA or obtain other clearance or approval with wound healing claims. Developing a sales force is expensive and time consuming, and the lack of qualified sales personnel could delay or limit the success of our product launch. Our domestic sales force, if established, will be competing with the sales operations of our competitors, which are better funded and more experienced. We may not be able to develop domestic sales capacity on a timely basis or at all.

Our dependence on distributors for sales could limit or prevent us from selling our products and from realizing long-term revenue growth.

We currently depend on distributors to sell Microcyn in the United States, Europe and other countries and intend to continue to sell our products primarily through distributors in Europe and the United States for the foreseeable future. If we are unable to expand our direct sales force, we will continue to rely on distributors to sell Microcyn. Our existing distribution agreements are generally short-term in duration, and we may need to pursue alternate distributors if the other parties to these agreements terminate or elect not to renew their agreements. If we are unable to retain our current distributors for any reason, we must replace them with alternate distributors experienced in supplying the wound care market, which could be time-consuming and divert management’s attention from other operational matters. In addition, we will need to attract additional distributors to expand the geographic areas in which we sell Microcyn. Distributors may not commit the necessary resources to market and sell our products to the level of our expectations, which could harm our ability to generate revenues. In addition, some of our distributors may also sell products that compete with ours. In some countries, regulatory licenses must be held by residents of the country. For example, the regulatory approval for one product in India is owned and held by our Indian distributor. If the licenses are not in our name or under our control, we might not have the power to ensure their ongoing effectiveness and use by us. If current or future distributors do not perform adequately, or we are unable to locate distributors in particular geographic areas, we may not realize long-term revenue growth.

If we fail to comply with ongoing regulatory requirements, or if we experience unanticipated problems with our products, these products could be subject to restrictions or withdrawal from the market.

Regulatory approvals or clearances that we currently have and that we may receive in the future are subject to limitations on the indicated uses for which the products may be marketed, and any future approvals could contain requirements for potentially costly post-marketing follow-up studies. If the FDA determines that our promotional materials or activities constitute promotion of an unapproved use or we otherwise fail to comply with FDA regulations, we may be subject to regulatory enforcement actions, including a warning letter, injunction, seizure, civil fine or criminal penalties. In addition, the manufacturing, labeling, packaging, adverse event reporting, storage, advertising, promotion, distribution and record-keeping for approved products are subject to extensive regulation. Our manufacturing facilities, processes and specifications are subject to periodic inspection by the FDA, European and other regulatory authorities and from time to time, we may receive notices of deficiencies from these agencies as a result of such inspections. Our failure to continue to meet regulatory standards or to remedy any deficiencies could result in restrictions being imposed on products or manufacturing processes, fines, suspension or loss of regulatory approvals or clearances, product recalls, termination of distribution or product seizures or the need to invest substantial resources to comply with various existing and new requirements. In the more egregious cases, criminal sanctions, civil penalties, disgorgement of profits or closure of our manufacturing facilities are possible. The subsequent discovery of previously unknown problems with Microcyn, including adverse events of unanticipated severity or frequency, may result in restrictions on the marketing of our products, and could include voluntary or mandatory recall or withdrawal of products from the market.

New government regulations may be enacted and changes in FDA policies and regulations, their interpretation and enforcement, could prevent or delay regulatory approval of our products. We cannot predict the likelihood, nature or extent of adverse government regulation that may arise from future legislation or administrative action, either in the United States or abroad. Therefore, we do not know whether we will be able to continue to comply with any regulations or that the costs of such compliance will not have a material adverse effect on our future business, financial condition, and results of operations. If we are not able to maintain regulatory compliance, we will not be permitted to market our products and our business would suffer.

We may experience difficulties in manufacturing Microcyn, which could prevent us from commercializing one or more of our products.

The machines used to manufacture our Microcyn-based products are complex, use complicated software and must be monitored by highly trained engineers. Slight deviations anywhere in our manufacturing process, including quality control, labeling and packaging, could lead to a failure to meet the specifications required by the FDA, the EPA, European notified bodies, Mexican regulatory agencies and other foreign regulatory bodies, which may result in lot failures or product recalls. If we are unable to obtain quality internal and external components, mechanical and electrical parts, if our software contains defects or is corrupted, or if we are unable to attract and retain qualified technicians to manufacture our products, our manufacturing output of Microcyn, or any other product candidate based on our platform that we may develop, could fail to meet required standards, our regulatory approvals could be delayed, denied or revoked, and commercialization of one or more of our Microcyn-based products may be delayed or foregone. Manufacturing processes that are used to produce the smaller quantities of Microcyn needed for clinical tests and current commercial sales may not be successfully scaled up to allow production of significant commercial quantities. Any failure to manufacture our products to required standards on a commercial scale could result in reduced revenues, delays in generating revenue and increased costs.

Our competitive position depends on our ability to protect our intellectual property and our proprietary technologies.

Our ability to compete and to achieve and maintain profitability depends on our ability to protect our intellectual property and proprietary technologies. We currently rely on a combination of patents, patent applications, trademarks, trade secret laws, confidentiality agreements, license agreements and invention assignment agreements to protect our intellectual property rights. We also rely upon unpatented know-how and continuing technological innovation to develop and maintain our competitive position. These measures may not be adequate to safeguard our Microcyn technology. In addition, we granted a security interest in our assets, including our intellectual property, under a loan and security agreement. If we do not protect our rights adequately, third parties could use our technology, and our ability to compete in the market would be reduced.

Although we have filed U.S. and foreign patent applications related to our Microcyn based products, the manufacturing technology for making the products, and their uses, only one U.S. patent has been issued from these applications to date.

Our pending patent applications and any patent applications we may file in the future may not result in issued patents, and we do not know whether any of our in-licensed patents or any additional patents that might ultimately be issued by the U.S. Patent and Trademark Office or foreign regulatory body will protect our Microcyn technology. Any claims that issue may not be sufficiently broad to prevent third parties from producing competing substitutes and may be infringed, designed around, or invalidated by third parties. Even issued patents may later be found to be invalid, or may be modified or revoked in proceedings instituted by third parties before various patent offices or in courts. For example, a competitor filed a Notice of Opposition with the Opposition Division of the European Patent Office in February 2008 opposing our recently issued European patent.

The degree of future protection for our proprietary rights is more uncertain in part because legal means afford only limited protection and may not adequately protect our rights, and we will not be able to ensure that:

•	we were the first to invent the inventions described in patent applications;

•	we were the first to file patent applications for inventions;

•	others will not independently develop similar or alternative technologies or duplicate our products without infringing our intellectual property rights;

•	any patents licensed or issued to us will provide us with any competitive advantages;

•	we will develop proprietary technologies that are patentable; or

•	the patents of others will not have an adverse effect on our ability to do business.

The policies we use to protect our trade secrets may not be effective in preventing misappropriation of our trade secrets by others. In addition, confidentiality and invention assignment agreements executed by our employees, consultants and advisors may not be enforceable or may not provide meaningful protection for our trade secrets or other proprietary information in the event of unauthorized use or disclosures. We cannot be certain that the steps we have taken will prevent the misappropriation and use of our intellectual property in the United States, or in foreign countries where the laws may not protect our proprietary rights as fully as in the United States.

We may face intellectual property infringement claims that could be time-consuming, costly to defend and could result in our loss of significant rights and, in the case of patent infringement claims, the assessment of treble damages.

On occasion, we may receive notices of claims of infringement, misappropriation or misuse of other parties’ proprietary rights. We may have disputes regarding intellectual property rights with the parties that have licensed those rights to us. We may also initiate claims to defend our intellectual property. Intellectual property litigation, regardless of outcome, is expensive and time-consuming, could divert management’s attention from our business and have a material negative effect on our business, operating results or financial condition. In addition, the outcome of such litigation may be unpredictable. If there is a successful claim of infringement against us, we may be required to pay substantial damages (including treble damages if we were to be found to have willfully infringed a third party’s patent) to the party claiming infringement, develop non-infringing technology, stop selling our products or using technology that contains the allegedly infringing intellectual property or enter into royalty or license agreements that may not be available on acceptable or commercially practical terms, if at all. Our failure to develop non-infringing technologies or license the proprietary rights on a timely basis could harm our business. In addition, modifying our products to exclude infringing technologies could require us to seek re-approval or clearance from various regulatory bodies for our products, which would be costly and time consuming. Also, we may be unaware of pending patent applications that relate to our technology. Parties making infringement claims on future issued patents may be able to obtain an injunction that would prevent us from selling our products or using technology that contains the allegedly infringing intellectual property, which could harm our business.

Our ability to generate revenue will be diminished if we are unable to obtain acceptable prices or an adequate level of reimbursement from third-party payors of healthcare costs.

The continuing efforts of governmental and other third-party payors, including managed care organizations such as health maintenance organizations, or HMOs, to contain or reduce costs of health care may affect our future revenue and profitability, and the future revenue and profitability of our potential customers, suppliers and collaborative or license partners and the availability of capital. For example, in certain foreign markets, pricing or profitability of prescription pharmaceuticals is subject to government control. In the United States, governmental and private payors have limited the growth of health care costs through price regulation or controls, competitive pricing programs and drug rebate programs. Our ability to commercialize our products successfully will depend in part on the extent to which appropriate coverage and reimbursement levels for the cost of our Microcyn products and related treatment are obtained from governmental authorities, private health insurers and other organizations, such as HMOs.

There is significant uncertainty concerning third-party coverage and reimbursement of newly approved medical products and drugs. Third-party payors are increasingly challenging the prices charged for medical products and services. Also, the trend toward managed healthcare in the United States and the concurrent growth of organizations such as HMOs, as well as legislative proposals to reform healthcare or reduce government insurance programs, may result in lower prices for or rejection of our products. The cost containment measures that health care payors and providers are instituting and the effect of any health care reform could materially and adversely affect our ability to generate revenues.

In addition, given ongoing federal and state government initiatives directed at lowering the total cost of health care, the United States Congress and state legislatures will likely continue to focus on health care reform, the cost of prescription pharmaceuticals and the reform of the Medicare and Medicaid payment systems. While we cannot predict whether any proposed cost-containment measures will be adopted, the announcement or adoption of these proposals could reduce the price that we receive for our Microcyn products in the future.

We could be required to indemnify third parties for alleged infringement, which could cause us to incur significant costs.

Some of our distribution agreements contain commitments to indemnify our distributors against liability arising from infringement of third party intellectual property such as patents. We may be required to indemnify our customers for claims made against them or license fees they are required to pay. If we are forced to indemnify for claims or to pay license fees, our business and financial condition could be substantially harmed.

A significant part of our business is conducted outside of the United States, exposing us to additional risks that may not exist in the United States, which in turn could cause our business and operating results to suffer.

We have international operations in Mexico and Europe. During the years ended March 31, 2009 and 2008, approximately 76% and 70% of our total revenues, respectively, were generated from sales outside of the United States. Our business is highly regulated for the use, marketing and manufacturing of our Microcyn products both domestically and internationally. Our international operations are subject to risks, including:

•	local political or economic instability;

•	changes in governmental regulation;

•	changes in import/export duties;

•	trade restrictions;

•	lack of experience in foreign markets;

•	difficulties and costs of staffing and managing operations in certain foreign countries;

•	work stoppages or other changes in labor conditions;

•	difficulties in collecting accounts receivables on a timely basis or at all; and

•	adverse tax consequences or overlapping tax structures.

We plan to continue to market and sell our products internationally to respond to customer requirements and market opportunities. We currently have international manufacturing facilities in Mexico and the Netherlands. Establishing operations in any foreign country or region presents risks such as those described above as well as risks specific to the particular country or region. In addition, until a payment history is established over time with customers in a new geography or region, the likelihood of collecting receivables generated by such operations could be less than our expectations. As a result, there is a greater risk that reserves set with respect to the collection of such receivables may be inadequate. If our operations in any foreign country are unsuccessful, we could incur significant losses and we may not achieve profitability.

In addition, changes in policies or laws of the United States or foreign governments resulting in, among other things, changes in regulations and the approval process, higher taxation, currency conversion limitations, restrictions on fund transfers or the expropriation of private enterprises, could reduce the anticipated benefits of our international expansion. If we fail to realize the anticipated revenue growth of our future international operations, our business and operating results could suffer.

Our sales in international markets subject us to foreign currency exchange and other risks and costs which could harm our business.

A substantial portion of our revenues are derived from outside the United States; primarily from Mexico. We anticipate that revenues from international customers will continue to represent a substantial portion of our revenues for the foreseeable future. Because we generate revenues in foreign currencies, we are subject to the effects of exchange rate fluctuations. The functional currency of our Mexican subsidiary is the Mexican Peso, and the functional currency of our subsidiary in the Netherlands is the Euro. For the preparation of our consolidated financial statements, the financial results of our foreign subsidiaries are translated into U.S. dollars on average exchange rates during the applicable period. If the U.S. dollar appreciates against the Mexican Peso or the Euro, as applicable, the revenues we recognize from sales by our subsidiaries will be adversely impacted. Foreign exchange gains or losses as a result of exchange rate fluctuations in any given period could harm our operating results and negatively impact our revenues. Additionally, if the effective price of our products were to increase as a result of fluctuations in foreign currency exchange rates, demand for our products could decline and adversely affect our results of operations and financial condition.

The loss of key members of our senior management team, one of our directors or our inability to retain highly skilled scientists, technicians and salespeople could adversely affect our business.

Our success depends largely on the skills, experience and performance of key members of our executive management team, including Hojabr Alimi, our Chief Executive Officer and Robert Northey, our Director of Research and Development. The efforts of these people will be critical to us as we continue to develop our products and attempt to commercialize products in the chronic and acute wound care market. If we were to lose one or more of these individuals, we may experience difficulties in competing effectively, developing our technologies and implementing our business strategies.

Our research and development programs depend on our ability to attract and retain highly skilled scientists and technicians. We may not be able to attract or retain qualified scientists and technicians in the future due to the intense competition for qualified personnel among medical technology businesses, particularly in the San Francisco Bay Area. We also face competition from universities and public and private research institutions in recruiting and retaining highly qualified personnel. In addition, our success depends on our ability to attract and retain salespeople with extensive experience in wound care and close relationships with the medical community, including physicians and other medical staff. We may have difficulties locating, recruiting or retaining qualified salespeople, which could cause a delay or decline in the rate of adoption of our products. If we are not able to attract and retain the necessary personnel to accomplish our business objectives, we may experience constraints that will adversely affect our ability to support our research, development and sales programs.

We maintain key-person life insurance only on Mr. Alimi. We may discontinue this insurance in the future, it may not continue to be available on commercially reasonable terms or, if continued, it may prove inadequate to compensate us for the loss of Mr. Alimi’s services.

The wound care industry is highly competitive and subject to rapid technological change. If our competitors are better able to develop and market products that are less expensive or more effective than any products that we may develop, our commercial opportunity will be reduced or eliminated.

Our success depends, in part, upon our ability to stay at the forefront of technological change and maintain a competitive position. We compete with large healthcare, pharmaceutical and biotechnology companies, along with smaller or early-stage companies that have collaborative arrangements with larger pharmaceutical companies, academic institutions, government agencies and other public and private research organizations. Many of our competitors have significantly greater financial resources and expertise in research and development, manufacturing, pre-clinical testing, conducting clinical trials, obtaining regulatory approvals and marketing approved products than we do. Our competitors may:

•	develop and patent processes or products earlier than we will;

•	develop and commercialize products that are less expensive or more efficient than any products that we may develop;

•	obtain regulatory approvals for competing products more rapidly than we will; and

•	improve upon existing technological approaches or develop new or different approaches that render our technology or products obsolete or non-competitive.

As a result, we may not be able to successfully commercialize any future products.

The success of our research and development efforts may depend on our ability to find suitable collaborators to fully exploit our capabilities. If we are unable to establish collaborations or if these future collaborations are unsuccessful, our research and development efforts may be unsuccessful, which could adversely affect our results of operations and financial condition.

An important element of our business strategy will be to enter into collaborative or license arrangements under which we license our Microcyn technology to other parties for development and commercialization. We expect that while we may initially seek to conduct initial clinical trials on our drug candidates, we may need to seek collaborators for our drug candidates and for a number of our potential products because of the expense, effort and expertise required to conduct additional clinical trials and further develop those potential product candidates. Because collaboration arrangements are complex to negotiate, we may not be successful in our attempts to establish these arrangements. If we need third party assistance in identifying and negotiating one or more acceptable arrangements, it might be costly. Also, we may not have products that are desirable to other parties, or we may be unwilling to license a potential product because the party interested in it is a competitor. The terms of any arrangements that we establish may not be favorable to us. Alternatively, potential collaborators may decide against entering into an agreement with us because of our financial, regulatory or intellectual property position or for scientific, commercial or other reasons. If we are not able to establish collaborative agreements, we may not be able to develop and commercialize new products, which would adversely affect our business and our revenues.

In order for any of these collaboration or license arrangements to be successful, we must first identify potential collaborators or licensees whose capabilities complement and integrate well with ours. We may rely on these arrangements for not only financial resources, but also for expertise or economies of scale that we expect to need in the future relating to clinical trials, manufacturing, sales and marketing, and for licenses to technology rights. However, it is likely that we will not be able to control the amount and timing or resources that our collaborators or licensees devote to our programs or potential products. If our collaborators or licensees prove difficult to work with, are less skilled than we originally expected, or do not devote adequate resources to the program, the relationship will not be successful. If a business combination involving a collaborator or licensee and a third party were to occur, the effect could be to diminish, terminate or cause delays in development of a potential product.

If we are unable to comply with broad and complex federal and state fraud and abuse laws, including state and federal anti-kickback laws, we could face substantial penalties and our products could be excluded from government healthcare programs.

We are subject to various federal and state laws pertaining to healthcare fraud and abuse, which include, among other things, “anti-kickback” laws that prohibit payments to induce the referral of products and services, and “false claims” statutes that prohibit the fraudulent billing of federal healthcare programs. Our operations are subject to the Federal Anti-Kickback Statute, a criminal statute that, subject to certain statutory exceptions, prohibits any person from knowingly and willfully offering, paying, soliciting or receiving remuneration, directly or indirectly, to induce or reward a person either (i) for referring an individual for the furnishing of items or services for which payment may be made in whole or in part by a government healthcare program such as Medicare or Medicaid, or (ii) for purchasing, leasing, or ordering or arranging for or recommending the purchasing, leasing or ordering of an item or service for which payment may be made under a government healthcare program. Because of the breadth of the federal anti-kickback statute, the Office of Inspector General of the U.S. Department of Health and Human Services, or the OIG, was authorized to adopt regulations setting forth additional exceptions to the prohibitions of the statute commonly known as “safe harbors.” If all of the elements of an applicable safe harbor are fully satisfied, an arrangement will not be subject to prosecution under the federal anti-kickback statute.

In addition, if there is a change in law, regulation or administrative or judicial interpretations of these laws, we may have to change our business practices or our existing business practices could be challenged as unlawful, which could have a negative effect on our business, financial condition and results of operations.

Healthcare fraud and abuse laws are complex, and even minor, inadvertent irregularities can potentially give rise to claims that a statute or regulation has been violated. The frequency of suits to enforce these laws have increased significantly in recent years and have increased the risk that a healthcare company will have to defend a false claim action, pay fines or be excluded from the Medicare, Medicaid or other federal and state healthcare programs as a result of an investigation arising out of such action. We cannot assure you that we will not become subject to such litigation. Any violations of these laws, or any action against us for violation of these laws, even if we successfully defend against it, could harm our reputation, be costly to defend and divert management’s attention from other aspects of our business. Similarly, if the physicians or other providers or entities with whom we do business are found to have violated abuse laws, they may be subject to sanctions, which could also have a negative impact on us.

Our efforts to discover and develop potential products may not lead to the discovery, development, commercialization or marketing of actual drug products.

We are currently engaged in a number of different approaches to discover and develop new product applications and product candidates. At the present time, we have one Microcyn-based drug candidate in clinical trials. We also have a non-Microcyn-based compound in the research and development phase. We believe this compound has potential applications in oncology. Discovery and development of potential drug candidates are expensive and time-consuming, and we do not know if our efforts will lead to discovery of any drug candidates that can be successfully developed and marketed. If our efforts do not lead to the discovery of a suitable drug candidate, we may be unable to grow our clinical pipeline or we may be unable to enter into agreements with collaborators who are willing to develop our drug candidates.

We must implement additional and expensive finance and accounting systems, procedures and controls to accommodate growth of our business and organization and to satisfy public company reporting requirements, which will increase our costs and require additional management resources.

As a public reporting company, we are required to comply with the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the Securities and Exchange Commission, or the Commission. Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, requires our management to perform an annual assessment of our internal control over financial reporting. Compliance with Section 404 and other requirements of doing business as a public company have and will continue to increase our costs and require additional management resources to implement an ongoing program to perform system and process evaluation and testing of our internal controls. In the past, we entered into transactions that resulted in accounting consequences that we did not identify at the time of the transactions. As a result, our prior independent auditors informed us that we did not have the appropriate financial management and reporting structure in place to meet the demands of a public company and that our accounting and financial personnel lacked the appropriate level of accounting knowledge, experience and training. In calendar year 2006, our current independent auditors recommended certain changes which, in addition to other changes in our financial reporting and management structure, have been implemented at additional cost. We have upgraded our accounting systems, procedures and controls and will need to continue to implement additional finance and accounting systems, procedures and controls as we grow our business and organization, enter into complex business transactions and take actions designed to satisfy reporting requirements. As of our second report on Form 10-K, our management concluded that our internal controls were adequate to meet the required Section 404 assessment. If we are unable to complete the required Section 404 assessment as to adequacy of our internal control over financial reporting in future Form 10-K filings, our ability to obtain additional financing could be impaired. In addition, investors could lose confidence in the reliability of our internal control over financial reporting and in the accuracy of our periodic reports filed under the Securities Exchange Act of 1934. A lack of investor confidence in the reliability and accuracy of our public reporting could cause our stock price to decline.

We may not be able to maintain sufficient product liability insurance to cover claims against us.

Product liability insurance for the healthcare industry is generally expensive to the extent it is available at all. We may not be able to maintain such insurance on acceptable terms or be able to secure increased coverage if the commercialization of our products progresses, nor can we be sure that existing or future claims against us will be covered by our product liability insurance. Moreover, the existing coverage of our insurance policy or any rights of indemnification and contribution that we may have may not be sufficient to offset existing or future claims. A successful claim against us with respect to uninsured liabilities or in excess of insurance coverage and not subject to any indemnification or contribution could have a material adverse effect on our future business, financial condition, and results of operations.

Risks Related to Our Common Stock

Our operating results may fluctuate, which could cause our stock price to decrease.

Fluctuations in our operating results may lead to fluctuations, including declines, in our share price. Our operating results and our share price may fluctuate from period to period due to a variety of factors, including:

•	demand by physicians, other medical staff and patients for our Microcyn products;

•	reimbursement decisions by third-party payors and announcements of those decisions;

•	clinical trial results and publication of results in peer-reviewed journals or the presentation at medical conferences;

•	the inclusion or exclusion of our Microcyn products in large clinical trials conducted by others;

•	actual and anticipated fluctuations in our quarterly financial and operating results;

•	developments or disputes concerning our intellectual property or other proprietary rights;

•	issues in manufacturing our product candidates or products;

•	new or less expensive products and services or new technology introduced or offered by our competitors or us;

•	the development and commercialization of product enhancements;

•	changes in the regulatory environment;

•	delays in establishing new strategic relationships;

•	costs associated with collaborations and new product candidates;

•	introduction of technological innovations or new commercial products by us or our competitors;

•	litigation or public concern about the safety of our product candidates or products;

•	changes in recommendations of securities analysts or lack of analyst coverage;

•	failure to meet analyst expectations regarding our operating results;

•	additions or departures of key personnel; and

•	general market conditions.

Variations in the timing of our future revenues and expenses could also cause significant fluctuations in our operating results from period to period and may result in unanticipated earning shortfalls or losses. In addition, the NASDAQ Capital Market, in general, and the market for life sciences companies, in particular, have experienced significant price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies.

If an active, liquid trading market for our common stock does not develop, you may not be able to sell your shares quickly or at or above the price you paid for it.

Although our common stock is listed on the NASDAQ Capital Market, an active and liquid trading market for our common stock has not yet and may not ever develop or be sustained. You may not be able to sell your shares quickly or at or above the price you paid for our stock if trading in our stock is not active.

Anti-takeover provisions in our charter and by-laws and under Delaware law may make it more difficult for stockholders to change our management and may also make a takeover difficult.

Our corporate documents and Delaware law contain provisions that limit the ability of stockholders to change our management and may also enable our management to resist a takeover. These provisions include:

•	the ability of our board of directors to issue and designate the rights of, without stockholder approval, up to 5,000,000 shares of convertible preferred stock, which rights could be senior to those of common stock;

•	limitations on persons authorized to call a special meeting of stockholders; and

•	advance notice procedures required for stockholders to make nominations of candidates for election as directors or to bring matters before meeting of stockholders.

These provisions might discourage, delay or prevent a change of control in our management. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors and cause us to take other corporate actions. In addition, the existence of these provisions, together with Delaware law, might hinder or delay an attempted takeover other than through negotiations with our board of directors.

Our stockholders may experience substantial dilution in the value of their investment if we issue additional shares of our capital stock.

Our charter allows us to issue up to 100,000,000 shares of our common stock and to issue and designate the rights of, without stockholder approval, up to 5,000,000 shares of convertible preferred stock. In the event we issue additional shares of our capital stock, dilution to our stockholders could result. In addition, if we issue and designate a class of convertible preferred stock, these securities may provide for rights, preferences or privileges senior to those of holders of our common stock.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the reasons described in our “Risk Factors” section. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made. We do not intend to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results or to changes in our expectations, except as required by law.

USE OF PROCEEDS

We estimate that we will receive up to $      in net proceeds from the sale of Units in this offering, based on an assumed offering price of $      per Unit and after deducting estimated placement agent fees and estimated offering expenses. If a warrant holder elects to pay the exercise price, rather than exercising the warrants on a “cashless” basis, we may also receive proceeds from the exercise of warrants. We cannot predict when or if the warrants will be exercised. It is possible that the warrants may expire and may never be exercised. We intend to use the net proceeds received from this offering for working capital.

PLAN OF DISTRIBUTION

We are offering up to 1,900,000 Units, each consisting of one share of common stock and a warrant to purchase one half of one share of common stock for $      per Unit. Pursuant to an engagement letter agreement, we engaged Dawson James Securities, Inc. as our placement agent for this offering. Dawson James is not purchasing or selling any Units, nor are they required to arrange for the purchase and sale of any specific number or dollar amount of Units, other than to use their “best efforts” to arrange for the sale of Units by us. Therefore, we may not sell the entire amount of Units being offered.

Upon the closing of the offering, we will pay the placement agent a cash transaction fee equal to 10% of the gross proceeds to us from the sale of the Units in the offering. In addition to this transaction fee, we agreed to grant a five year compensation warrant to the placement agent to purchase a number of shares of our common stock equal to 10% of the number of shares of common stock sold by us in the offering, excluding the shares that may be issued upon exercise of the warrants included in the offering. The compensation warrants will be substantially on the same terms as the warrants included in the offering, except that the compensation warrants will comply with FINRA Rule 5110(g)(1) in that for a period of six months after the issuance date of the compensation warrants (which shall not be earlier than the closing date of the offering pursuant to which the compensation warrants are being issued), neither the compensation warrants nor any warrant shares issued upon exercise of the compensation warrants shall be (A) sold, transferred, assigned, pledged, or hypothecated, or (B) the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of the offering pursuant to which the compensation warrants are being issued, except the transfer of any security as permitted by the FINRA rules.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any commissions received by it and any profit realized on the sale of the securities by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent would be required to comply with the requirements of the Securities Act of 1933, as amended, or the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock and warrants to purchase shares of common stock by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The following description of our capital stock and provisions of our Restated Certificate of Incorporation and our Amended and Restated Bylaws, is only a summary. You should also refer to our Restated Certificate of Incorporation, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and our Amended and Restated Bylaws, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue up to a total of 100,000,000 shares of common stock, $0.0001 par value per share. Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for the election of directors in our Restated Certificate of Incorporation. This means that the holders of a majority of the shares voted can elect all of the directors then standing for election. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at the times and in the amounts that our board of directors may determine from time to time.

Holders of common stock have no preemptive subscription, redemption or conversion rights or other subscription rights. Upon our liquidation, dissolution or winding-up, the holders of common stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any outstanding preferred stock. Each outstanding share of common stock is, and all shares of common stock to be issued in this offering, when they are paid for will be, fully paid and nonassessable.

Unit Warrants

In connection with this offering, we will issue warrants to purchase up to 950,000 shares of our common stock. For every two shares of common stock issued, we will issue a warrant to purchase one share of our common stock at an initial exercise price of $      per share. The warrants are exercisable six months after the date of issuance and have a five year term.

The warrants may be exercised only for full shares of common stock, and may be exercised on a “cashless” basis. Warrant holders do not have any voting or other rights as a stockholder of our Company. The exercise price and the number of shares purchasable upon exercise of each warrant are subject to adjustment upon the occurrence of certain events, such as stock distributions and splits.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed for such purpose on a contingency basis, or had, or is to receive, in connection with this offering, a substantial interest, direct or indirect, in us or any of our parents or subsidiaries, nor was any such person connected with us or any of our parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

INFORMATION ABOUT THE COMPANY

DESCRIPTION OF BUSINESS

Overview

We incorporated under the laws of the State of California in April 1999 as Micromed Laboratories, Inc. In August 2001, we changed our name to Oculus Innovative Sciences, Inc. and later reincorporated under the laws of the State of Delaware in December 2006. References to our Company contained in this prospectus include our subsidiaries, Oculus Technologies of Mexico, S.A. de C.V. and Oculus Innovative Sciences Netherlands, B.V., except where the context otherwise requires. Our principal executive offices are located at 1129 North McDowell Boulevard, Petaluma, California 94954. Our telephone number is (707) 782-0792. Our fiscal year end is March 31. Our website is www.oculusis.com. Information contained on our website does not constitute part of this prospectus.

Our Business

We develop, manufacture and market, a family of products intended to prevent and treat infections in chronic and acute wounds while concurrently enhancing wound healing through modes of action unrelated to the treatment of infection. Infection is a serious potential complication in both chronic and acute wounds, and controlling infection is a critical step in wound healing. Our platform technology, called Microcyn®, is a proprietary solution of electrically charged oxychlorine small molecules designed to treat a wide range of organisms that cause disease (pathogens) These include viruses, fungi, spores and antibiotic-resistant strains of bacteria, such as Methicillin-resistant Staphylococcus aureus, or MRSA, and Vancomycin-resistant Enterococcus, or VRE, in wounds.

We do not have the necessary regulatory approvals to market Microcyn in the United States as a drug. In the United States our device product does, however, have five clearances as a 510(k) medical device for the following summary indications: 1) Moistening and lubricating absorbent wound dressings for traumatic wounds requiring a prescription: 2) Moistening and debriding acute and chronic dermal lesions requiring a prescription: 3) Moistening absorbent wound dressings and cleaning minor cuts as an over the counter product: 4) Management of exuding wounds such as leg ulcers, pressure ulcers, diabetic ulcers and for the management of mechanically or surgically debridement of wounds in a gel form and required as a prescription: 5) Debridement of wounds, such as stage I-IV pressure ulcers, diabetic foot ulcers, post surgical wounds, first and second burns, grafted and donor sites as a preservative, which can kill listed bacteria such as MRSA & VRE and required as a prescription. We do not have the necessary regulatory clearance or approval to market Microcyn in the U.S. as a medical device for an antimicrobial or wound healing indication. In the future we expect to apply with the FDA for clearance as an antimicrobial in a liquid and a gel form and as conducive to wound healing via a 510(k) medical clearance.

Outside the United States our product has a CE Mark device approval in Europe for debriding, irrigating and moistening acute and chronic wounds in comprehensive wound treatment by reducing microbial load and creating moist environment. In Mexico we are approved as a drug as antiseptic treatment of wounds and infected areas. In India our product has a drug license for cleaning and debriding in wound management while in China there is a medical device approval by the State Food and Drug Administration or SFDA, for reducing the propagation of microbes in wounds and creating a moist environment for wound healing. These are discussed in greater detail under Current Regulatory Approvals and Clearances.

While in the U.S. we do not have the necessary regulatory clearance for an antimicrobial or wound healing indication, clinical and laboratory testing we conducted in connection with our submissions to the FDA, as well as physician clinical studies and scientific papers, suggest that our Microcyn-based product may help reduce a wide range of pathogens from acute and chronic wounds while curing or improving infection and concurrently enhancing wound healing through modes of action unrelated to the treatment of infection. These physician clinical studies suggest that our Microcyn-based product is safe, easy to use and complementary to many existing treatment methods in wound care. Physician clinical studies and usage in the United States suggest that our 510(k) product may shorten hospital stays, lower aggregate patient care costs and, in certain cases, reduce the need for systemic antibiotics. We are also pursuing the use of our Microcyn platform technology in other markets outside of wound care, including in the respiratory, ophthalmology, dental and dermatology markets.

In 2005, chronic and acute wound care represented an aggregate of $9.6 billion in global product sales, of which $3.3 billion was spent for the treatment of skin ulcers, $1.6 billion to treat burns and $4.7 billion for the treatment of surgical and trauma wounds, according to Kalorama Information, a life sciences market research firm. In the Kalorama Information we believe the markets most related to our product involve approximately $1.3 billion for the treatment of skin ulcers, $300 million for the treatment of burns and $700 million for the treatment of surgical and trauma wounds. Common methods of controlling infection, including topical antiseptics and antibiotics, have proven to be only moderately effective in combating infection in the wound bed. However, topical antiseptics tend to inhibit the healing process due to their toxicity and may require specialized preparation or handling. Antibiotics can lead to the emergence of resistant bacteria, such as MRSA and VRE. Systemic antibiotics may be less effective in controlling infection in patients with disorders affecting circulation, such as diabetes, which are commonly associated with chronic wounds. As a result, no single treatment is used across all types of wounds and stages of healing.

We believe Microcyn is the only known stable, anti-infective therapeutic available in the world today that simultaneously cures or improves infection while also promoting wound healing through increased blood flow to the wound bed and reduction of inflammation. Also, we believe Microcyn provides significant advantages over current methods of care in the treatment of a wide range of chronic and acute wounds throughout all stages of treatment. These stages include cleaning, debridement, prevention and treatment of infections and wound healing. We believe that unlike antibiotics, antiseptics, growth regulators and other advanced wound care products, Microcyn is the only stable wound care solution that is safe as saline, and also cures infection while simultaneously accelerating wound healing. Also, unlike most antibiotics, we believe Microcyn does not target specific strains of bacteria, a practice which has been shown to promote the development of resistant bacteria. In addition, our products are shelf stable, require no special preparation and are easy to use.

Our goal is to become a worldwide leader as the standard of care in the treatment and irrigation of open wounds. We currently have, and intend to seek additional, regulatory clearances and approvals to market our Microcyn-based products worldwide. In July 2004, we began selling Microcyn in Mexico after receiving approval from the Mexican Ministry of Health, or MOH, for the use of Microcyn as an antiseptic, disinfectant and sterilant. Since then, physicians in the United States, Europe, India, Pakistan, China and Mexico have conducted more than 28 physician clinical studies assessing Microcyn’s use in the treatment of infections in a variety of wound types, including hard-to-treat wounds such as diabetic ulcers and burns. Most of these studies were not intended to be rigorously designed or controlled clinical trials and, as such, did not have all of the controls required for clinical trials used to support a new drug application, or NDA, submission to the FDA. A number of these studies did not include blinding, randomization, predefined clinical end points, use of placebo and active control groups or U.S. good clinical practices requirements. We used the data generated from some of these studies to support our application for the CE Mark, or European Union certification, for wound cleaning and reduction of microbial load. We received the CE Mark in November 2004 and additional international approvals in China, Canada, Mexico and India. Microcyn has also received five FDA 510(k) clearances for use as a medical device in wound cleaning, or debridement, lubricating, moistening and dressing, including traumatic wounds and acute and chronic dermal lesions. Most recently, on May 27, 2009, we received a 510(k) clearance from the FDA to market our Microcyn Skin and Wound Gel as both a prescription and over-the-counter formulation Additionally, on June 4, 2009, we received an expanded 510(k) label clearance from the FDA to market our Microcyn Skin and Wound Cleanser with preservatives as both a prescription and over-the-counter formulation. The new prescription product is indicated for use by health care professionals to manage the debridement of wounds such as stage I-IV pressure ulcers, diabetic foot ulcers, post-surgical wounds, first- and second-degree wounds, grafted and donor sites.

In the fourth quarter of 2007, we completed a Phase II randomized clinical trial, which was designed to evaluate the effectiveness of Microcyn in mildly infected diabetic foot ulcers with the primary endpoint of clinical cure or improvement in signs and symptoms of infection according to guidelines of Infectious Disease Society of America. We used 15 clinical sites and enrolled 48 evaluable patients in three arms, using Microcyn alone, Microcyn plus an oral antibiotic and saline plus an oral antibiotic. We announced the results of our Phase II trial in March 2008. In the clinically evaluable population of the study, the clinical success rate at visit four (test of cure) for patients treated with Microcyn alone was 93.3% compared to 56.3% for the Levofloxacin plus saline-treated patients. This study was not statistically powered, but the high clinical success rate (93.3%) and the p-value (0.033) would suggest the difference is meaningfully positive for the Microcyn-treated patients. Also, for this set of data, the 95.0% confidence interval for the Microcyn-only arm ranged from 80.7% to 100.0% while the 95.0% confidence interval for the Levofloxacin and saline arm ranged from 31.9% to 80.6%; the confidence intervals do not overlap, thus indicating a favorable clinical success for Microcyn compared to Levofloxacin. At visit three (end of treatment) the clinical success rate for patients treated with Microcyn alone was 77.8% compared to 61.1% for the Levofloxacin plus saline-treated patients.

We conducted a review meeting with the FDA in August 2008 to discuss the results of our Phase II trial and our future clinical program. Following a review of the Phase II data on Microcyn Technology for the treatment of mildly infected diabetic foot ulcers, the FDA agreed:

•	We may move forward into the pivotal phase of our U.S. clinical program for Microcyn Technology.

•	There were no safety issues relative to moving into this next clinical phase immediately, and carcinogenicity studies will not be required for product approval; and

•	Clinical requirements for efficacy and safety for a new drug application, or NDA, will be appropriately accounted for within the agreed upon pivotal trial designs.

Two pivotal clinical trials must be completed for submission to the FDA of an NDA, for the treatment of mildly infected diabetic foot ulcers. Commencement of these trials will be dependent upon the support of a strategic partner. In the event that we successfully complete clinical trials and obtain drug approval from the FDA, we may seek clearance for treatment of other types of wounds. We are currently pursuing strategic partnerships to assess potential applications for Microcyn in several other markets and therapeutic categories, including respiratory, ophthalmology, dermatology, dental and veterinary markets. FDA or other governmental approvals will be required for any potential new products or new indications.

The FDA requirements for device and drug clearances are discussed in greater detail under Government Regulation, Medical Device Regulation, Pharmaceutical Product Regulation and Other Regulation in the United States.

We currently make Microcyn available, both as a prescription and over-the-counter product, under our five 510(k) clearances in the United States, primarily through a partnership with Advocos, a specialty U.S. contract sales organization. In the quarter ending December 31, 2008, we initiated an aggressive commercialization into the podiatry market in the United States. In the second quarter of 2009, we expanded this sales effort to include wound care centers, hospitals, nursing homes, urgent care clinics and home healthcare. Additionally, we are in the process of introducing Microcyn-based consumer healthcare products both in the United States and abroad. Initially, these will include an oral care rinse, nasal care wash and a skin hydrogel.

On January 26, 2009, we announced a strategic revenue-sharing partnership with Vetericyn, Inc. Pursuant to this agreement, we granted Vetericyn, Inc. exclusive rights to market the Microcyn Technology in the North American animal healthcare market. As part of this agreement, we will not incur marketing or sales expenses, but will share in all revenues.

Our partner, Union Springs Pharmaceuticals, a subsidiary of the Drug Enhancement Company of America, or DECA, has marketed MyClyns, an over-the-counter “first responder” pen application, with Microcyn in the United States since January 2008.

We have announced the development of a Microcyn hydrogel which received a 510(k) approval in the U.S. We will pursue additional approvals in Europe, China, India and Mexico and we will initiate commercialization upon obtaining these approvals.

We currently rely on exclusive agreements with country-specific distributors for the sale of Microcyn-based products in Europe. In Mexico, we sell Microcyn through a network of distributors and through a contract sales force dedicated exclusively to selling Microcyn, including salespeople, nurses and clinical support staff. In India, we sell through Alkem, the fifth largest pharmaceutical company in India. The first full year of Microcyn product distribution in India was in 2008. In China, we signed a distribution agreement with China Bao Tai, which secured marketing approval from the SFDA in March 2008. China Bao Tai is working with Sinopharm, the largest pharmaceutical group in China, to distribute Microcyn-based products to hospitals, doctors and clinics. China Bao Tai and Sinopharm are in process of providing samples broadly to many hospitals and doctors throughout many provinces in China in anticipation of a product launch after approval for reimbursement has been obtained.

Market Opportunity — Key Limitations of Existing Treatments

Commonly used topical antiseptics and antibiotics have limitations and side effects that may constrain their usage. For example:

•	antibiotics and antiseptics can kill bacteria and cure infection but do not independently accelerate wound healing;

•	many antiseptics, including Betadine, hydrogen peroxide and Dakin’s solution, are toxic, can destroy human cells and tissue, may cause allergic reactions and can impede the wound healing process;

•	silver-based products are expensive and require precise dosage and close monitoring by trained medical staff to minimize the potential for tissue toxicity, allergic reactions and bacterial resistance;

•	the increase in antibiotic resistant bacterial strains, such as MRSA and VRE, have compromised the effectiveness of some widely used topical and systemic antibiotics, including Neosporin and Bacitracin;

•	Oral and systemic antibiotics often are not effective in treating topical infections especially if the patient does not have adequate blood flow to the wound and they can also cause serious side effects; and

•	growth regulators, skin substitutes and vacuum assisted closure accelerate wound healing but do not cure infection.

Our Solution

We believe Microcyn has potential advantages over current methods of care in the treatment of chronic and acute wounds, including the following:

•	Cures Infection. Our Phase II results and several physician based studies suggest that Microcyn may be effective in curing and improving the signs and symptoms of infections.

•	Accelerates Wound Healing. Based on numerous physician based studies and usage feedback from doctors, we believe that Microcyn may accelerate the wound healing process independently of the benefits of curing the infection.

•	Wound Care Solution. Our 510(k) product is cleared as a medical device for sale in the United States in wound cleaning, or debridement, lubricating, moistening and dressing. Laboratory testing and physician clinical studies further suggest that our 510(k) Microcyn product is effective against a wide range of bacteria that causes infection in a variety of acute and chronic wounds. In addition, because of its mechanism of action, we believe Microcyn does not target specific strains of bacteria, the practice of which has been shown to promote the development of resistant bacteria. In physician clinical studies, our 510(k) Microcyn product has been used in conjunction with other wound care therapeutic products. Data from these studies suggest that patients generally experienced less pain, improved mobility and physical activity levels and better quality of life.

•	Non-irritating. Our 510(k) product label states that our 510(k) product, which is based on our Microcyn technology, is non-irritating and non-sensitizing to the skin and eyes. Throughout all our clinical trials and physician clinical studies to date and since our first commercial sale of Microcyn in Mexico in 2004, we have received no reports of serious adverse events related to the use of Microcyn products when used according to label instructions.

•	Ease of Use. Our 510(k) product label states that our 510(k) product requires no special handling precautions. Our products require no preparation before use or at time of disposal, and caregivers can use our products without significant training. In addition, Microcyn can be stored at room temperature. Unlike other oxychlorine solutions, which are typically stable for not more than 48 hours, our laboratory tests show that Microcyn has a shelf life ranging from one to two years depending on the size and type of packaging. Our products are also designed to be complementary to most advanced technologies to treat serious wounds, such as negative pressure wound therapy, jet lavage and tissue-engineered skin substitutes.

•	Cost-Effectiveness. The treatment of many wounds requires extended hospitalization and care, including the use of expensive systemic antibiotics. Infection prolongs the healing time and necessitates increased use of systemic antibiotics. We believe that Microcyn has the potential to cure infection, accelerate healing time and, in certain cases, may help reduce the need for systemic antibiotics, reduce the need for amputation and lead to earlier hospital discharge, thereby lowering overall patient cost.

Current Regulatory Approvals and Clearances

All of our current products are based on our Microcyn platform technology. We are able to modify the chemistry of Microcyn by changing the oxidation-reduction potential, pH level and concentrations of specific ions or chemicals, which allows us to manufacture a variety of solutions, each specifically designed for maximum efficacy and safety by indication. The indications for our products vary from country to country due to different regulatory requirements and standards from jurisdiction to jurisdiction. The indications below are summaries of the indications approved by the regulatory authority or authorities in the listed jurisdiction. The similarly named products have similar formulations; however, they may not have identical specifications due to varying requirements in different jurisdictions’ regulatory agencies. The following is a list of the regulatory approvals and clearances that Microcyn-based products have received for our most significant or potentially significant markets:

	Approval or	Year of Approval
Region	Clearance Type	or Clearance	Summary Indication

United States	510(k)	2005	Moistening and lubricating absorbent wound dressings for traumatic wounds.
	510(k)	2005	Moistening and debriding acute and chronic dermal lesions.
	510(k)	2006	Moistening absorbent wound dressings and cleaning minor cuts.
European Union	CE Mark	2004	Debriding, irrigating and moistening acute and chronic wounds in comprehensive wound treatment by reducing microbial load and creating moist environment.
Mexico	Product Registration	2004	Antiseptic treatment of wounds and infected areas.
	Product Registration	2003	Antiseptic disinfection solution for high level disinfection of medical instruments, and/or equipment and clean-rooms, areas of medical instruments, equipment and clean room areas.
Canada	Class II Medical Device	2004	Moistening, irrigating, cleansing and debriding acute and chronic dermal lesions, diabetic ulcers and post-surgical wounds.
India(1)	Drug License	2006	Cleaning and debriding in wound management.
China	Medical Device	2008	Reduces the propagation of microbes in wounds and creates a moist environment for wound healing.

	Approval or	Year of Approval
Region	Clearance Type	or Clearance	Summary Indication

United States	510(k)	2009	Management of exuding wounds such as leg ulcers, pressure ulcers, diabetic ulcers and for the management of mechanically or surgically debridement of wounds.
United States	510(k)	2009	Debridement of wounds, such as stage I-IV pressure ulcers, diabetic foot ulcers, post surgical wounds, first and second burns, grafted and donor sites.

Notes

(1)	Drug license held by Indian distributor as required by Indian law.

Clinical Trials

We have completed a proof-of-concept Phase II trial in the U.S., which demonstrated the effectiveness of Microcyn in mildly infected diabetic foot ulcers with the primary endpoint of clinical cure and improvement of infection. We used 15 clinical sites and enrolled 48 evaluable patients in three arms, using Microcyn alone, Microcyn plus an oral antibiotic and saline plus an oral antibiotic. We announced the results of our Phase II trial in March 2008. In the clinically evaluable population of the study, the clinical success rate at visit four (test of cure) for Microcyn-alone-treated patients was 93.3% compared to 56.3% for the levofloxacin plus saline-treated patients. This study was not statistically powered, but the high clinical success rate (93.3%) and the p-value (0.033) suggests the difference is meaningfully positive for the Microcyn-treated patients. Also, for this set of data, the 95.0% confidence interval for the Microcyn only arm ranged from 80.7% to 100% while the 95.0% confidence interval for the levofloxacin and saline arm ranged from 31.9% to 80.6%; the confidence intervals do not overlap, indicating a favorable clinical success for Microcyn compared to levofloxacin. At visit 3 (end of treatment), the clinical success rate for patients treated with Microcyn-alone was 77.8% compared to 61.1% for the levofloxacin plus saline-treated patients.

Government Regulation

Government authorities in the United States at the federal, state and local levels and foreign countries extensively regulate, among other things, the research, development, testing, manufacture, labeling, promotion, advertising, distribution, sampling, marketing, and import and export of pharmaceutical products, biologics and medical devices. All of our products in development will require regulatory approval or clearance by government agencies prior to commercialization. In particular, human therapeutic products are subject to rigorous pre-clinical and clinical trials and other approval procedures of the FDA and similar regulatory authorities in foreign countries. Various federal, state, local and foreign statutes and regulations also govern testing, manufacturing, safety, labeling, storage, distribution and record-keeping related to such products and their marketing. The process of obtaining these approvals and clearances, and the subsequent process of maintaining substantial compliance with appropriate federal, state, local, and foreign statutes and regulations, require the expenditure of substantial time and financial resources. In addition, statutes, rules, regulations and policies may change and new legislation or regulations may be issued that could delay such approvals.

Before we are permitted to sell Microcyn as a drug in the United States, we must, among other things, successfully complete additional preclinical studies and well-controlled clinical trials, submit a New Drug Application, or NDA, to the FDA and obtain FDA approval. In July 2006, we completed a controlled clinical trial for pre-operative skin preparation. After completion of this trial, the FDA advised us that it is considering adopting new heightened performance requirements for evaluating efficacy of products designed to be used in pre-

operative skin preparation such as ours. In discussions with the FDA, the FDA has not provided us with the definitive timing for, or parameters of, any such requirements, and has informally stated that it is uncertain during what time frame it will be able to do so. We plan to continue our discussions with the FDA regarding the possible timing and parameters of any new guidelines for evaluating efficacy for pre-operative skin preparations. Depending on the ultimate position of the FDA regarding performance criteria for pre-operative skin preparations, we may reassess our priorities, clinical timelines and schedules for pursuing a pre-operative skin preparation indication or may decide not to pursue this indication. We also intend to seek FDA approval for the use of Microcyn to treat infections in wounds.

We have sponsored the majority of physicians performing physician clinical studies of Microcyn and in some cases, the physicians who performed these studies also hold equity in our Company. The physician clinical studies were performed in the United States, Mexico, Europe, Pakistan, India and China, and used various endpoints, methods and controls. These studies were not intended to be rigorously designed or controlled clinical trials and, as such, did not have all of the controls required for clinical trials used to support an NDA submission to the FDA in that they did not include blinding, randomization, predefined clinical endpoints, use of placebo and active control groups or U.S. good clinical practice requirements. Consequently, we may not use the results of these physician clinical studies to support an NDA submission for Microcyn to the FDA. In addition, any results obtained from clinical trials designed to support an NDA submission for Microcyn to the FDA may not be as favorable as results from such physician clinical studies and otherwise may not be sufficient to support an NDA submission or FDA approval of any Microcyn NDA.

Medical Device Regulation

Microcyn has received five 510(k) clearances for use as a medical device in wound cleaning, or debridement, lubricating, moistening and dressing, including traumatic wounds and acute and chronic dermal lesions. Any future product candidates or new applications using Microcyn that are classified as medical devices will need clearance by the FDA.

New medical devices, such as Microcyn, are subject to FDA clearance and extensive regulation under the Federal Food Drug and Cosmetic Act, or FDCA. Under the FDCA, medical devices are classified into one of three classes: Class I, Class II or Class III. The classification of a device into one of these three classes generally depends on the degree of risk associated with the medical device and the extent of control needed to ensure safety and effectiveness.

Class I devices are those for which safety and effectiveness can be assured by adherence to a set of general controls. These general controls include compliance with the applicable portions of the FDA’s Quality System Regulation, which sets forth good manufacturing practice requirements; facility registration, device listing and product reporting of adverse medical events; truthful and non-misleading labeling; and promotion of the device only for its cleared or approved intended uses. Class II devices are also subject to these general controls, and any other special controls as deemed necessary by the FDA to ensure the safety and effectiveness of the device. Review and clearance by the FDA for these devices is typically accomplished through the so-called 510(k) pre-market notification procedure. When 510(k) clearance is sought, a sponsor must submit a pre-market notification demonstrating that the proposed device is substantially equivalent to a legally marketed Class II device (for example, a device previously cleared through the 510(k) premarket notification process). If the FDA agrees that the proposed device is substantially equivalent to the predicate device, then 510(k) clearance to market will be granted. After a device receives 510(k) clearance, any modification that could significantly affect its safety or effectiveness, or that would constitute a major change in its intended use, requires a new 510(k) clearance or could require pre-market approval, or PMA.

Clinical trials are almost always required to support a PMA application and are sometimes required for a 510(k) pre-market notification. These trials generally require submission of an application for an investigational device exemption, or IDE. An IDE must be supported by pre-clinical data, such as animal and laboratory testing results, which show that the device is safe to test in humans and that the study protocols are scientifically sound. The IDE must be approved in advance by the FDA for a specified number of patients, unless the product is deemed a non-significant risk device and is eligible for more abbreviated investigational device exemption requirements.

Both before and after a medical device is commercially distributed, manufacturers and marketers of the device have ongoing responsibilities under FDA regulations. The FDA reviews design and manufacturing practices, labeling and record keeping, and manufacturers’ required reports of adverse experiences and other information to identify potential problems with marketed medical devices. Device manufacturers are subject to periodic and unannounced inspection by the FDA for compliance with the Quality System Regulation, which sets forth the current good manufacturing practice requirements that govern the methods used in, and the facilities and controls used for, the design, manufacture, packaging, servicing, labeling, storage, installation and distribution of all finished medical devices intended for human use.

FDA regulations prohibit the advertising and promotion of a medical device for any use outside the scope of a 510(k) clearance or PMA approval or for unsupported safety or effectiveness claims. Although the FDA does not regulate physicians’ practice of medicine, the FDA does regulate manufacturer communications with respect to off-label use.

If the FDA finds that a manufacturer has failed to comply with FDA laws and regulations or that a medical device is ineffective or poses an unreasonable health risk, it can institute or seek a wide variety of enforcement actions and remedies, ranging from a public warning letter to more severe actions such as:

•	fines, injunctions and civil penalties;

•	recall or seizure of products;

•	operating restrictions, partial suspension or total shutdown of production;

•	refusing requests for 510(k) clearance or PMA approval of new products;

•	withdrawing 510(k) clearance or PMA approvals already granted; and

•	criminal prosecution.

The FDA also has the authority to require repair, replacement or refund of the cost of any medical device.

The FDA also administers certain controls over the export of medical devices from the United States, as international sales of medical devices that have not received FDA clearance are subject to FDA export requirements. Additionally, each foreign country subjects such medical devices to its own regulatory requirements. In the European Union, a single regulatory approval process has been created, and approval is represented by the CE Mark.

Pharmaceutical Product Regulation

We have two pharmaceutical product candidates that are regulated by the FDA and will require approval before we can market or sell them as drugs. Any future product candidates or new applications using Microcyn that are classified as drugs will need approval by the FDA.

In the United States, the FDA regulates drugs under the FDCA and implementing regulations that are adopted under the FDCA. In the case of biologics, the FDA regulates such products under the Public Health Service Act. If we fail to comply with the applicable requirements under these laws and regulations at any time during the product development process, approval process, or after approval, we may become subject to administrative or judicial sanctions. These sanctions could include the FDA’s refusal to approve pending applications, withdrawals of approvals, clinical holds, warning letters, product recalls, product seizures, total or partial suspension of our operations, injunctions, fines, civil penalties or criminal prosecution. Any agency enforcement action could have a material adverse effect on us. The FDA also administers certain controls over the export of drugs and biologics from the United States.

•	Pre-Clinical Phase. The pre-clinical phase involves the discovery, characterization, product formulation and animal testing necessary to prepare an Investigational New Drug application, or IND, for submission to the FDA. The IND must be accepted by the FDA before the drug can be tested in humans.

•	Clinical Phase. The clinical phase of development follows a successful IND submission and involves the activities necessary to demonstrate the safety, tolerability, efficacy, and dosage of the substance in humans, as well as the ability to produce the substance in accordance with cGMP requirements. Data from these activities are compiled in a New Drug Application, or NDA, or for biologic products a Biologics License Application, or BLA, for submission to the FDA requesting approval to market the drug.

•	Post-Approval Phase. The post-approval phase follows FDA approval of the NDA or BLA, and involves the production and continued analytical and clinical monitoring of the product. The post-approval phase may also involve the development and regulatory approval of product modifications and line extensions, including improved dosage forms, of the approved product, as well as for generic versions of the approved drug, as the product approaches expiration of patent or other exclusivity protection.

Each of these three phases is discussed further below.

Pre-Clinical Phase.  The development of a new pharmaceutical agent begins with the discovery or synthesis of a new molecule. These agents are screened for pharmacological activity using various animal and tissue models, with the goal of selecting a lead agent for further development. Additional studies are conducted to confirm pharmacological activity, to generate safety data, and to evaluate prototype dosage forms for appropriate release and activity characteristics. Once the pharmaceutically active molecule is fully characterized, an initial purity profile of the agent is established. During this and subsequent stages of development, the agent is analyzed to confirm the integrity and quality of material produced. In addition, development and optimization of the initial dosage forms to be used in clinical trials are completed, together with analytical models to determine product stability and degradation. A bulk supply of the active ingredient to support the necessary dosing in initial clinical trials must be secured. Upon successful completion of pre-clinical safety and efficacy studies in animals, an IND submission is prepared and provided to the FDA for review prior to commencement of human clinical trials. The IND consists of the initial chemistry, analytical, formulation and animal testing data generated during the pre-clinical phase. The review period for an IND submission is 30 days, after which, if no comments are made by the FDA, the product candidate can be studied in Phase I clinical trials.

Clinical Phase.  Following successful submission of an IND, the sponsor is permitted to conduct clinical trials involving the administration of the investigational product candidate to human subjects under the supervision of qualified investigators in accordance with Good Clinical Practice, or GCP,. Clinical trials are conducted under protocols detailing, among other things, the objectives of the study and the parameters to be used in assessing the safety and the efficacy of the drug. Each protocol must be submitted to the FDA as part of the IND prior to beginning the trial. Each trial must be reviewed, approved and conducted under the auspices of an independent Institutional Review Board, and each trial, with limited exceptions, must include the patient’s informed consent. Typically, clinical evaluation involves the following time-consuming and costly three-phase sequential process:

•	Phase I. Phase I human clinical trials are conducted on a limited number of healthy individuals to determine the drug’s safety and tolerability and include biological analyses to determine the availability and metabolization of the active ingredient following administration. The total number of subjects and patients included in Phase I clinical trials varies, but is generally in the range of 20 to 80 people.

•	Phase II. Phase II clinical trials involve administering the drug to individuals who suffer from the target disease or condition to determine the drug’s potential efficacy and ideal dose. These clinical trials are typically well controlled, closely monitored, and conducted in a relatively small number of patients, usually involving no more than several hundred subjects. These trials require scale up for manufacture of increasingly larger batches of bulk chemical. These batches require validation analysis to confirm the consistent composition of the product.

•	Phase III. Phase III clinical trials are performed after preliminary evidence suggesting effectiveness of a drug has been obtained and safety (toxicity), tolerability, and an ideal dosing regimen have been established. Phase III clinical trials are intended to gather additional information about the effectiveness and safety that is needed to evaluate the overall benefit-risk relationship of the drug and to complete the information needed to provide adequate instructions for the use of the drug. Phase III trials usually include from several hundred to several thousand subjects.

Throughout the clinical phase, samples of the product made in different batches are tested for stability to establish shelf life constraints. In addition, large-scale production protocols and written standard operating procedures for each aspect of commercial manufacture and testing must be developePhase I, II, and III testing may not be completed successfully within any specified time period, if at all. The FDA closely monitors the progress of each of the three phases of clinical trials that are conducted under an IND and may, at its discretion, reevaluate, alter, suspend, or terminate the testing based upon the data accumulated to that point and the FDA’s assessment of the risk/benefit ratio to the patient. Clinical investigators, or IRBs, and companies may be subject to pre-approval, routine, or “for cause” inspections by the FDA for compliance with GCPs, and FDA regulations governing clinical investigations. The FDA may suspend or terminate clinical trials, or a clinical investigator’s participation in a clinical trial, at any time for various reasons, including a finding that the subjects or patients are being exposed to an unacceptable health risk. The FDA can also request additional clinical trials be conducted as a condition to product approval. Additionally, new government requirements may be established that could delay or prevent regulatory approval of our products under development. Furthermore, institutional review boards, which are independent entities constituted to protect human subjects in the institutions in which clinical trials are being conducted, have the authority to suspend clinical trials in their respective institutions at any time for a variety of reasons, including safety issues.

Post-Approval Phase.  After approval, we are still subject to continuing regulation by the FDA, including, but not limited to, record keeping requirements, submitting periodic reports to the FDA, reporting of any adverse experiences with the product, and complying with drug sampling and distribution requirements. In addition, we are required to maintain and provide updated safety and efficacy information to the FDA. We are also required to comply with requirements concerning advertising and promotional labeling. In that regard, our advertising and promotional materials must be truthful and not misleading. We are also prohibited from promoting any non-FDA approved or “off-label” indications of products. Failure to comply with those requirements could result in significant enforcement action by the FDA, including warning letters, orders to pull the promotional materials, and substantial fines. Also, quality control and manufacturing procedures must continue to conform to cGMP after approval.

Drug and biologics manufacturers and their subcontractors are required to register their facilities and products manufactured annually with the FDA and certain state agencies and are subject to periodic routine and unannounced inspections by the FDA to assess compliance with cGMP regulations. Facilities may also be subject to inspections by other federal, foreign, state, or local agencies. In addition, approved biological drug products may be subject to lot-by-lot release testing by the FDA before these products can be commercially distributed. Accordingly, manufacturers must continue to expend time, money, and effort in the area of production and quality control to maintain compliance with cGMP and other aspects of regulatory compliance. Future FDA inspections may identify compliance issues at our facilities or at the facilities that may disrupt production or distribution, or require substantial resources to correct.

In addition, following FDA approval of a product, discovery of problems with a product or the failure to comply with requirements may result in restrictions on a product, manufacturer, or holder of an approved marketing application, including withdrawal or recall of the product from the market or other voluntary or FDA-initiated action that could delay further marketing. Newly discovered or developed safety or effectiveness data may require changes to a product’s approved labeling, including the addition of new warnings and contraindications. Also, the FDA may require post-market testing and surveillance to monitor the product’s safety or efficacy, including additional clinical studies, known as Phase IV trials, to evaluate long-term effects.

Other Regulation in the United States

Health Care Coverage and Reimbursement by Third-Party Payors

Commercial success in marketing and selling our products depends, in part, on the availability of adequate coverage and reimbursement from third-party health care payors, such as government and private health insurers and managed care organizations. Third-party payers are increasingly challenging the pricing of medical products and services. Government and private sector initiatives to limit the growth of health care costs, including price regulation, competitive pricing, and managed-care arrangements, are continuing in many countries where we do business, including the United States. These changes are causing the marketplace to be more cost-conscious and focused on the delivery of more cost-effective medical products. Government programs, including Medicare and

Medicaid, private health care insurance companies, and managed-care plans control costs by limiting coverage and the amount of reimbursement for particular procedures or treatments. This has created an increasing level of price sensitivity among customers for our products. Some third-party payors also require that a favorable coverage determination be made for new or innovative medical devices or therapies before they will provide reimbursement of those medical devices or therapies. Even though a new medical product may have been cleared or approved for commercial distribution, we may find limited demand for the product until adequate coverage and reimbursement have been obtained from governmental and other third-party payors.

Fraud and Abuse Laws

In the United States, we are subject to various federal and state laws pertaining to healthcare fraud and abuse, which, among other things, prohibit the offer or acceptance of remuneration intended to induce or in exchange for the purchase of products or services reimbursed under a federal healthcare program and the submission of false or fraudulent claims with the government. These laws include the federal Anti-Kickback Statute, the False Claim Act and comparable state laws. These laws regulate the activities of entities involved in the healthcare industry, such as us, by limiting the kinds of financial arrangements such entities may have with healthcare providers who use or recommend the use of medical products (including for example, sales and marketing programs, advisory boards and research and educational grants). In addition, in order to ensure that healthcare entities comply with healthcare laws, the Office of Inspector General, or OIG, of the U.S. Department of Health and Human Services recommends that healthcare entities institute effective compliance programs. To assist in the development of effective compliance programs, the OIG has issued model Compliance Program Guidance, or CPG, materials for a variety of healthcare entities which, among other things, identify practices to avoid that may implicate the federal Anti-Kickback Statute and other relevant laws and describes elements of an effective compliance program. While compliance with the CPG materials is voluntary, a recent California law requires pharmaceutical and devices manufacturers to initiate compliance programs that incorporate the CPG and the July 2002 Pharmaceuticals Research and Manufacturers of America Code on Interactions with Healthcare Professionals.

Due to the scope and breadth of the provisions of some of these laws, it is possible that some of our practices might be challenged by the government under one or more of these laws in the future. Violations of these laws, which are discussed more fully below, can lead to civil and criminal penalties, damages, imprisonment, fines, exclusion from participation in Medicare, Medicaid and other federal health care programs, and the curtailment or restructuring of our operations. Any such violations could have a material adverse effect on our business, financial condition, results of operations or cash flows.

Anti-Kickback Laws.  Our operations are subject to federal and state anti-kickback laws. The federal Anti-Kickback Statute prohibits persons from knowingly and willfully soliciting, receiving, offering or providing remuneration directly or indirectly to induce either the referral of an individual for a good or service reimbursed under a federal healthcare program, or the furnishing, recommending, or arranging of a good or service, for which payment may be made under a federal healthcare program, such as Medicare or Medicaid. The definition of “remuneration” has been broadly interpreted to include anything of value, including such items as gifts, discounts, the furnishing of supplies or equipment, waiver of co-payments, and providing anything at less than its fair market value. Because the Anti-Kickback Statute makes illegal a wide variety of common (even beneficial) business arrangements, the OIG was tasked with issuing regulations, commonly known as “safe harbors,” that describe arrangements where the risk of illegal remuneration is minimal. As long as all of the requirements of a particular safe harbor are strictly met, the entity engaging in that activity will not be prosecuted under the federal Anti-Kickback Statute. The failure of a transaction or arrangement to fit precisely within one or more safe harbors does not necessarily mean that it is illegal or that prosecution will be pursued. However, business arrangements that do not fully satisfy an applicable safe harbor may result in increased scrutiny by government enforcement authorities, such as the OIG. Our agreements to pay compensation to our advisory board members and physicians who conduct clinical trials or provide other services for us may be subject to challenge to the extent they do not fall within relevant safe harbors under state and federal anti-kickback laws. In addition, many states have adopted laws similar to the federal Anti-Kickback Statute which apply to the referral of patients for healthcare services reimbursed by Medicaid, and some have adopted such laws with respect to private insurance. Violations of the Anti-Kickback

Statute are subject to significant fines and penalties and may lead to a company being excluded from participating in federal health care programs.

False Claims Laws.  The federal False Claims Act prohibits knowingly filing a false claim, knowingly causing the filing of a false claim, or knowingly using false statements to obtain payment from the federal government. Under the False Claims Act, such suits are known as “qui tam” actions, and those who bring such suits. Individuals may file suit on behalf of the government share in any amounts received by the government pursuant to a settlement. In addition, certain states have enacted laws modeled after the federal False Claims Act under the Deficit Reduction Act of 2005, the federal government created financial incentives for states to enact false claims laws consistent with the federal False Claims Act. As more states enact such laws, we expect the number of qui tam lawsuits to increase. Qui tam actions have increased significantly in recent years, causing greater numbers of healthcare companies to have to defend a false claims action, pay fines or be excluded from Medicare, Medicaid or other federal or state government healthcare programs as a result of investigations arising out of such actions.

HIPAA.  Two federal crimes were created under the Health Insurance Portability and Accountability Act of 1996, or HIPAA: healthcare fraud and false statements relating to healthcare matters. The healthcare fraud statute prohibits knowingly and willfully executing a scheme to defraud any healthcare benefit program, including private payors. The false statements statute prohibits knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services.

Health Information Privacy and Security

Individually identifiable health information is subject to an array of federal and state regulation. Federal rules promulgated pursuant to HIPAA regulate the use and disclosure of health information by “covered entities.” Covered entities include individual and institutional health care providers from which we may receive individually identifiable health information. These regulations govern, among other things, the use and disclosure of health information for research purposes, and require the covered entity to obtain the written authorization of the individual before using or disclosing health information for research. Failure of the covered entity to obtain such authorization could subject the covered entity to civil and criminal penalties. We may experience delays and complex negotiations as we deal with each entity’s differing interpretation of the regulations and what is required for compliance. Also, where our customers or contractors are covered entities, including hospitals, universities, physicians or clinics, we may be required by the HIPAA regulations to enter into “business associate” agreements that subject us to certain privacy and security requirements. In addition, many states have laws that apply to the use and disclosure of health information, and these laws could also affect the manner in which we conduct our research and other aspects of our business. Such state laws are not preempted by the federal privacy law where they afford greater privacy protection to the individual. While activities to assure compliance with health information privacy laws are a routine business practice, we are unable to predict the extent to which our resources may be diverted in the event of an investigation or enforcement action with respect to such laws.

Foreign Regulation

Whether or not we obtain FDA approval for a product, we must obtain approval of a product by the applicable regulatory authorities of foreign countries before we can commence clinical trials or marketing of the product in those countries. The approval process varies from country to country, and the time may be longer or shorter than that required for FDA approval. The requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement also vary greatly from country to country. Although governed by the applicable country, clinical trials conducted outside of the United States typically are administered under a three-phase sequential process similar to that discussed above for pharmaceutical products.

European Union Regulation

Medical Device Regulation.  Our Microcyn products are classified as medical devices in the European Union. In order to sell our medical device products within the European Union, we are required to comply with the requirements of the Medical Devices Directive, or MDD, and its national implementations, including affixing CE

Marks on our products. In order to comply with the MDD, we must meet certain requirements relating to the safety and performance of our products and, prior to marketing our products, we must successfully undergo verification of our product’s regulatory compliance, or conformity assessment.

Medical devices are divided into three regulatory classes: Class I, Class IIb and Class III. The nature of the conformity assessment procedures depends on the regulatory class of the product. We executed the conformity assessment for production quality assurance for Class IIb products for Dermacyn Wound Care. Compliance with production quality assurance is audited every year by a private entity certified by government regulators. In order to comply with the examination, we completed, among other things, a risk analysis and presented clinical data, which demonstrated that our products met the performance specifications claimed by us, provided sufficient evidence of adequate assessment of unwanted side effects and demonstrated that the benefits to the patient outweigh the risks associated with the device. We will be subject to continued supervision and will be required to report any serious adverse incidents to the appropriate authorities. We will also be required to comply with additional national requirements that are beyond the scope of the MDD.

We received our CE certificate for Dermacyn Wound Care as a Class IIb medical device in February 2005. We may not be able to maintain the requirements established for CE Marks for any or all of our products or be able to produce these products in a timely and profitable manner while complying with the requirements of the MDD and other regulatory requirements.

Marketing Authorizations for Drugs.  In order to obtain marketing approval of any of our drug products in Europe, we must submit for review an application similar to a U.S. NDA to the relevant authority. In contrast to the United States, where the FDA is the only authority that administers and approves NDAs, in Europe there are multiple authorities that administer and approve these applications. Marketing authorizations in Europe expire after five years but may be renewed.

We believe that our Microcyn-based drugs will be reviewed by the Committee for Medicinal Products for Human Use, or CHMP, on behalf of the European Medicines Agency, or EMEA. Based upon the review of the CHMP, the EMEA provides an opinion to the European Commission on the safety, quality and efficacy of the drug. The decision to grant or refuse an authorization is made by the European Commission.

Approval of applications can take several months to several years, or may be denied. This approval process can be affected by many of the same factors relating to safety, quality and efficacy as in the approval process for NDAs in the United States. As in the United States, European drug regulatory authorities can require us to perform additional non-clinical studies and clinical trials. The need for such studies or trials, if imposed, may delay marketing approval and involve unanticipated costs. Inspection of clinical investigation sites by a competent authority may also be required as part of the regulatory approval procedure. In addition, as a condition of marketing approval, regulatory agencies in Europe may require post-marketing surveillance to monitor for adverse effects, or other additional studies as deemed appropriate. The terms of any approval, including labeling content, may be more restrictive than expected and could affect the marketability of a product. In addition, after approval for the initial indication, further clinical studies are usually necessary to gain approval for any additional indications.

European GMP.  In the European Union, the manufacture of pharmaceutical products and clinical trial supplies is subject to good manufacturing practice, or GMP, as set forth in the relevant laws and guidelines. Compliance with GMP is generally assessed by the competent regulatory authorities. They may conduct inspections of relevant facilities, and review manufacturing procedures, operating systems and personnel qualifications. In addition to obtaining approval for each product, in many cases each drug manufacturing facility must be approved. Further inspections may occur over the life of the product.

Mexico.  The MOH is the authority in charge of sanitary controls in Mexico. Sanitary controls are a group of practices related to the orientation, education, testing, verification and application of security measures and sanctions exercised by the MOH. The MOH acts by virtue of the Federal Commission for the Protection against Sanitary Risks, or COFEPRIS, a decentralized entity of the MOH whose mission is to protect the population against sanitary risks, by means of centralized sanitary regulations, controls and by raising public awareness.

The MOH is responsible for the issuance of Official Mexican Standards and specifications for drugs subject to the provisions of the General Health Law, which govern the process and specifications of drugs, including the obtaining, preparation, manufacturing, maintenance, mixture, conditioning, packaging, handling, transport, distribution, storage and supply of products to the public at large. In addition, a medical device is defined as a device that may contain antiseptics or germicides used in surgical practice or in the treatment of continuity solutions, skin injuries or its attachments.

Regulations applicable to medical devices and drugs are divided into two sections: the business that manufactures the medical device or drug and the product itself.

Manufacturing a Medical Device or Drug.  Under the General Health Law, a business that manufactures drugs is either required to obtain a Sanitary Authorization or to file an Operating Notice. Our Mexico subsidiary, Oculus Technologies of Mexico, S.A. de C.V. is considered a business that manufactures medical devices and therefore is not subject to a Sanitary Authorization, but rather only an Operating Notice.

In addition to its Operating Notice, our Mexico subsidiary has obtained a “Good Processing Practices Certificate” issued by COFEPRIS, which demonstrates that the manufacturing of Microcyn at the facility located in Zapopan, Mexico, operates in accordance with the applicable official standards.

Commercialization of Drugs and Medical Devices.  Drugs and medical devices should be commercialized in appropriate packaging containing labels printed in accordance with specific official standards. For medical devices, there are no specific standards or regulations related to the labeling of the product, but rather only a general standard related to the labeling for all types of products to be commercialized in Mexico. Advertising of medical devices is regulated in the General Health Law and in the specific regulations of the General Health Law related to advertising. Generally, the advertising of medical devices is subject to a permit only in the case that such advertising is directed to the general public.

Medical Devices and Drugs as a Product.  To produce, sell or distribute medical devices, a Sanitary Registry is required in accordance with the General Health Law and the Regulation for Drugs. Such registry is granted for a term of five years, and this term may be extended. The Sanitary Registry may be revoked if the interested party does not request the extension in the term or the product or the manufacturer or the raw material is changed without the permission of the MOH.

The MOH classifies the medical devices in three classes:

•	Class I. Devices for which safety and effectiveness have been duly proved and are generally not used inside the body;

•	Class II. Devices that may vary with respect to the material used for its fabrication or in its concentration and generally used in the inside of the body for a period no greater than 30 days; and

•	Class III. New devices or recently approved devices in the medical practice or those used inside the body and which shall remain inside the body for a period greater than 30 days.

Violation of these regulations may result in the revocation of the registrations or approvals, and, in addition, economic fines. In some cases, such violations may constitute criminal actions.

In addition, regulatory approval of prices is required in most countries other than the United States, which could result in lengthy negotiations delaying our ability to commercialize our products. We face the risk that the prices which result from the regulatory approval process would be insufficient to generate an acceptable return.

Our Employees

As of July 17, 2009, we had 43 full-time employees and 3 part-time employees. We are not a party to any collective bargaining agreements. We believe our relations with our employees are good.

Reports to Security Holders

This registration statement, including all exhibits, and other materials we file with the Securities and Exchange Commission, may be inspected without charge, and copies of these materials may also be obtained upon the payment of prescribed fees, at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549, on

official business days during the hours of 10 a.m. to 3 p.m. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. Copies of all of our filings with the Commission may be viewed on the SEC’s Internet web site at http://www.sec.gov. We maintain a website at www.oculusis.com. The information on our website does not form a part of this prospectus.

DESCRIPTION OF PROPERTY

We currently lease approximately 12,000 square feet of office, research and manufacturing space in Petaluma, California, which serves as our principal executive offices. We also lease approximately 28,000 square feet of office space in an adjacent building for research and development under the lease agreement. The lease was scheduled to expire on September 30, 2007. On September 13, 2007, we entered into Amendment No. 4 to the property lease agreement for our facility in Petaluma, California. The amendment extended the lease expiration date to September 30, 2010. On May 18, 2009, we entered into Amendment No. 5 for our facility in Petaluma, California. Pursuant to this amendment, we agreed to surrender 8,534 square feet of office space and extended the lease expiration on the remaining lease to September 30, 2011.

We lease approximately 12,000 square feet of office and manufacturing space and approximately 5,000 square feet of warehouse space in Zapopan, Mexico, under a lease that expires in April 2011 and 2009. We believe the portion of the lease that expired in April 2009 will be renewed on similar terms. We lease approximately 5,000 square feet of office space and approximately 14,000 square feet of manufacturing and warehouse space in Sittard, the Netherlands, under a lease that was scheduled to expire on January 31, 2009. On February 15, 2008, we extended this lease to January 2011. On February 1, 2009, we amended this lease to expire on September 1, 2009. As we expand, we may need to establish manufacturing facilities in other countries.

We believe that our properties will be adequate to meet our needs through March 2010.

LEGAL PROCEEDINGS

We may be involved from time to time in ordinary litigation, negotiation and settlement matters that will not have a material effect on our operations or finances. We are not aware of any pending or threatened litigation against us or our officers and directors in their capacity as such that could have a material impact on our operations or finances.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND
RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is quoted on the NASDAQ Capital Market under the symbol “OCLS.” and has been trading since our initial public offering on January 25, 2007. The following table sets forth the high and low sales prices for our common stock for each quarter during the last two fiscal years as reported on Bloomberg.

For the Fiscal Year Ended March 31, 2010	High	Low

Second Quarter ended September 30, 2009*	$3.50	$2.46
First Quarter ended June 30, 2009	$5.75	$1.00
For the Fiscal Year Ended March 31, 2009
Fourth Quarter ended March 31, 2009	$1.90	$0.72
Third Quarter ended December 31, 2008	$1.93	$0.27
Second Quarter ended September 30, 2008	$3.32	$0.20
First Quarter ended June 30, 2008	$5.38	$2.35
For the Fiscal Year Ended March 31, 2008
Fourth Quarter ended March 31, 2008	$7.29	$3.20
Third Quarter ended December 31, 2007	$7.86	$3.71
Second Quarter ended September 30, 2007	$11.48	$4.84
First Quarter ended June 30, 2007	$8.75	$5.66

*	As reported through July 17, 2009

Holders

As of May 20, 2009, we had approximately 577 holders of record of our common stock. Holders of record include nominees who may hold shares on behalf of multiple owners.

Dividends

We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay any cash dividends on our common stock in the foreseeable future.

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of the
Board of Directors and Shareholders
of Oculus Innovative Sciences, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Oculus Innovative Sciences, Inc. and Subsidiaries (the “Company”) as of March 31, 2009 and 2008, and the related consolidated statements of operations, comprehensive loss, changes in stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Oculus Innovative Sciences, Inc. and Subsidiaries, as of March 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company incurred a $17,656,000 loss and used $16,832,000 of cash in its operating activities for the year ended March 31, 2009. The Company has limited capital resources and must raise additional capital in order to sustain operations. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with respect to these matters are also discussed in Note 2 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

/s/  Marcum LLP

New York, NY
June 10, 2009

OCULUS INNOVATIVE SCIENCES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31,
	2009	2008
	(In thousands, except share and per share amounts)

ASSETS
Current assets:
Cash and cash equivalents	$1,921	$18,823
Accounts receivable, net	923	770
Inventory, net	340	259
Prepaid expenses and other current assets	758	1,098

Total current assets	3,942	20,950
Property and equipment, net	1,432	2,303
Debt issuance costs, net	—	304
Other assets	73	55

Total assets	$5,447	$23,612

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,565	$2,977
Accrued expenses and other current liabilities	853	2,460
Current portion of long-term debt	255	1,994
Current portion of capital lease obligations	6	19

Total current liabilities	2,679	7,450
Deferred revenue	425	523
Long-term debt, less current portion	74	205
Capital lease obligations, less current portion	—	6

Total liabilities	3,178	8,184

Commitments and Contingencies
Stockholders’ Equity
Convertible preferred stock, $0.0001 par value; 5,000,000 shares authorized, none issued and outstanding at March 31, 2009 and 2008	—	—
Common stock, $0.0001 par value; 100,000,000 shares authorized, 18,402,820 and 15,905,613 shares issued and outstanding at March 31, 2009 and 2008, respectively	2	2
Additional paid-in capital	113,803	109,027
Accumulated other comprehensive loss	(3,054)	(2,775)
Accumulated deficit	(108,482)	(90,826)

Total stockholders’ equity	2,269	15,428

Total liabilities and stockholders’ equity	$5,447	$23,612

The accompanying footnotes are an integral part of these consolidated financial statements.

OCULUS INNOVATIVE SCIENCES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Year Ended March 31,
	2009	2008
	(In thousands, except
	per share amounts)

Revenues
Product	$4,415	$2,881
Service	973	954

Total revenues	5,388	3,835
Cost of revenues
Product	1,673	1,774
Service	913	977

Total cost of revenues	2,586	2,751

Gross profit	2,802	1,084
Operating expenses
Research and development	6,252	9,778
Selling, general and administrative	13,857	13,731

Total operating expenses	20,109	23,509

Loss from operations	(17,307)	(22,425)
Interest expense	(437)	(1,016)
Interest income	152	630
Other income (expense), net	(64)	2,472

Net loss available to common stockholders	$(17,656)	$(20,339)

Net loss per common share: basic and diluted	$(1.09)	$(1.60)

Weighted-average number of shares used in per common share calculations:
Basic and diluted	16,221	12,737

Other comprehensive loss, net of tax
Net loss	$(17,656)	$(20,339)
Foreign currency translation adjustments	(279)	(2,411)

Comprehensive loss	$(17,935)	$(22,750)

The accompanying footnotes are an integral part of these consolidated financial statements.

OCULUS INNOVATIVE SCIENCES, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

				Accumulated
	Common Stock		Additional	Other
	($0.0001 par Value)		Paid in	Comprehensive	Accumulated
	Shares	Amount	Capital	(Loss)	Deficit	Total
	(In thousands, except share and per share amounts)

Balance, April 1, 2007	11,844,411	$1	$85,751	$(364)	$(70,487)	$14,901
Issuance of common stock in connection with August 13, 2007 offering, net of commissions, expenses and other offering costs	1,262,500	—	9,124	—	—	9,124
Issuance of common stock in connection with March 31, 2008 offering, net of commissions, expenses and other offering costs	2,634,578	—	12,613	—	—	12,613
Issuance of common stock in connection with exercise of stock options	119,375	—	67	—	—	67
Issuance of common stock in connection with exercise of warrants	44,749	1	134	—	—	135
Amortization of stock-based compensation	—	—	148	—	—	148
Non-employee stock-based compensation	—	—	7	—	—	7
Employee stock-based compensation expense recognized under SFAS No. 123R, net of forfeitures	—	—	1,006	—	—	1,006
Fair value of common stock purchase warrants issued to non-employees	—	—	177	—	—	177
Foreign currency translation adjustment	—	—		(2,411)		(2,411)
Net loss	—	—	—	—	(20,339)	(20,339)

Balance, March 31, 2008	15,905,613	$2	$109,027	$(2,775)	$(90,826)	$15,428
Issuance of common stock in connection with April 1, 2008 closing of offering, net of commissions, expenses and other offering costs	18,095	—	36	—	—	36
Issuance of common stock in connection with February 6, 2009 offering, net of commissions, expenses and other offering costs	1,499,411	—	1,514	—	—	1,514
Issuance of common stock in connection with February 24, 2009 offering, net of commissions, expenses and other offering costs	854,701	—	948	—	—	948
Issuance of common stock in connection with exercise of stock options	105,000	—	15	—	—	15
Issuance of common stock for services	20,000	—	21	—	—	21
Amortization of stock-based compensation	—	—	101	—	—	101
Employee stock-based compensation expense recognized under SFAS No. 123R, net of forfeitures	—	—	2,035	—	—	2,035
Fair value of common stock purchase warrants issued to non-employees	—	—	106	—	—	106
Foreign currency translation adjustment	—	—		(279)		(279)
Net loss	—	—	—	—	(17,656)	(17,656)

Balance, March 31, 2009	18,402,820	$2	$113,803	$(3,054)	$(108,482)	$2,269

The accompanying footnotes are an integral part of these consolidated financial statements.

OCULUS INNOVATIVE SCIENCES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended March 31,
	2009	2008
	(In thousands)

Cash flows from operating activities
Net loss from operations	$(17,656)	$(20,339)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	768	740
Provision for doubtful accounts	29	57
Provision for obsolete inventory	39	230
Stock-based compensation	2,263	1,339
Non-cash interest expense	304	522
Foreign currency transaction losses (gains)	64	(2,594)
Loss on disposal of assets	235	5
Changes in operating assets and liabilities:
Accounts receivable	(379)	580
Inventories	(177)	(180)
Prepaid expenses and other current assets	598	282
Accounts payable	(1,332)	393
Accrued expenses and other liabilities	(1,588)	1,519

Net cash used in operating activities	(16,832)	(17,446)

Cash flows from investing activities:
Purchases of property and equipment	(393)	(617)
Long-term deposits	(31)	—

Net cash used in investing activities	(424)	(617)

Cash flows from financing activities:
Proceeds from issuance of common stock, net of offering costs	2,499	21,737
Proceeds from issuance of common stock upon exercise of stock options and warrants	15	202
Cash restricted for repayment of debt	—	2,000
Principal payments on debt	(2,119)	(6,090)
Payments on capital lease obligations	(19)	(17)

Net cash provided by financing activities	376	17,832

Effect of exchange rate on cash and cash equivalents	(22)	4
Net decrease in cash and cash equivalents	(16,902)	(227)
Cash and cash equivalents, beginning of year	18,823	19,050

Cash and cash equivalents, end of year	$1,921	$18,823

Supplemental disclosure of cash flow information:
Cash paid for interest	$154	$591

Non-cash investing and financing activities:
Equipment and insurance premiums financed	$249	$253

The accompanying footnotes are an integral part of these consolidated financial statements.

OCULUS INNOVATIVE SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 —	The Company

Organization

Oculus Innovative Sciences, Inc. (the “Company”) was incorporated under the laws of the State of California in April 1999 and was reincorporated under the laws of the State of Delaware in December 2006. The Company’s principal office is located in Petaluma, California. The Company develops, manufactures and markets a family of products intended to prevent and treat infections in chronic and acute wounds. The Company’s platform technology, called Microcyn, is a proprietary oxychlorine small molecule formulation that is designed to treat a wide range of organisms that cause disease, or pathogens, including viruses, fungi, spores and antibiotic resistant strains of bacteria. The Company conducts its business worldwide, with significant subsidiaries in Europe and Mexico.

NOTE 2 —	Going Concern, Liquidity and Financial Condition

The Company incurred net losses of $17,656,000 for the year ended March 31, 2009. At March 31, 2009, the Company’s accumulated deficit amounted to $108,482,000. The Company had working capital of $1,263,000 as of March 31, 2009. The Company needs to raise additional capital from external sources in order to sustain its operations while continuing the longer term efforts contemplated under its business plan. The Company expects to continue incurring losses for the foreseeable future and must raise additional capital to pursue its product development initiatives, penetrate markets for the sale of its products and continue as a going concern. The Company cannot provide any assurance that it will raise additional capital. Management believes that the Company has access to capital resources through possible public or private equity offerings, debt financings, corporate collaborations or other means; however, the Company has not secured any commitment for new financing at this time nor can it provide any assurance that new financing will be available on commercially acceptable terms, if at all. If the economic climate in the U.S. does not improve or continues to deteriorate, the Company’s ability to raise additional capital could be negatively impacted. If the Company is unable to secure additional capital, it may be required to curtail its research and development initiatives and take additional measures to reduce costs in order to conserve its cash in amounts sufficient to sustain operations and meet it obligations. These measures could cause significant delays in the Company’s efforts to commercialize its products in the United States, which is critical to the realization of its business plan and the future operations of the Company. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that may be necessary should the Company be unable to continue as a going concern.

As described in Note 13, on April 1, 2008, the Company conducted a closing of 18,095 shares of its common stock at a purchase price of $5.25 per share, and warrants to purchase an aggregate of 9,047 shares of common stock at an exercise price of $6.85 per share for gross proceeds of $95,000 (net proceeds of $36,000 after deducting the placement agent’s commission and other offering expenses).

As described in Note 13, on February 6, 2009, the Company entered into Purchase Agreements with a group of accredited investors whereby it raised $1,752,803 in gross proceeds (net proceeds of $1,514,000 after deducting the placement agent’s commission and other offering expenses) through a private placement of 1,499,411 shares.

As described in Note 13, on February 24, 2009, the Company entered into a Purchase Agreement with Robert Burlingame, a director of the Company, and an accredited investor. Pursuant to the terms of the Purchase Agreement, the investors agreed to make a $3,000,000 investment in the Company. The investors paid $1,000,000 (net proceeds of $948,000 after deducting offering expenses) for 854,701 shares of common stock on February 24, 2009 and agreed to purchase 1,709,402 shares of common stock for $2,000,000 no later than August 1, 2009.

On June 1, 2009, the Company issued the remaining securities related to the February 24, 2009 private placement (Note 13). The issuance comprised of an aggregate of 1,709,402 shares of common stock, Series A Warrants to purchase an aggregate of 1,000,000 shares of common stock and Series B Warrants to purchase an

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

aggregate of 1,333,333 shares of common stock to the Investors pro rata to the investment amount of each Investor. The Company received $2,000,000 in connection with this transaction. (Note 18).

The Company has used, or intends to use, the proceeds from the offerings described above principally for general corporate purposes, including working capital.

NOTE 3 —	Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Aquamed Technologies, Inc., Oculus Technologies of Mexico S.A. de C.V. (“OTM”), Oculus Innovative Sciences Netherlands, B.V. (“OIS Europe”), and Oculus Innovative Sciences K.K. (“OIS Japan”). On January 20, 2009, the Company dissolved OIS Japan. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent liabilities at the dates of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates. Significant estimates and assumptions include reserves and write-downs related to receivables and inventories, deferred taxes and related valuation allowances and valuation of equity instruments.

Revenue Recognition

The Company generates revenue from sales of its products to hospitals, medical centers, doctors, pharmacies, and distributors. The Company sells its products directly to third parties and to distributors through various cancelable distribution agreements. The Company has also entered into agreements to license its technology.

The Company also provides regulatory compliance testing and quality assurance services to medical device and pharmaceutical companies.

The Company applies the revenue recognition principles set forth in Securities and Exchange Commission Staff Accounting Bulletin (“SAB”) 104 “Revenue Recognition” with respect to all of its revenue. Accordingly, the Company records revenue when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred, (iii) the fee is fixed or determinable, and (iv) collectability of the sale is reasonably assured.

The Company requires all of its product sales to be supported by evidence of a sale transaction that clearly indicates the selling price to the customer, shipping terms and payment terms. Evidence of an arrangement generally consists of a contract or purchase order approved by the customer. The Company has ongoing relationships with certain customers from which it customarily accepts orders by telephone in lieu of purchase orders.

The Company recognizes revenue at the time in which it receives a confirmation that the goods were either tendered at their destination when shipped “FOB destination,” or transferred to a shipping agent when shipped “FOB shipping point.” Delivery to the customer is deemed to have occurred when the customer takes title to the product. Generally, title passes to the customer upon shipment, but could occur when the customer receives the product based on the terms of the agreement with the customer.

The selling prices of all goods that the Company sells are fixed, and agreed to with the customer, prior to shipment. Selling prices are generally based on established list prices. The Company does not customarily permit its customers to return any of its products for monetary refunds or credit against completed or future sales. The

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Company, from time to time, may replace expired goods on a discretionary basis. The Company records these types of adjustments, when made, as a reduction of revenue. Sales adjustments were insignificant during the years ended March 31, 2009 and 2008.

The Company evaluates the creditworthiness of new customers and monitors the creditworthiness of its existing customers to determine whether events or changes in their financial circumstances would raise doubt as to the collectability of a sale at the time in which a sale is made. Payment terms on sales made in the United States are generally 30 days and internationally, generally range from 30 days to 90 days.

In the event a sale is made to a customer under circumstances in which collectability is not reasonably assured, the Company either requires the customer to remit payment prior to shipment or defers recognition of the revenue until payment is received. The Company maintains a reserve for amounts which may not be collectible due to risk of credit losses.

Additionally, the Company’s treatment for recognizing revenue related to distributors’ that have the inability to provide inventory or product sell-through reports on a timely basis, is to defer and recognize revenue when payment is received. The Company believes the receipt of payment is the best indication of product sell-through.

The Company has entered into distribution agreements in Europe. Recognition of revenue and related cost of revenue from product sales is deferred until the product is sold from the distributors to their customers.

When the Company receives letters of credit and the terms of the sale provide for no right of return except to replace defective product, revenue is recognized when the letter of credit becomes effective and the product is shipped.

License revenue is generated through agreements with strategic partners for the commercialization of Microcyn products. The terms of the agreements typically include non-refundable upfront fees. In accordance with Emerging Issues Task Force (“EITF”) Issue No. 00-21, “Revenue Arrangements with Multiple Deliverables”, the Company analyzes multiple element arrangements to determine whether the elements can be separated. Analysis is performed at the inception of the arrangement and as each product is delivered. If a product or service is not separable, the combined deliverables are accounted for as a single unit of accounting and recognized over the performance obligation period.

Assuming the elements meet the EITF No. 00-21 criteria for separation and the SAB 104 requirements for recognition, the revenue recognition methodology prescribed for each unit of accounting is summarized below:

When appropriate, the Company defers recognition of non-refundable upfront fees. If it has continuing performance obligations then such up-front fees are deferred and recognized over the period of continuing involvement.

The Company recognizes royalty revenues from licensed products upon the sale of the related products.

Revenue from consulting contracts is recognized as services are provided. Revenue from testing contracts is recognized as tests are completed and a final report is sent to the customer.

Sales Tax and Value Added Taxes

In accordance with the guidance of EITF Issue No. 06-3, “How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement”, the Company accounts for sales taxes and value added taxes imposed on its goods and services on a net basis in the consolidated statement of operations.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash equivalents may be invested in money market funds, commercial paper, variable rate demand instruments, and certificates of deposits.

Restricted Cash

In connection with the Company’s building lease agreement for its Netherlands facility (Note 12), the Company is required to maintain a security deposit in a restricted cash account. On February 1, 2009, the Company and the property owner entered into a lease termination agreement. Pursuant to the agreement, the lease expiration date was changed from January 31, 2011 to September 1, 2009. Accordingly, the Company recorded $26,000 of restricted cash in prepaid expenses and other current assets in the March 31, 2009 accompanying consolidated balance sheet. Additionally, the Company recorded $55,000 of restricted cash in other long-term assets in the March 31, 2008 accompanying consolidated balance sheet.

Concentration of Credit Risk and Major Customers

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash, cash equivalents and accounts receivable. Cash and cash equivalents are maintained in financial institutions in the United States, Mexico and the Netherlands. The Company is exposed to credit risk in the event of default by these financial institutions for amounts in excess of the Federal Deposit Insurance Corporation insured limits. Cash and cash equivalents held in foreign banks are intentionally kept at minimal levels, and therefore have minimal credit risk associated with them.

The Company grants credit to its business customers, which are primarily located in Mexico, Europe and the United States. Collateral is generally not required for trade receivables. The Company maintains allowances for potential credit losses. Two customers represented a total of 29% and two customer represented 28% of the net accounts receivable balance at March 31, 2009 and 2008, respectively. During the years ended March 31, 2009 and 2008, three customers represented 21% and three customers represented 23% of sales, respectively.

Accounts Receivable

Trade accounts receivable are recorded net of allowances for cash discounts for prompt payment, doubtful accounts, and sales returns. Estimates for cash discounts and sales returns are based on analysis of contractual terms and historical trends. With respect to government chargebacks, the Mexican Ministry of Health’s (“MOH”) policy is to levy penalties on its vendors for product received after scheduled delivery times. The Company has not incurred any such chargebacks to date; however, such penalties (if incurred) would be recorded as a reduction of revenue and the related accounts receivable balance.

The Company’s policy is to reserve for uncollectible accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable. The Company periodically reviews its accounts receivable to determine whether an allowance for doubtful accounts is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Other factors that the Company considers include its existing contractual obligations, historical payment patterns of its customers and individual customer circumstances, an analysis of days sales outstanding by customer and geographic region, and a review of the local economic environment and its potential impact on government funding and reimbursement practices. Account balances deemed to be uncollectible are charged to the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The allowance for doubtful accounts at March 31, 2009 and 2008 represents probable credit losses in the amounts of $51,000 and $31,000, respectively.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Inventories

Inventories are stated at the lower of cost, cost being determined on a standard cost basis (which approximates actual cost on a first-in, first-out basis), or market.

Due to changing market conditions, estimated future requirements, age of the inventories on hand and production of new products, the Company regularly reviews inventory quantities on hand and records a provision to write down excess and obsolete inventory to its estimated net realizable value. The Company recorded reserves to reduce the carrying amounts of inventories to their net realizable value in the amounts of $71,000 and $208,000 for the years ended March 31, 2009 and 2008, respectively.

Fair Value of Financial Assets and Liabilities

Financial instruments, including cash and cash equivalents, accounts payable and accrued liabilities are carried at cost, which management believes approximates fair value due to the short-term nature of these instruments. The fair value of capital lease obligations and equipment loans approximates its carrying amounts as a market rate of interest is attached to their repayment.

The Company measures the fair value of financial assets and liabilities based on the guidance of Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“Statement No. 157”) which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. Effective April 1, 2008, the Company adopted the provisions of Statement No. 157 for financial assets and liabilities, as well as for any other assets and liabilities that are carried at fair value on a recurring basis. The adoption of the provisions of Statement No. 157 did not materially impact the Company’s consolidated financial position and results of operations.

Statement No. 157 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Statement No. 157 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Statement No. 157 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

At March 31, 2009 there were no assets or liabilities subject to additional disclosure under Statement No. 157.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the respective assets. Depreciation of leasehold improvements is computed using the straight-line method over the lesser of the estimated useful life of the improvement or the remaining term of the lease. Estimated useful asset life by classification is as follows:

Years

Office equipment	3
Manufacturing, lab and other equipment	5
Furniture and fixtures	7

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Upon retirement or sale, the cost and related accumulated depreciation are removed from the consolidated balance sheet and the resulting gain or loss is reflected in operations. Maintenance and repairs are charged to operations as incurred.

Impairment of Long-Lived Assets

The Company periodically reviews the carrying values of its long lived assets in accordance with SFAS 144 “Long Lived Assets” when events or changes in circumstances would indicate that it is more likely than not that their carrying values may exceed their realizable values, and records impairment charges when considered necessary. Specific potential indicators of impairment include, but are not necessarily limited to:

•	a significant decrease in the fair value of an asset;

•	a significant change in the extent or manner in which an asset is used or a significant physical change in an asset;

•	a significant adverse change in legal factors or in the business climate that affects the value of an asset;

•	an adverse action or assessment by the U.S. Food and Drug Administration or another regulator;

•	an accumulation of costs significantly in excess of the amount originally expected to acquire or construct an asset; and operating or cash flow losses combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with an income-producing asset.

When circumstances indicate that an impairment may have occurred, the Company tests such assets for recoverability by comparing the estimated undiscounted future cash flows expected to result from the use of such assets and their eventual disposition to their carrying amounts. In estimating these future cash flows, assets and liabilities are grouped at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows generated by other such groups. If the undiscounted future cash flows are less than the carrying amount of the asset, an impairment loss, measured as the excess of the carrying value of the asset over its estimated fair value, will be recognized. The cash flow estimates used in such calculations are based on estimates and assumptions, using all available information that management believes is reasonable.

Research and Development

Research and development expense is charged to operations as incurred and consists primarily of personnel expenses, clinical and regulatory services and supplies. For the years ended March 31, 2009 and 2008, research and development expense amounted to $6,252,000 and $9,778,000, respectively.

Advertising Costs

Advertising costs are expenses are incurred. Advertising costs amounted to $170,000 and $130,000, for the years ended March 31, 2009 and 2008, respectively. Advertising costs are included in selling, general and administrative expenses in the accompanying consolidated statements of operations.

Shipping and Handling Costs

The Company applies the guidelines enumerated in Emerging Issues Task Force Issue (“EITF”) 00-10 “Accounting for Shipping and Handling Fees and Costs” with respect to its shipping and handling costs. Accordingly, the Company classifies amounts billed to customers related to shipping and handling in sale transactions as revenue. Shipping and handling costs incurred are recorded in cost of product revenues. For the years ended March 31, 2009 and 2008, the Company recorded shipping and handling costs of $24,000 and $20,000, respectively.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Foreign Currency Reporting

The consolidated financial statements are presented in United States Dollars in accordance with Statement of Financial Accounting Standard (“SFAS”) No. 52, “Foreign Currency Translation” (“SFAS 52”). Accordingly, the Company’s subsidiary, OTM uses the local currency (Mexican Pesos) as its functional currency, OIS Europe uses the local currency (Euro) as its functional currency and OIS Japan uses the local currency (Yen) as its functional currency. Assets and liabilities are translated at exchange rates in effect at the balance sheet date, and revenue and expense accounts are translated at average exchange rates during the period. Resulting translation adjustments were recorded in accumulated other comprehensive loss in the accompanying consolidated balance sheets at March 31, 2009 and March 31, 2008. On January 20, 2009 the Company dissolved OIS Japan. This transaction resulted in a reclassification adjustment of $96,000 from other comprehensive loss to other income in the accompanying statement of operations for the year ended March 31, 2009.

Foreign currency transaction gains (losses) relate primarily to working capital loans that the Company has made to its subsidiary OIS Japan and trade payables and receivables between subsidiaries OTM and OIS Europe. These transactions are expected to be settled in the foreseeable future. The Company recorded foreign currency transaction gains (losses) of $(64,000) and $2,594,000 for the years ended March 31, 2009 and 2008, respectively. The related gains (losses) were recorded in other income (expense) in the accompanying consolidated statements of operations.

The Company and its OTM and OIS Europe subsidiaries periodically re-evaluate the operating plans and liquidity circumstances of each operating subsidiaries. The Company and its Mexico and Netherlands subsidiaries determined that the subsidiaries lack the ability to repay the outstanding balances of their respective intercompany loans in the foreseeable future. As a result, the Company renegotiated the terms of its notes with its Mexico and Netherlands subsidiaries. The Company’s board of directors memorialized the working capital loan agreements. The terms of the new loan agreements extend the maturity date of the loans plus all accrued interest for an additional five years to April 1, 2013. In the event the loans cannot be settled at the maturity date, the parties may agree that the loans will be renewed for periods of three years. The Company and its subsidiaries have agreed that interest will accrue at the initial rate of 4.65% and shall be adjusted upward to the applicable federal rate, or AFR, for mid-term debt established by the U.S. Internal Revenue Service if the AFR for mid-term debt is higher than the initial rate on the first day of each calendar quarter.

Due to the renegotiation of the loans and the lack of ability to predict if the loans will be settled in the foreseeable future, the Company believes it was appropriate to evaluate its treatment of foreign exchange gains and losses resulting from the translation of the loans from local currency to U.S. Dollars. In accordance with the provisions of SFAS 52, if it is determined that an intercompany loan will not be repaid in the foreseeable future, foreign exchange gains and losses related to the translation of the loans from local currency to U.S. Dollars should be classified as other comprehensive income and loss. The Company believes that given the inability to foresee settlement of the loans, it is appropriate to record the exchange gains and losses related to these loans in other comprehensive income and loss.

Stock-Based Compensation

Prior to April 1, 2006, the Company accounted for stock-based employee compensation arrangements in accordance with the provisions of APB No. 25, “Accounting for Stock Issued to Employees,” and its related interpretations and applied the disclosure requirements of SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure, an amendment of FASB Statement No. 123.” The Company used the minimum value method to measure the fair value of awards issued prior to April 1, 2006 with respect to its application of the disclosure requirements under SFAS No. 123.

Effective April 1, 2006, the Company adopted SFAS No. 123(R) “Share Based Payment” (“SFAS 123(R)”). This statement is a revision of SFAS No. 123, and supersedes APB Opinion No. 25, and its related implementation

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

guidance. SFAS 123(R) addresses all forms of share based payment (“SBP”) awards including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights. Under SFAS 123(R), SBP awards result in a cost that will be measured at fair value on the awards’ grant date, based on the estimated number of awards that are expected to vest and will result in a charge to operations.

The Company had a choice of two attribution methods for allocating compensation costs under SFAS 123(R): the “straight-line method,” which allocates expense on a straight-line basis over the requisite service period of the last separately vesting portion of an award, or the “graded vesting attribution method,” which allocates expense on a straight-line basis over the requisite service period for each separately vesting portion of the award as if the award was, in substance, multiple awards. The Company chose the former method and amortized the fair value of each option on a straight-line basis over the requisite period of the last separately vesting portion of each award.

Under SFAS 123(R), nonpublic entities, including those that become public entities after June 15, 2005, that used the minimum value method of measuring equity share options and similar instruments for either recognition or pro forma disclosure purposes under SFAS No. 123 are required to apply SFAS 123(R) prospectively to new awards and to awards modified, repurchased, or cancelled after the date of adoption. In addition, SFAS 123(R), requires such entities to continue accounting for any portion of awards outstanding at the date of initial application using the accounting principles originally applied to those awards. Accordingly, stock-based compensation expense relating to awards granted prior to April 1, 2006 that are expected to vest in periods ending after April 1, 2006 were being recorded in accordance with the provisions of APB 25 and its related interpretive guidance.

The Company has adopted the prospective method with respect to accounting for its transition to SFAS 123(R). Accordingly, the Company recognized in salaries and related expense in the accompanying consolidated statements of operations $101,000 and $148,000 of stock-based compensation expense during the years ended March 31, 2009 and 2008, respectively, which represents the intrinsic value amortization of options granted prior to April 1, 2006 that the Company is continuing to account for using the recognition and measurement principles prescribed under APB 25. The Company also recognized in salaries and related expense in the accompanying consolidated statements of operations $2,035,000 and $1,006,000 of stock-based compensation expense during the years ended March 31, 2009 and 2008, respectively, which represents the amortization of the fair value of options granted subsequent to adoption of SFAS 123(R).

Non-Employee Stock-Based Compensation

The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123(R) and EITF Issue No. 96-18, “Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services,” (“EITF 96-18”) which requires that such equity instruments are recorded at their fair value on the measurement date. The measurement of stock-based compensation is subject to periodic adjustment as the underlying equity instrument vests. Non-employee stock-based compensation charges are amortized over the vesting period.

Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes (“SFAS No. 109”). Under SFAS No. 109, deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and net operating loss and credit carryforwards using enacted tax rates in effect for the year in which the differences are expected to impact taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

In June 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”), which became effective for the Company beginning April 1, 2007. FIN 48 addresses how tax benefits claimed or expected to be claimed on a tax return should be recorded in the

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

financial statements. Under FIN 48, the tax benefit from an uncertain tax position can be recognized only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution. The adoption of FIN 48 had no impact on the Company’s financial condition, results of operations or cash flows.

Comprehensive Loss

Other comprehensive loss includes all changes in stockholders’ equity during a period from non-owner sources and is reported in the consolidated statement of stockholders’ equity. To date, other comprehensive loss consists of changes in accumulated foreign currency translation adjustments. Accumulated other comprehensive (loss) at March 31, 2009 and 2008 was $(3,054,000) and $(2,775,000), respectively.

Net Loss Per Share

The Company computes net loss per share in accordance with SFAS No. 128 “Earnings Per Share” and has applied the guidance enumerated in Staff Accounting Bulletin No. 98 (“SAB Topic 4D”) with respect to evaluating its issuances of equity securities during all periods presented.

Under SFAS No. 128, basic net loss per share is computed by dividing net loss per share available to common stockholders by the weighted average number of common shares outstanding for the period and excludes the effects of any potentially dilutive securities. Diluted earnings per share, if presented, would include the dilution that would occur upon the exercise or conversion of all potentially dilutive securities into common stock using the “treasury stock” and/or “if converted” methods as applicable. The computation of basic loss per share for the years ended March 31, 2009 and 2008, excludes potentially dilutive securities because their inclusion would be anti-dilutive.

	Year Ended March 31,
	2009	2008
	(In thousands)

Anti-dilutive securities excluded from the computation of basic and diluted net loss per share are as follows:
Options to purchase common stock	3,964	2,624
Restricted stock units	30	60
Warrants to purchase common stock	7,056	3,327

	11,050	6,011

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, “Disclosures about Fair Value of Financial Instruments” requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the consolidated balance sheet for cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate fair value based on the short-term maturity of these instruments. The carrying amounts of the Company’s line of credit obligation and other long term obligations approximate fair value as such instruments feature contractual interest rates or have effective yields that are consistent with instruments of similar risk.

Common Stock Purchase Warrants and Other Derivative Financial Instruments

The Company accounts for the issuance of common stock purchase warrants issued and other free standing derivative financial instruments in accordance with the provisions of EITF 00-19 “Accounting for Derivative

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Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (“EITF 00-19”). Based on the provisions of EITF 00-19, the Company classifies as equity any contracts that (i) require physical settlement or net-share settlement or (ii) gives the Company a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement). The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the control of the Company) or (ii) gives the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement). The Company assesses classification of its freestanding derivatives at each reporting date to determine whether a change in classification between assets and liabilities is required. The Company determined that its freestanding derivatives, which principally consists of warrants to purchase common stock, satisfied the criteria for classification as equity instruments at March 31, 2009 and 2008.

Recent Accounting Pronouncements

In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles (SFAS 162). SFAS 162 is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles. The guidance in SFAS 162 replaces that prescribed in Statement on Auditing Standards No. 69, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles, and becomes effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board’s auditing amendments to AU Section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles. The adoption of SFAS 162 will not have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In May 2008, the FASB issued FASB Staff Position (“FSP”) APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement).” This FSP clarifies that convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) are not addressed by paragraph 12 of APB Opinion No. 14, Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants. Additionally, this FSP specifies that issuers of such instruments should separately account for the liability and equity components in a manner that will reflect the entity’s nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. This FSP is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The Company will apply this Standard prospectively to convertible debt instruments issued after March 31, 2009.

In June 2008, the FASB issued FSP EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities”. This FSP addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting and, therefore, need to be included in the earnings allocation in computing earnings per share (EPS) under the two-class method described in paragraphs 60 and 61 of FASB Statement No. 128, Earnings per Share. FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those years. The Company is in the process of determining the impact FSP EITF 03-6-1 will have on its consolidated financial statements. The Company is in the process of determining the impact EITF 03-6-1 will have on its consolidated financial statements.

In December 2008, the FASB ratified EITF Issue No. 07-5, “Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock”. This issue addresses the determination of whether an instrument (or an embedded feature) is indexed to an entity’s own stock, which is the first part of the scope exception in paragraph 11(a) of Statement 133. This issue is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The Company is in the process of determining the impact EITF 07-5 will have on its consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157 “Fair Value Measurements” (“SFAS 157”). SFAS 157 clarifies the definition of fair value, establishes a framework for measurement of fair value and expands disclosure

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

about fair value measurements. SFAS 157 is effective for fiscal years beginning after November 15, 2007, except as amended by FASB Staff Position (“FSP”) SFAS 157-2 which is effective for fiscal years beginning after November 15, 2008. FSP SFAS 157-2 allows partial adoption relating to fair value measurements for non-financial assets and liabilities that are not measured at fair value on a recurring basis. The Company adopted SFAS 157 effective April 1, 2008, except as it applies to the non-financial assets and non-financial liabilities subject to FSP SFAS 157-2. The Company will adopt the remaining provisions of SFAS 157 in the first quarter of fiscal 2010 and is currently evaluating the impact adoption may have on its consolidated financial statements. SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. SFAS 157 applies to all financial instruments that are measured and reported on a fair value basis.

In October 2008, the FASB issued FASB Staff Position (FSP) FAS 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active. The FSP clarifies the application of FASB Statement No. 157, Fair Value Measurements, in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active. The FSP is effective October 10, 2008, and for prior periods for which financial statements have not been issued. Revisions resulting from a change in the valuation technique or its application should be accounted for as a change in accounting estimate following the guidance in FASB Statement No. 154, Accounting Changes and Error Corrections. The adoption FAS 157-3 did not have an impact on the Company’s consolidated financial statements.

Other accounting standards that have been issued or proposed by the FASB, the EITF, the SEC and or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

NOTE 4 —	Accounts Receivable

Accounts receivable consists of the following (in thousands):

	March 31,
	2009	2008

Accounts receivable	$974	$801
Less: allowance for doubtful accounts	(51)	(31)

	$923	$770

Allowance for doubtful accounts activities are as follows (in thousands):

		Additions
	Balance at	Charged to
	Beginning	Operating	Deductions	Balance at
Year Ended March 31	of Year	Expenses	Write-Offs	End of Year

2008	$207	$57	$(233)	$31
2009	$31	$29	$(9)	$51

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 5 —	Inventories

Inventories consist of the following (in thousands):

	March 31,
	2009	2008

Raw materials	$277	$361
Finished goods	134	106

	411	467
Less: inventory allowances	(71)	(208)

	$340	$259

Reserve for obsolete inventories activities are as follows (in thousands):

		Additions
		Charged to
	Balance at	Cost of
	Beginning	Product	Deductions	Balance at
Year Ended March 31	of Year	Revenues	Write-Offs	End of Year

2008	$94	$230	$(116)	$208
2009	$208	$39	$(176)	$71

NOTE 6 —	Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist of the following (in thousands):

	March 31,
	2009	2008

Prepaid expenses	$657	$691
Value Added Tax receivable	23	32
Other current assets	78	375

	$758	$1,098

NOTE 7 —	Debt Issuance Costs

Debt issuance costs consists of the following (in thousands):

	March 31,
	2009	2008

Fair value of common stock purchase warrants issued in connection with a Line of Credit (Note 10)	$1,046	$1,046
Cash paid for debt offering expenses	28	28

	1,074	1,074
Less: accumulated amortization	(1,074)	(770)

	$—	$304

During the years ended March 31, 2009 and 2008, the Company recorded $304,000 and $522,000 of non-cash interest expense related to the amortization of debt issue costs, respectively. These amounts are included in interest expense in the accompanying consolidated statements of operations.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 8 —	Property and Equipment

Property and equipment consists of the following (in thousands):

	March 31,
	2009	2008

Manufacturing, lab, and other equipment	$3,067	$3,387
Office equipment	421	555
Furniture and fixtures	60	201
Leasehold improvements	252	436

	3,800	4,579
Less: accumulated depreciation and amortization	(2,368)	(2,276)

	$1,432	$2,303

Property and equipment includes $186,000 of equipment purchases that were financed under capital lease obligations as of March 31, 2009 and 2008 (Note 11). The accumulated amortization on these assets amounted to $181,000 and $168,000 as of March 31, 2009 and 2008, respectively.

Depreciation and amortization expense (including amortization of leased assets) amounted to $768,000 and $740,000 for the years ended March 31, 2009 and 2008, respectively.

NOTE 9 —	Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following (in thousands):

	March 31
	2009	2008

Salaries and related costs	$394	$1,339
Professional fees	90	592
Deferred revenue	272	359
Other	97	170

	$853	$2,460

NOTE 10 —	Long-Term Debt

On May 1, 1999, the Company issued a note payable in the amount of $64,000 with interest at 8% per annum and a final payment due on December 31, 2009. The remaining balance on this obligation, which amounts to $23,000 including accrued interest, is included in the current portion of long-term debt in the accompanying consolidated balance sheet at March 31, 2009.

From February 2005 to March 2006, the Company issued various notes for aggregate principal amounting to $182,000 with interest rates ranging from 6.25% to 14.44% per annum. The proceeds of these notes were used to purchase automobiles and software. The Company made principal payments on these notes of $48,000 and $36,000, during the years ended March 31, 2009 and 2008, respectively. Aggregate interest expense under these obligations amounted to $6,000 and $8,100 for the years ended March 31, 2009 and 2008, respectively. These notes are payable in aggregate monthly installments of $3,700 including interest through March 14, 2011. The remaining balance of these notes amounted to $39,000 at March 31, 2009, of which $28,000 is included in the current portion of long-term debt in the accompanying consolidated balance sheet.

On June 14, 2006, the Company entered into a credit facility providing it with up to $5,000,000 of available credit. The facility permitted the Company to borrow up to a maximum of $2,750,000 for growth capital,

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

$1,250,000 for working capital based on eligible accounts receivable and $1,000,000 in equipment financing. In June 2006, the Company drew an aggregate of $4,182,000 of borrowings under this facility. These borrowings were payable in 30 to 33 fixed monthly installments with interest at rates ranging from 12.4% to 12.7% per annum, with the final due payment on March 31, 2009. The Company issued the lender warrants to purchase up to 71,521 shares of its Series B convertible preferred stock upon originating the loan which automatically converted into warrants to purchase 71,521 shares of the Company’s common stock at the closing of the Company’s initial public offering on January 30, 2007. The aggregate fair value of all warrants issued to the lender under this arrangement amounted to $1,046,000 (Note 13). This amount was recorded as debt issuance costs and was amortized as interest expense over the term of the credit facility. For the years ended March 31, 2009 and 2008, the Company recorded $304,000 and $429,000 of non-cash interest expense related to the amortization of debt issue costs, respectively. In connection with these notes, for the years ended March 31, 2009 and 2008, the Company made principal payments of $1,829,000 and $1,501,000, respectively. Additionally, for the years ended March 31, 2009 and 2008, the Company made interest payments of $133,000 and $331,000, respectively. The final payment was made in connection with this facility on March 31, 2009. The Company does not have the ability to borrow against this facility in the future.

On May 5, 2006, the Company entered into a note agreement for $69,000 with interest at the rate of 7.94% per annum. This note is related to the purchase of an automobile. This note is payable in sixty monthly installments of $1,200 through May 2012. The Company made principal payments of $10,800 and $9,800 during the year ended March 31, 2009 and 2008, respectively. Additionally, the Company made interest payments of $3,700 and $4,700 during the years ended March 31, 2009 and 2008, respectively. The remaining balance of this note amounted to $41,000 at March 31, 2009, including $11,800 in the current portion of long-term debt in the accompanying consolidated balance sheet.

From July 1, 2006 to March 25, 2007, the Company entered into note agreements for $805,000 with interest rates ranging from 5.6% to 9.7% per annum. These notes were used to finance insurance premiums. These notes were payable in aggregate monthly installments of $66,000 through November 25, 2007. During the year ended March 31, 2008, the Company made principal payments of $480,000. Additionally, during the year ended March 31, 2008, the Company made interest payments of $15,000. On July 3, 2007, the Company paid all outstanding principal and interest under these financings.

On November 7, 2006, the Company signed a loan agreement with Robert Burlingame, one of the Company’s directors, in the amount of $4,000,000, which was funded on November 10, 2006 and accrued interest at an annual rate of 7%. Concurrently, Mr. Burlingame became a consultant to the Company under a two-year consulting agreement, and was appointed to fill a vacancy on the Company’s board of directors. At the time the principal was advanced to the Company, a broker who acted as the agent in this transaction, was paid a fee of $50,000 and was granted a warrant to purchase 25,000 shares of the Company’s common stock at an exercise price of $18.00 per share. The aggregate fair value of all warrants issued to the agent under this arrangement amounted to $104,000 (Note 13). This amount in addition to the $50,000 cash payment was recorded as debt issuance costs and was amortized as interest expense over the term of the credit facility. During the year ended March 31, 2008, the Company recorded $93,000 of non-cash interest expense related to the amortization of the debt issuance costs. The Company paid principal of $2,000,000 on August 15, 2007, and paid the remaining $2,000,000 and accrued interest on August 31, 2007. During the year ended March 31, 2008, the Company paid $222,000 of interest expense related to this note.

On April 12, 2007, the Company entered into a note agreement to purchase an automobile for $75,800 with interest at the rate of 7.75% per annum. This note is payable in monthly installments of $1,500 through April 2012. During the year ended March 31, 2009 and 2008, the Company made principal payments of $13,900 and $11,600, respectively. Additionally, during the year ended March 31, 2009 and 2008, the Company made interest payments of $4,500 and $5,300, respectively. The remaining balance of this note amounted to $49,000 at March 31, 2009, including $15,000 in the current portion of long-term debt in the accompanying consolidated balance sheet.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

On March 1, 2008, the Company entered into a note agreement for $176,600 with an interest rate of 5.6% per annum. The note was used to finance insurance premiums. The note was payable in monthly installments of $14,800 through January 1, 2009. During the year ended March 31, 2009 and 2008, the Company made interest payments of $4,500 and $0, respectively. During the year ended March 31, 2009 and 2008, the Company made principal payments of $142,800 and $33,800, respectively. The final payment on this note was made on January 1, 2009.

On January 25, 2009 and February 16, 2009, the Company entered into a note agreements for $249,000 with an interest rate of 4.0% per annum. The notes were used to finance insurance premiums. The notes are payable in monthly installments of $25,500 through November 25, 2009. During the year ended March 31, 2009, the Company made interest payments of $1,200. During the year ended March 31, 2009, the Company made principal payments of $73,800. The remaining balance of this note amounted to $176,500 at March 31, 2009 which is included in the current portion of long-term debt in the accompanying consolidated balance sheet.

A summary of principal payments due in years subsequent to March 31, 2009 is as follows (in thousands):

For Years Ending March 31,

2010	$255
2011	39
2012	31
2013	4

Total principal payments	329
Less: current portion	(255)

Long-term portion	$74

NOTE 11 —	Capital Lease Obligations

During the period from September 1, 2003 through October 1, 2003, the Company entered into various capital leases under which the aggregate present value of the minimum lease payments amounted to $40,000. The present value of the minimum lease payments was calculated using discount rates ranging from 13% to 18%. Lease payments, including amounts representing interest, amounted to $11,300 and $12,000 for the years ended March 31, 2009 and 2008, respectively. The final payment was made on these capital leases on September 1, 2008.

On November 10, 2004, the Company entered into a capital lease under which the present value of the minimum lease payments amounted to $37,000. The present value of the minimum lease payments was calculated using a discount rate of 10%. Lease payments, including amounts representing interest, amounted to $9,000 and $9,000 for the years ended March 31, 2009 and 2008, respectively. The remaining principal balance on this obligation amounted to $6,000 at March 31, 2009, which is included in the current portion of capital lease obligations in the accompanying consolidated balance sheets.

The Company recorded interest expense in connection with these lease agreements in the amounts of $1,700 and $4,500 for the years ended March 31, 2009 and 2008, respectively.

NOTE 12 —	Commitments and Contingencies

Lease Commitments

The Company has entered into various non-cancelable operating leases, primarily for office facility space, that expire at various times through April 2012.

On September 13, 2007, the Company entered into Amendment No. 4 to the property lease agreement for its facility in Petaluma, California. The amendment extends the lease expiration date to September 30, 2010. On February 1, 2009, the Company amended its property lease agreement for its facility in Sittard, the Netherlands. The

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

amendment shortens the lease period from January 31, 2011 to September 1, 2009. Pursuant to the amendment, by March 31, 2009, the Company agreed to prepay the property owner $96,000 which represents the lease payments for the period of April 1, 2009 to September 1, 2009.

Minimum lease payments for non-cancelable operating leases, including the effects of the lease extension described above, are as follows (in thousands):

For Years Ending March 31,

2010	$387
2011	235
2012	6

Total minimum lease payments	$628

Rent expense amounted to $628,000 and $676,000 for the years ended March 31, 2009 and 2008, respectively.

Legal Matters

In June 2006, the Company received a written communication from the grantor of a license to an earlier version of its technology indicating that such license was terminated due to an alleged breach of the license agreement by the Company. The license agreement extends to the Company’s use of the technology in Japan only. While the Company does not believe that the grantor’s revocation is valid under the terms of the license agreement and no legal claim has been threatened to date, the Company cannot provide any assurance that the grantor will not take legal action to restrict the Company’s use of the technology in the licensed territory. While the Company’s management does not anticipate that the outcome of this matter is likely to result in a material loss, there can be no assurance that if the grantor pursues legal action, such legal action would not have a material adverse effect on the Company’s financial position or results of operations.

The Company, from time to time, is involved in legal matters arising in the ordinary course of its business including matters involving proprietary technology. While management believes that such matters are currently not material, there can be no assurance that matters arising in the ordinary course of business for which the Company is or could become involved in litigation, will not have a material adverse effect on its business, financial condition or results of operations.

Other Matters

On September 16, 2005, the Company entered into a series of agreements with Quimica Pasteur S.A. de C.V. (“QP”), a Mexico-based company engaged in the business of distributing pharmaceutical products to hospitals and health care entities owned or operated by the Mexican Ministry of Health. These agreements provided, among other things, for QP to act as the Company’s exclusive distributor of Microcyn to the Mexican Ministry of Health for a period of three years. In connection with these agreements, the Company was concurrently granted an option to acquire all except a minority share of the equity of QP directly from its principals in exchange for 150,000 shares of common stock, contingent upon QP’s attainment of certain financial milestones. The Company’s distribution and related agreements were cancelable by the Company on thirty days’ notice without cause and included certain provisions to hold the Company harmless from debts incurred by QP outside the scope of the distribution and related agreements. The Company terminated these agreements on March 26, 2006 without having exercised the option.

Due to its liquidity circumstances, QP was unable to sustain operations without the Company’s subordinated financial and management support. Accordingly, QP was deemed to be a variable interest entity in accordance with FIN 46(R) and its results were consolidated with the Company’s consolidated financial statements for the period of September 16, 2005 through March 26, 2006, the effective termination date of the distribution and related agreement, without such option having been exercised.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Subsequent to having entered into the agreements with QP, the Company became aware of an alleged tax avoidance scheme involving the principals of QP. The audit committee of the Company’s board of directors engaged an independent counsel, as well as tax counsel in Mexico to investigate this matter. The audit committee of the board of directors was advised that QP’s principals could be liable for up to $7,000,000 of unpaid taxes; however, the Company is unlikely to have any loss exposure with respect to this matter because the alleged tax omission occurred prior to the Company’s involvement with QP. The Company has not received any communications to date from Mexican tax authorities with respect to this matter. Based on an opinion of Mexico counsel, the Company’s management and the audit committee of the board of directors do not believe that the Company is likely to experience any loss with respect to this matter. However, there can be no assurance that the Mexican tax authorities will not pursue this matter and, if pursued, that it would not result in a material loss to the Company.

Employment Agreements

As of March 31, 2009, the Company has entered into employment agreements with five of its key executives. The agreements provide, among other things, for the payment of six to twenty-four months of severance compensation for terminations under certain circumstances. With respect to these agreements, at March 31, 2009, aggregated potential severance amounted to $1,840,000 and aggregated annual salaries amount to $1,305,000.

On September 4, 2008, the employment agreement of Mr. Mike Wokasch, the Company’s Chief Operating Officer, was terminated, effective September 5, 2008. In connection with the termination, the Company was required to provide Mr. Wokasch with a lump sum severance payment of $275,000, which is equivalent to twelve months of his salary. Additionally, pursuant to the employment agreement, upon termination, all non-vested options that were outstanding at the termination date became immediately exercisable. The Company recorded $1,168,000 of stock compensation expense related to the acceleration of the vesting. The options will expire twelve months from the date of termination, on September 5, 2009. The severance and stock compensation expense was recorded as a selling, general and administrative expense in the accompanying condensed consolidated statements of operations for the year ended March 31, 2009. The Company paid the severance on October 10, 2008.

Board Compensation

On April 26, 2007, the Company’s board of directors adopted a Non-Employee Director Compensation Package (the “Compensation Package”) to provide members of the board and its committees with regular compensation. The Compensation Package provides for cash payments of $25,000 in two equal installments to each of the non-employee members of the board of directors. Directors who are members (but not the chairperson) of the audit committee receive an additional $5,000 per year. Directors who are members (but not the chairperson) of the compensation committee receive an additional $2,000 per year. The chairperson of the board of directors receives $15,000 annually, the lead director (if different from the chair person) receives $10,000 annually, the chairperson of the audit committee receives $10,000 annually, and the chairperson of each other committee receives $5,000 annually. Upon mutual agreement between the compensation committee and the non-employee directors, the Company may issue stock options in lieu of cash payments. Additionally, the Compensation Package provides for the grant of options to each non-employee director under the 2006 Restated Stock Incentive Plan. Each new director will receive an initial option grant to purchase 50,000 shares of the Company’s common stock, which will vest over three years, and each non-employee director will receive an automatic annual grant of an option to purchase 15,000 shares of the Company’s common stock, which will vest monthly over a period of one year. The annual option grants were granted to non-employee directors following the annual stockholders meeting on August 27, 2008. In connection with the annual awards, on September 2, 2008, the Company granted 15,000 options to each of four non-employee directors at an exercise price of $2.82 per share which was the closing price of the Company’s common stock on the date of grant. Additionally, on December 9, 2008, the Company issued 25,000 options at $0.40 per share to each of three non-employee directors in lieu of cash payments that were due on November 1, 2008. One non-employee director received a cash payment of $12,500.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Consulting Agreements

On October 1, 2005, the Company entered into a consulting agreement with White Moon Medical. Akihisa Akao, a former member of the board of directors, is the sole stockholder of White Moon Medical. Under the terms of the agreement, the individual was compensated for services provided outside his normal board duties. The Company paid and recorded expense related to this agreement in the amount of $85,000 and $146,000 which is included in selling, general and administrative expense in the consolidated statements of operations for the years ended March 31, 2009 and 2008, respectively. This agreement was terminated on October 1, 2008.

On November 7, 2006, the Company entered into a two year consulting agreement with Mr. Robert Burlingame, one of the Company’s directors who also provided the Company with a $4,000,000 Bridge Loan (Note 10). In connection with this agreement, the director received 75,000 common stock purchase warrants at an exercise price of $8.00 per share. During the years ended March 31, 2009 and 2008, the amortized fair value of the warrants amounted to $106,000 and $175,000 and was recorded as selling, general and administrative expense in the accompanying consolidated statements of operations (Note 13).

Commercial Agreements

On May 8, 2007 and June 11, 2007, the Company entered into separate commercial agreements with two unrelated customers granting such customers the exclusive right to sell the Company’s products in specified territories or for specific uses. Both customers are required to maintain certain minimum levels of purchases of the Company’s products in order to maintain exclusivity. Up-front payments amounting to $625,000 paid under these agreements have been recorded as deferred revenue of which $425,000 is classified as long-term deferred revenue in the accompanying consolidated balance sheet at March 31, 2009. The up-front fees will be amortized on a straight-line basis over the terms of the underlying agreements. The Company amortized $98,000 and $5,000 of deferred revenue which is included in product revenue in the accompanying consolidated statement of operations for the years ended March 31, 2009 and 2008, respectively.

NOTE 13 —	Stockholders’ Equity

Authorized Capital

The Company is authorized to issue up to 100,000,000 shares of common stock with a par value of $0.0001 per share and 5,000,000 shares of convertible preferred stock with a par value of $0.0001 per share.

Description of Common Stock

Each share of common stock has the right to one vote. The holders of common stock are entitled to dividends when funds are legally available and when declared by the board of directors.

Common Stock Issued in Private Placement

On August 13, 2007, the Company completed a private placement of 1,262,500 shares of common stock to certain accredited investors at a price of $8.00 per share pursuant to the terms of a Securities Purchase Agreement, dated August 7, 2007. In addition, the investors received warrants to purchase an aggregate of 416,622 additional shares of common stock at an exercise price of $9.50 per share (described below). The exercise price for the investor warrants was adjusted to $8.63 in March 2008, after the anti-dilution provisions of the warrants were triggered by our registered direct offering. The investor warrants are now exercisable for an additional 41,977 shares. Gross proceeds from the private placement were $10,100,000 and net proceeds were $9,124,000 (after the placement agent’s commission and other offering expenses). Pursuant to the terms of a Registration Rights Agreement, dated August 7, 2007, the shares of common stock issued to the investors in the private placement and the shares of common stock to be issued upon the exercise of the warrants issued in the private placement were registered. If the registration statement ceases to remain continuously effective, or the holders of the registrable securities are not

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

permitted to utilize the related prospectus to resell the securities registered under the registration statement for more than ten consecutive calendar days, or more than a total of fifteen calendar days in any twelve month period, the Company will be required to pay the security holders, until cured, partial liquidated damages in cash equal to 1% monthly, up to a maximum of 15%, of the aggregate purchase price paid pursuant to the terms of the Securities Purchase Agreement. If the Company is required to pay liquidated damages and payments are not made seven days from the due date, the holders will become entitled to interest payments of 18% per annum on the amount due. The Company, after having evaluated the registration payment arrangement, has determined that it is unlikely to incur any liability based on its past experience in filing registration statements. Accordingly, the Company does not believe it is necessary to record any reserves for contingent transfer of consideration in accordance with EITF FSP 00-19-2, “Accounting for Registration Payment Arrangements”.

The Company also issued a warrant to purchase 88,375 shares of common stock to a placement agent in connection with the private placement (described above). The warrant has the same terms, including exercise price and registration rights, as the warrants issued in the private placement. The exercise price for the warrants was adjusted to $8.63 on March 31, 2008, after the anti-dilution provisions of the warrants was triggered by the Companies registered direct offering. Additionally, the placement agent warrants are now exercisable for an additional 8,909 shares.

Registered Direct Offering

On February 13, 2008, the Company filed a shelf registration statement on Form S-3 (File No. 333-149223), which was declared effective on February 26, 2008. In connection with this S-3, the Company may from time to time, offer and sell preferred stock, either separately or represented by depositary shares, common stock or warrants, either separately or in units, in one or more offerings. The preferred stock and warrants may be convertible into or exercisable or exchangeable for common or preferred stock. The aggregate initial offering price of all securities sold under the shelf registration statement will not exceed $75,000,000. The Company may offer these securities independently or together in any combination for sale directly to investors or through underwriters, dealers or agents. The Company will set forth the names of any underwriters, dealers or agents and their compensation in a prospectus or prospectus supplement.

On March 31, 2008, the Company closed the registered direct placement of 2,634,578 shares of its common stock at a purchase price of $5.25 per share, and warrants to purchase an aggregate of 1,317,278 shares of common stock at an exercise price of $6.85 per share for gross proceeds of $13,297,000 and net proceeds of $12,613,000 (after deducting the placement agent’s commission and other offering expenses). On April 1, 2008, the Company had a second closing of an additional 18,095 shares of its common stock at a purchase price of $5.25 per share, and warrants to purchase an aggregate of 9,047 shares of common stock at an exercise price of $6.85 per share for gross proceeds of $95,000 and net proceeds of $36,000 (after deducting the placement agent’s commission and other offering expenses). Both closings were part of the same offering. Additionally, the Company issued a warrant to purchase 130,000 shares of common stock at an exercise price of $6.30 per share to the placement agent related to this offering.

Common Stock Issued in Private Placement

On February 6, 2009, the Company entered into Purchase Agreements with a group of accredited investors whereby it raised $1,752,803 in gross proceeds (net proceeds of $1,514,000 after deducting the placement agent’s commission and other offering expenses) through a private placement of 1,499,411 shares.

For each $116.90 invested, an investor received one hundred shares of common stock, par value $0.0001 per share; a Series A Warrant to purchase fifty-eight shares of common stock at an exercise price of $1.87 per share which are exercisable after six months and have a five year term; a Series B Warrant to purchase seventy-eight shares of common stock at an exercise price of $1.13 per share which are exercisable after six months and have a three year term; and for every two shares of common stock the investor purchases upon exercise of a Series B

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Warrant, the investor will receive an additional Series C Warrant to purchase one share of common stock. The Series C Warrant shall be exercisable after six months and will have an exercise price of $1.94 per share and a five year term.

The Company issued an aggregate of 1,499,411 shares of common stock, Series A warrants to purchase 869,658 shares of common stock and Series B warrants to purchase 1,169,544 shares of common stock. The Company has not issued any Series C warrants as of March 31, 2009 because no Series B warrants have been exercised. However, if all Series B warrants are exercised, the Company may issue Series C warrants to purchase up to 584,772 shares of common stock. As compensation for services rendered as the exclusive placement agent for the offering, the placement agent received $122,696 in cash plus warrants, exercisable upon the closing date of the transaction for a five year term, to purchase 104,958 shares of common stock at an exercise price of $1.56 per share.

Common Stock Issued in Private Placement to a Related Party

On February 24, 2009, the Company entered into a Purchase Agreement with Robert Burlingame, a director of the Company, and an accredited investor. Pursuant to the terms of the Purchase Agreement, the investors agreed to make a $3,000,000 investment in the Company. The investors paid $1,000,000 (net proceeds of $948,000 after deducting offering expenses) for 854,701 shares of common stock on February 24, 2009 and agreed to pay $2,000,000 for 1,709,402 shares of common stock no later than August 1, 2009. In addition, the Company agreed to issue to the investors Series A Warrants to purchase a total of 1,500,000 shares of common stock pro rata to the number of shares of common stock issued on each closing date at an exercise price of $1.87 per share. The Series A Warrants will be exercisable after six months and will have a five year term. The Company also agreed to issue to the investors Series B Warrants to purchase a total of 2,000,000 shares of common stock pro rata to the number of shares of common stock issued on each closing date at an exercise price of $1.13 per share. The Series B Warrants will be exercisable after six months and will have a three year term. In addition, for every two shares of common stock the investor purchases upon exercise of a Series B Warrant, the investor will receive an additional Series C Warrant to purchase one share of common stock. The Series C Warrant shall be exercisable after six months and will have an exercise price of $1.94 per share and a five year term. The Company will only be obligated to issue Series C Warrants to purchase up to 1,000,000 shares of common stock.

Common Stock Issued to Consultants for Services Rendered

On March 5, 2009, the Company issued 10,000 shares of common stock to Spot Savvy LLC pursuant to the terms of a Consulting Agreement dated February 26, 2009. The fair value of the underlying stock on the date of issuance was at $1.06 per share. The shares are fully vested and non-forfeitable at the time of issuance. The shares were issued as compensation for providing product marketing services. The Company determined the fair value of the common stock was more readily determinable than the fair value of the services rendered. For the year ended March 31, 2009, the Company recorded $10,600 of expense in the accompanying consolidated statement of operations.

Also on March 5, 2009, the Company issued 10,000 shares of common stock to Michael Salman Teymouri pursuant to the terms of a Consulting Agreement dated February 26, 2009. The fair value of the underlying stock on the date of issuance was at $1.06 per share. The shares are fully vested and non-forfeitable at the time of issuance. The shares were issued as compensation for providing product marketing services. The Company determined the fair value of the common stock was more readily determinable than the fair value of the services rendered. For the year ended March 31, 2009, the Company recorded $10,600 of expense in the accompanying consolidated statement of operations.

Stock Purchase Warrants Issued in Financing Transactions

On June 14, 2006, the Company issued warrants to purchase 71,521 shares of Series B convertible preferred stock at an exercise price of $18.00 per share in connection with a financing facility described in Note 10. These

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

warrants were automatically converted to warrants to purchase 71,521 shares of common stock at the closing of the Company’s IPO on January 30, 2007. The warrants were valued using the Black-Scholes pricing model. Assumptions used were as follows: Fair value of the underlying stock $18.00; risk-free interest rate 5.15% percent; contractual life of 10 years; dividend yield of 0%; and volatility of 70%. The fair value of the warrants, which amounted to $1,046,000, was recorded as deferred debt issuance costs and is being amortized as interest expense over the term of the credit facility. Amortization of these costs amounted to $133,000 and $331,000 and is included as a component of interest expense in the accompanying consolidated statement of operations for the year ended March 31, 2009 and 2008, respectively.

On November 10, 2006, Brookstreet Securities Corporation was granted a warrant to purchase 25,000 shares of the Company’s common stock at an exercise price of $18.00 per share in connection with a finder’s fee for the Robert Burlingame Bridge Loan, which funded on November 10, 2006 (Note 10). The warrants were valued using the Black-Scholes pricing model using the following assumptions: Fair value of the underlying stock $18.00; risk-free interest rate 4.70% percent; contractual life of 5 years; dividend yield of 0%; and volatility of 70%. The fair value of the warrants, which amounted to $104,000 was recorded as debt issue costs. The Company amortized $62,000 of interest expense related to the warrants during the year ended March 31, 2008.

On August 13, 2007, the Company issued warrants to purchase 416,622 shares of common stock at an exercise price of $9.50 per share to investors in conjunction with the private placement of common stock described above. The warrants became exercisable on February 8, 2008, and have a term of five years. The exercise price for the investor warrants was adjusted to $8.63 on March 31, 2008, after the anti-dilution provisions of the warrants were triggered by our registered direct offering. The warrantholder received an additional 41,997 warrants as a result of this transaction. Additionally, the exercise price for the investor warrants was adjusted to $5.03 in February 2009, after the anti-dilution provisions of the warrants were triggered by the Company’s February 6, 2009 and February 24, 2009 private placement offerings. The investor warrants are now exercisable for an additional 328,247 shares. At March 31, 2009 there were 786,846 investor warrants outstanding related to this transaction. The warrants are subject to adjustment in certain circumstances and require settlement in shares of the Company’s common stock. The Company accounted for the issuance of the common stock purchase warrants in accordance with the provisions of EITF 00-19. Based on the provisions of EITF 00-19, the Company classified the warrants as equity.

On August 20, 2007, the Company issued a warrant to purchase 88,375 shares of common stock at an exercise price of $9.50 per share to the placement agent for the private placement described above. The warrant became exercisable on February 8, 2008, and has a term of five years. The warrant was adjusted to $8.63 on March 31, 2008, after the anti-dilution provisions of the warrant was triggered by the Company’s registered direct offering. The warrantholder received an additional warrant to purchase 8,909 shares of common stock as a result of this adjustment. Additionally, the exercise price for the placement agent warrant was adjusted to $5.02 in February 2009, after the anti-dilution provisions of the warrants were triggered by our February 6, 2009 and February 24, 2009 private placement offerings. The warrantholder received a warrant to purchase an additional 69,622 shares of common stock as a result of this transaction. At March 31, 2009 the placement agent had a warrant to purchase 166,906 shares of common stock. The warrant has the same terms as the warrants issued in the private placement and was accounted for in accordance with the provisions of EITF 00-19. The securities underlying the warrant were registered on the same registration statement.

On March 31, 2008, the Company issued warrants to purchase 1,317,278 shares of common stock at an exercise price of $6.85 per share to investors in conjunction with the registered direct placement of common stock described above. The warrants become exercisable on September 28, 2008, and have a term of five years. The Company accounted for the issuance of the common stock purchase warrants in accordance with the provisions of EITF 00-19. Based on the provisions of EITF 00-19, the Company classified the warrants as equity.

On March 31, 2008, the Company issued a warrant to purchase 130,000 shares of common stock at an exercise price of $6.30 per share to the placement agent for the private placement described above. The warrant has the same

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

terms as the warrants issued to investors in the registered direct placement described above and were accounted for in accordance with the provisions of EITF 00-19. Based on the provisions of EITF 00-19, the Company classified the warrants as equity.

On February 6, 2009, the Company issued the following warrants in connection with a private placement. The Company issued Series A warrants to purchase 869,658 shares of common stock at an exercise price of $1.87 per share and Series B warrants to purchase 1,169,544 shares of common stock at an exercise price of $1.13 per share. If all Series B warrants are exercised, the Company may issue Series C warrants to purchase up to 584,772 shares of common stock at an exercise price of $1.94 per share. For every two shares of common stock the purchased upon exercise of a Series B Warrant, an additional Series C Warrant to purchase one share of common stock will be issued. The Company has not issued any Series C warrants as of March 31, 2009 because no Series B warrants have been exercised. As compensation for services rendered as the exclusive placement agent, the Company issued the placement agent a warrant to purchase 104,958 shares of common stock at an exercise price of $1.56 per share, exercisable upon the closing date of the transaction for a five year term. The Company accounted for the issuance of the common stock purchase warrants in accordance with the provisions of EITF 00-19. Based on the provisions of EITF 00-19, the Company classified the warrants as equity.

On February 24, 2009, the Company issued the following warrants in connection with a private placement. The Company issued Series A warrants to purchase 500,000 shares of common stock at an exercise price of $1.87 per share and Series B warrants to purchase 666,667 shares of common stock at an exercise price of $1.13 per share. If all Series B warrants are exercised, the Company may issue Series C warrants to purchase up to 1,000,000 shares of common stock at $1.94 per share. For every two shares of common stock the investor purchases upon exercise of a Series B Warrant, the investor will receive an additional Series C Warrant to purchase one share of common stock. The Company has not issued any Series C warrants as of March 31, 2009 because no Series B warrants have been exercised. The Series A Warrants will be exercisable after six months and will have a five year term. The Series B Warrants will be exercisable after six months and will have a three year term. The Company accounted for the issuance of the common stock purchase warrants in accordance with the provisions of EITF 00-19. Based on the provisions of EITF 00-19, the Company classified the warrants as equity.

On March 4, 2009, the Company issued an advisor, Dayl Crow, a Series A Warrant exercisable for a five year term, to purchase 50,000 shares of our common stock at an exercise price of $1.87 per share. These warrants were issued in connection with consulting services.

Anti-dilution adjustment

Pursuant to the anti-dilution provisions contained in the private placement investor and placement agent warrant agreements, following the close of the registered direct offering on March 31, 2008, the Company adjusted the conversion price of the private placement warrants. As a result, the exercise price for the warrants was adjusted from $9.50 to $8.63. Additionally, as a result of this transaction, an additional 50,886 warrants were issued.

Following the close of the February 6, 2009 private placement offering and following the close of the February 24, 2009 private placement offering, the Company again adjusted the conversion price of the warrants related to the August 7, 2007 private placement. The exercise price for the warrants was adjusted from $8.63 to $5.02 per share. Additionally, as a result of this transaction, an additional 397,869 warrants were issued. At March 31, 2009, 953,752 warrants were outstanding that related to the August 7, 2007 private placement transaction.

Common Stock and Common Stock Purchase Warrants Issued to Non-Employees For Services

On November 10, 2006, the Company entered into a 2 year consulting agreement with its new director, Robert Burlingame. Under the terms of the agreement, the Company issued to the director a warrant to purchase 75,000 shares of its common stock, exercisable at a price equal to the Company’s common stock in its initial

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

public offering in consideration of corporate advisory services. The warrants were fully exercisable and non-forfeitable at their date of issuance. The warrants were valued using the Black-Scholes option pricing model. Assumptions used were as follows: Fair value of the underlying stock of $9.00, risk-free interest rate of 4.70%; contractual life of 5 years; dividend yield of 0%; and volatility of 70%. The adjusted fair value of the warrant amounted to $350,000. Following the guidance enumerated in Issue 2 of EITF 96-18, the Company amortized the fair value of the warrants over the two year term of the consulting agreement which is consistent with its treatment of similar cash transactions. During the years ended March 31, 2009 and 2008, the amortized fair value of the warrants amounted to $106,000 and $175,000, respectively, and was recorded as selling, general and administrative expense in the accompanying consolidated statements of operations. The fair value was fully amortized in the year ended March 31, 2009.

The Company accounted for its issuance of stock-based compensation to non-employees for services using the measurement date guidelines enumerated in SFAS 123(R) and EITF 96-18. Accordingly, the value of any awards that were fully vested and non forfeitable at their date of issuance were measured based on the fair value of the equity instruments at the date of issuance. The non-vested portion of awards that are subject to the future performance of the counterparty are adjusted at each reporting date to their fair values based upon the then current market value of the Company’s stock and other assumptions that management believes are reasonable.

On April 5, 2007, the Company terminated certain advisory consulting contracts and made all unvested warrants issued to the consultants available for immediate exercise. In addition, the Company extended the exercise period through April 13, 2009. For the year ended March 31, 2008, the Company recorded $2,000 of expense for the incremental fair value related to the modification of these warrants. The warrants were adjusted to fair value using the following weighted average assumptions: Risk-free interest rate of 4.03%; contractual life of 2.66 years; dividend yield of 0%; and volatility of 70%.

NOTE 14 —	Stock-Based Compensation

1999, 2000, 2003 and 2004 Stock Option Plans

The 1999, 2000, 2003 and 2004 Stock Option Plans became effective May 1999, June 2000, July 2003 and July 2004, respectively. The Plans provide for grants of both incentive stock options (ISOs) and non-qualified stock options (NSOs) to employees, consultants and directors.

In accordance with the Plans, stated exercise price may not be less than 100% and 85% of the estimated fair market value of the Company’s common stock on the date of grant for ISOs and NSOs, respectively, as determined by the board of directors at the date of grant. With respect to any 10% shareholder, the exercise price of an ISO or NSO was not to exceed 110% of the estimated fair market value per share on the date of grant.

Options issued under the Plans generally have a ten-year term and generally became exercisable over a five-year period.

On June 29, 2006, the compensation committee of the Company’s board of directors resolved that it would not approve any further grants under its 1999, 2000 and 2003 Plans. Additionally, in connection with the Delaware reincorporation on December 15, 2006, no future options will be granted under the 2004 Plan.

2006 Stock Plan

On November 7, 2006, the board authorized and reserved 1,250,000 shares for issuance of options that may be granted under the Company’s 2006 Stock Incentive Plan (the “2006 Plan”), which was previously adopted by the board of directors in August 2006. On December 14, 2006, the stockholders approved the Company’s 2006 Plan which became effective at the close of the Company’s initial public offering. The Plan was amended by resolution of the board on April 26, 2007, and the amendments were subsequently approved by the stockholders.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The 2006 Plan provides for the granting of incentive stock options to employees and the granting of nonstatutory stock options to employees, non-employee directors, advisors and consultants. The 2006 Plan also provides for grants of restricted stock, stock appreciation rights and stock unit awards to employees, non-employee directors, advisors and consultants.

In accordance with the 2006 Plan, the stated exercise price may not be less than 100% and 85% of the estimated fair market value of common stock on the date of grant for ISOs and NSOs, respectively, as determined by the board of directors at the date of grant. With respect to any 10% stockholder, the exercise price of an ISO or NSO shall not be less than 110% of the estimated fair market value per share on the date of grant.

Options issued under the 2006 Plan generally have a ten-year term and generally become exercisable over a five-year period.

Shares subject to awards that expire unexercised or are forfeited or terminated will again become available for issuance under the 2006 Plan. No participant in the 2006 Plan can receive option grants, restricted shares, stock appreciation rights or stock units for more than 750,000 shares in the aggregate in any calendar year.

As provided under the 2006 Plan, the aggregate number of shares authorized for issuance as awards under the 2006 Plan automatically increased on April 1, 2008 by 795,280 shares (which number constitutes 5% of the outstanding shares on the last day of the year ended March 31, 2008).

As described above, the number of shares authorized for issuance will be subject to adjustment on April 1, 2009 (Note 18).

Options and restricted stock units outstanding at March 31, 2009 under the various plans is as follows (in thousands):

			Total
			Number of
			Options and
			Restricted
		Number of	Stock Units
	Number of	Restricted	Outstanding
Plan	Options	Stock Units	in Plan

1999 Plan	207	—	207
2000 Plan	40	—	40
2003 Plan	162	—	162
2004 Plan	683	—	683
2006 Plan	2,572	30	2,602
Granted Outside Plans	300	—	300

	3,964	30	3,994

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

A summary of activity under all option Plans for the years ended March 31, 2009 and 2008 is presented below (in thousands, except per share data):

				Aggregate
	Number of	Weighted-Average	Weighted-Average	Intrinsic
	Shares	Exercise Price	Contractual Term	Value

Outstanding at March 31, 2007	2,020	$4.91
Options granted	912	6.97
Options exercised	(119)	0.56
Options forfeited or expired	(189)	7.04

Outstanding at March 31, 2008	2,624	5.67
Options granted	2,035	0.97
Options exercised	(105)	0.14
Options forfeited or expired	(590)	6.45

Outstanding at March 31, 2009	3,964	$3.28	7.10	$1,469

Exercisable at March 31, 2009	1,888	$4.81	4.50	$546

Options available for grant as of March 31, 2009	36

The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying stock options and the fair value of the Company’s common stock ($1.26) for stock options.

Stock-Based Compensation Before Adoption of SFAS No. 123(R)

Prior to April 1, 2006, the Company accounted for stock-based employee compensation arrangements in accordance with the provisions of APB No. 25, “Accounting for Stock Issued to Employees,” and its related interpretations and applied the disclosure requirements of SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure, an amendment of FASB Statement No. 123.” The Company used the minimum value method to measure the fair value of awards issued prior to April 1, 2006 with respect to its application of the disclosure requirements under SFAS 123.

For the years ended March 31, 2009 and 2008, the Company recorded $101,000 and $148,000, respectively, of stock-based compensation expense related to options that the Company accounted for under APB 25 through March 31, 2006. Additionally, there was $25,000 of unrecognized compensation cost related to these options at March 31, 2009. These costs are expected to be recognized over a weighted average amortization period of 0.41 years.

Stock-Based Compensation After Adoption of SFAS 123(R)

Effective April 1, 2006, the Company adopted SFAS No. 123(R), Share-Based Payment, using the prospective transition method, which requires the measurement and recognition of compensation expense for all share-based payment awards granted, modified and settled to the Company’s employees and directors after April 1, 2006. The Company’s consolidated financial statements as of and for the years ended March 31, 2009 and 2008 reflect the impact of SFAS No. 123(R). In accordance with the prospective transition method, the Company’s consolidated financial statements for prior periods have not been restated to reflect, and do not include, the impact of SFAS No. 123(R).

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Stock-based compensation expense recorded in accordance with the provisions of SFAS No. 123(R) is as follows (in thousands, except per share amounts):

	Impact from	Impact from
	SFAS No. 123(R)	SFAS No. 123(R)
	Provisions For	Provisions for
	the Year Ended	the Year Ended
	March 31,	March 31,
	2009	2008

Cost of revenues service	$18	$10
Research and development	82	145
Selling, general and administrative	1,935	851

Total stock-based compensation	$2,035	$1,006

No income tax benefit has been recognized relating to stock-based compensation expense and no tax benefits have been realized from exercised stock options.

The Company estimated the fair value of employee stock options using the Black-Scholes option pricing model. The fair value of employee stock options is being amortized on a straight-line basis over the requisite service periods of the respective awards. The fair value of employee stock options was estimated using the following weighted-average assumptions:

	Year Ended March 31,
	2009	2008

Fair value of common stock	$3.42	$6.97
Expected Term	5.97 yrs	5.67 yrs
Risk-free interest rate	1.89%	4.51%
Dividend yield	0.00%	0.00%
Volatility	83.0%	73.0%

The weighted-average fair values of options granted during the years ended March 31, 2009 and 2008 were $0.68 and $4.53, respectively.

The expected term of stock options represents the average period the stock options are expected to remain outstanding and is based on the expected term calculated using the approach prescribed by SAB 107 for “plain vanilla” options. The Company used this approach as it did not have sufficient historical information to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior. The expected stock price volatility for the Company’s stock options was determined by examining the historical volatilities for industry peers and using an average of the historical volatilities of the Company’s industry peers as well as the trading history for the Company’s common stock. The Company will continue to analyze the stock price volatility and expected term assumptions as more data for the Company’s common stock and exercise patterns becomes available. The risk-free interest rate assumption is based on the U.S. Treasury instruments whose term was consistent with the expected term of the Company’s stock options. The expected dividend assumption is based on the Company’s history and expectation of dividend payouts.

In addition, SFAS No. 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Forfeitures were estimated at 5% based on historical experience. Prior to the adoption of SFAS No. 123(R), the Company accounted for forfeitures as they occurred.

At March 31, 2009, there was unrecognized compensation costs of $3,179,000 related to stock options accounted for in accordance with the provisions of SFAS 123(R). The cost is expected to be recognized over a weighted-average amortization period of 2.78 years.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In addition to the above option activity, on April 26, 2007, an award of 60,000 stock units was issued to an officer of the Company. Each stock unit represents the right to receive a share of the Company’s common stock, in consideration of past services rendered and the payment by the officer of $3.00 per share, upon the settlement of the stock unit on a fixed date in the future. Half of the stock units, representing 30,000 shares, were forfeited on January 15, 2009 and the remaining 30,000 will either be settled or forfeited on January 15, 2010. The modification of this award did not result in incremental fair value or an additional charge to Company’s consolidated statements of operations for the year ended March 31, 2008.

The Company did not capitalize any cost associated with stock-based compensation.

The Company issues new shares of common stock upon exercise of stock options.

Non-Employee Options

The Company believes that the fair value of the stock options issued to non-employees is more reliably measurable than the fair value of the services received. The stock-based compensation expense will fluctuate as the fair market value of the common stock fluctuates. In connection with stock options granted to non-employees, the Company recorded $7,000 during the year ended March 31, 2008. The Company did not record any stock compensation related to non-employee stock options during the year ended March 31, 2009. The fair value of the stock options was calculated using the Black-Scholes option-pricing model as prescribed by SFAS No. 123 using the following weighted-average assumptions: Risk-free interest rate of 4.03%; contractual life of 2.58 years; dividend yield of 0%; and volatility of 70%.

NOTE 15 —	Income Taxes

The Company has the following net deferred tax assets (in thousands):

	March 31,
	2009	2008

Deferred tax assets:
Net operating loss carryforwards	$31,205	$28,124
Research and development tax credit carryforwards	1,262	858
Stock-based compensation	2,419	1,960
Reserves and accruals	1,553	349
Other deferred tax assets	18	3

Total deferred tax assets	$36,457	$31,294
Deferred tax liabilities:
Basis difference in assets	(26)	(27)

Net deferred tax asset	36,431	31,267
Valuation allowance	(36,431)	(31,267)

Net deferred tax asset	$—	$—

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Company’s recorded income tax benefit, net of the change in the valuation allowance, for each of the periods presented is as follows:

	Years Ended March 31,
	2009	2008

Income tax benefit	$5,164	$6,535
Change in valuation allowance	(5,164)	(6,535)

Net income tax benefit	$—	$—

A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate is as follows:

	Years Ended March 31,
	2009	2008

Expected federal statutory rate	(34.0)%	(34.0)%
State income taxes, net of federal benefit	(5.8)%	(5.8)%
Research and Development Credit	(1.9)%	(1.7)%
Foreign earnings taxed at different rates	0.8%	1.5%
Recognition of change in estimate of State and Foreign NOL Carryforwards Benefits	9.6%	7.0%
Effect of permanent differences	2.2%	0.9%

	(29.1)%	(32.1)%
Change in valuation allowance	29.1%	32.1%

Totals	0.0%	0.0%

At March 31, 2009, the Company had net operating loss carryforwards for federal, state and foreign income tax purposes of approximately $67,077,000, $57,143,000 and $19,842,000, respectively. The carryforwards expire at various times beginning March 31, 2020. The Company also had, at March 31, 2009, federal and state research and development credit carryforwards of approximately $653,000 and $609,000, respectively. The federal credits expire beginning March 31, 2024 and the state credits do not expire.

The Company has completed a study to assess whether a change in control has occurred or whether there have been multiple changes of control since the Company’s formation. The Company determined, based on the results of the study, that no change in control occurred for purposes of Internal Revenue Code section 382. The Company, after considering all available evidence, fully reserved for these and its other deferred tax assets since it is more likely than not such benefits will not be realized in future periods. The Company has incurred losses for both financial reporting and income tax purposes for the year ended March 31, 2009. Accordingly, the Company is continuing to fully reserve for its deferred tax assets. The Company will continue to evaluate its deferred tax assets to determine whether any changes in circumstances could affect the realization of their future benefit. If it is determined in future periods that portions of the Company’s deferred income tax assets satisfy the realization standard of SFAS No. 109, the valuation allowance will be reduced accordingly.

In June 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”), which became effective for the Company beginning April 1, 2007. FIN 48 addresses how tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under FIN 48, the tax benefit from an uncertain tax position can be recognized only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution. The adoption of FIN 48 had no impact on the Company’s financial condition, results of operations or cash flows.

OCULUS INNOVATIVE SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Company has identified its federal tax return and its state tax return in California as major tax jurisdictions. The Company is also subject to certain other foreign jurisdictions, principally Mexico and The Netherlands. The Company’s evaluation of FIN 48 tax matters was performed for tax years ended through March 31, 2009. Generally, the Company is subject to audit for the years ended March 31, 2008, 2007 and 2006 and may be subject to audit for amounts relating to net operating loss carryforwards generated in periods prior to March 31, 2006. The Company has elected to retain its existing accounting policy with respect to the treatment of interest and penalties attributable to income taxes in accordance with FIN 48, and continues to reflect interest and penalties attributable to income taxes, to the extent they arise, as a component of its income tax provision or benefit as well as its outstanding income tax assets and liabilities. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments, other than those identified above that would result in a material change to its financial position.

NOTE 16 —	Employee Benefit Plan

The Company has a program to contribute and administer individual Simple IRA accounts for regular full time employees. Under the plan, the Company matches employee contributions to the plan up to 3% of the employee’s salary. The Company contributed $91,000 and $79,000 to the program for the years ended March 31, 2009 and 2008, respectively.

NOTE 17 —	Segment and Geographic Information

In accordance with SFAS No. 131, “Disclosures About Segments of an Enterprise and Related Information” (“SFAS 131”), operating segments are identified as components of an enterprise for which separate and discreet financial information is available and is used by the chief operating decision maker, or decision-making group, in making decisions on how to allocate resources and assess performance. The Company’s chief decision-makers, as defined by SFAS 131, are the Chief Executive Officer and his direct reports.

The Company’s chief decision-makers review financial information presented on a consolidated basis, accompanied by disaggregated information about revenue and operating profit by operating unit. This information is used for purposes of allocating resources and evaluating financial performance.

The accounting policies of the segments are the same as those described in the “Summary of Significant Accounting Policies.” Segment data includes segment revenue, segment operating profitability, and total assets by segment. Shared corporate operating expenses are reported in the U.S. segment.

The Company is organized primarily on the basis of operating units which are segregated by geography, United States (“U.S.”), Europe and Rest of the World (“Europe/ROW”) and Mexico. Oculus Japan is insignificant with respect to the Company’s consolidated operating results for the year ended March 31, 2009 and 2008 and therefore has been included in the U.S. segment.

		Europe/
	U.S.	ROW	Mexico	Total

Year Ended March 31, 2009:
Product revenues	$298	$844	$3,273	$4,415
Service revenues	973	—	—	973

Total revenues	1,271	844	3,273	5,388
Depreciation and amortization expense	394	213	161	768
Loss from operations	(16,666)	(556)	(85)	(17,307)
Interest expense	(437)	—	—	(437)
Interest income	152	—	—	152

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

		Europe/
	U.S.	ROW	Mexico	Total

Year Ended March 31, 2008:
Product revenues	$197	$566	$2,118	$2,881
Service revenues	954	—	—	954

Total revenues	1,151	566	2,118	3,835
Depreciation and amortization expense	420	227	93	740
Loss from operations	(19,567)	(1,586)	(1,272)	(22,425)
Interest expense	(1,016)	—	—	(1,016)
Interest income	630	—	—	630

Sales by geography reported in the Europe/ROW segment is as follows (in thousands):

	March 31,
	2009	2008

India	$116	$83
China	159	—
Europe and other	569	483

Total Europe/ROW	$844	$566

The following table shows property and equipment balances by segment (in thousands):

	March 31,
	2009	2008

U.S.	$931	$1,193
Europe/ROW	322	754
Mexico	179	356

	$1,432	$2,303

The following table shows total asset balances by segment (in thousands):

	March 31,
	2009	2008

U.S.	$3,543	$20,974
Europe/ROW	841	1,271
Mexico	1,063	1,367

	$5,447	$23,612

NOTE 18 —	Subsequent Events

Increase in Number of Shares Authorized in the 2006 Plan

As provided under the 2006 Plan, the aggregate number of shares authorized for issuance as awards under the 2006 Plan automatically increased on April 1, 2009 by 920,141 shares (which number constitutes 5% of the outstanding shares on the last day of the year ended March 31, 2009). Total shares authorized for issuance subsequent to the increase is 955,999.

OCULUS INNOVATIVE SCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Consulting Agreement with Member of Board of Directors

On April 1, 2009, the Company entered into a six month consulting agreement with a member of its Board of Directors, Mr. Bob Burlingame. Pursuant to the agreement, Mr. Burlingame will provide the Company with sales and marketing expertise and services. In consideration of his services, the Company agreed to issue Mr. Burlingame 435,897 unregistered shares of its common stock. The Company intends to issue the shares in June 2009. The shares are to be non-forfeitable at the time of issuance. The Company has determined the fair value of the common stock is more readily determinable than the fair value of the services rendered. Accordingly, the Company will record $475,000 of stock compensation expense related to this agreement. The expense will be recognized on a straight-line basis over the six month term of the agreement (April 1, 2009 to October 1, 2009).

Contract Sales Agreement

On April 24, 2009, the Company entered into an agreement with a contract sales organization (“CSO”) that will serve as the Company’s sales force for the sale of wound care products in the United States. Pursuant to the agreement, the Company agreed to pay the CSO a monthly fee that may increase based on achievement of certain levels of sales. The Company may also pay bonuses in the event certain levels of sales are achieved. Additionally, the Company agreed to issue the CSO 7,000 shares of common stock each month as compensation for their services. On May 27, 2009, the Company issued 24,500 shares of common stock in connection with this agreement that represents compensation through July 31, 2009. The Company has determined the fair value of the common stock, which will be calculated as shares are issued, will be more readily determinable than the fair value of the services rendered. Accordingly, the Company will record the fair market value of the stock as compensation expense. The expense will be recognized as the shares of stock are earned.

Amendment to Petaluma Building Lease

On May 18, 2009, the Company amended its lease for its facility in Petaluma which resulted in a reduction of the Company’s monthly lease payment. Pursuant to the amendment, the Company agreed to surrender 8,534 square feet of office space and extended the lease expiration on the remaining lease to September 30, 2011. The Company also agreed to provide the property owner a cash payment of $50,000 no later than August 14, 2009. Additionally, at the option of the Company, no later than August 17, 2009, the property owner will either receive 53,847 shares of the Company’s common stock or a $70,000 cash payment.

Sale of Unregistered Securities

On June 1, 2009, the Company issued the remaining securities related to the February 24, 2009 private placement (Note 13). The issuance comprised of an aggregate of 1,709,402 shares of common stock, Series A Warrants to purchase an aggregate of 1,000,000 shares of common stock and Series B Warrants to purchase an aggregate of 1,333,333 shares of common stock to the Investors pro rata to the investment amount of each Investor. The Company received $2,000,000 in connection with this transaction.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Business Overview

We are a biopharmaceutical company that develops, manufactures and markets a family of products, based on our platform technology called Microcyn, intended to help prevent and treat infections in chronic and acute wounds. Microcyn is a non-irritating oxychlorine compound designed to treat a wide range of pathogens, including antibiotic-resistant strains of bacteria, viruses, fungi and spores.

Critical Accounting Policies

The preparation of our consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to exercise its judgment. We exercise considerable judgment with respect to establishing sound accounting polices and in making estimates and assumptions that affect the reported amounts of our assets and liabilities, our recognition of revenues and expenses, and disclosure of commitments and contingencies at the date of the consolidated financial statements.

On an ongoing basis, we evaluate our estimates and judgments. Areas in which we exercise significant judgment include, but are not necessarily limited to, our valuation of accounts receivable, inventory, income taxes, equity transactions (compensatory and financing) and contingencies. We have also adopted certain polices with respect to our recognition of revenue that we believe are consistent with the guidance provided under Securities and Exchange Commission Staff Accounting Bulletin No. 104.

We base our estimates and judgments on a variety of factors including our historical experience, knowledge of our business and industry, current and expected economic conditions, the attributes of our products, regulatory environment, and in certain cases, the results of outside appraisals. We periodically re-evaluate our estimates and assumptions with respect to these judgments and modify our approach when circumstances indicate that modifications are necessary.

While we believe that the factors we evaluate provide us with a meaningful basis for establishing and applying sound accounting policies, we cannot guarantee that the results will always be accurate. Since the determination of these estimates requires the exercise of judgment, actual results could differ from such estimates.

A description of significant accounting polices that require us to make estimates and assumptions in the preparation of our consolidated financial statements is as follows:

Stock-based Compensation

Prior to April 1, 2006, we accounted for stock-based employee compensation arrangements in accordance with the provisions of APB No. 25, “Accounting for Stock Issued to Employees,” and its related interpretations and applied the disclosure requirements of SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure, an amendment of FASB Statement No. 123.” We used the minimum value method to measure the fair value of awards issued prior to April 1, 2006 with respect to our application of the disclosure requirements under SFAS No. 123.

Effective April 1, 2006, we adopted SFAS No. 123(R) “Share Based Payment” (“SFAS 123(R)”) using the prospective method. This statement is a revision of SFAS No. 123, and supersedes APB Opinion No. 25, and its related implementation guidance. SFAS 123(R) addresses all forms of share based payment, or SBP, awards including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights. Under SFAS 123(R), SBP awards result in a cost that will be measured at fair value on the awards’ grant date, based on the estimated number of awards that are expected to vest and will result in a charge to operations.

We had a choice of two attribution methods for allocating compensation costs under SFAS 123(R): the “straight-line method,” which allocates expense on a straight-line basis over the requisite service period of the last separately vesting portion of an award, or the “graded vesting attribution method,” which allocates expense on a straight-line basis over the requisite service period for each separately vesting portion of the award as if the award was, in substance, multiple awards. We chose the former method and amortized the fair value of each option on a straight-line basis over the requisite period of the last separately vesting portion of each award.

Revenue Recognition and Accounts Receivable

We generate product revenues from sales of our products to hospitals, medical centers, doctors, pharmacies, distributors and strategic partners. We sell our products directly to third parties and to distributors through various cancelable distribution agreements. We have also entered into an agreement to license our products.

We apply the revenue recognition principles set forth in Securities and Exchange Commission Staff Accounting Bulletin, or SAB, 104 “Revenue Recognition,” with respect to all of our revenues. Accordingly, we record revenues when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectability of the sale is reasonably assured.

We require all of our product sales to be supported by evidence of a sale transaction that clearly indicates the selling price to the customer, shipping terms and payment terms. Evidence of an arrangement generally consists of a contract or purchase order approved by the customer. We have ongoing relationships with certain customers from which we customarily accept orders by telephone in lieu of a purchase order.

We recognize revenues at the time in which we receive a confirmation that the goods were either tendered at their destination when shipped “FOB destination,” or transferred to a shipping agent when shipped “FOB shipping point.” Delivery to the customer is deemed to have occurred when the customer takes title to the product. Generally, title passes to the customer upon shipment, but could occur when the customer receives the product based on the terms of the agreement with the customer.

While we have a policy of investigating the creditworthiness of our customers, we have, under certain circumstances, shipped goods in the past and deferred the recognition of revenues when available information indicates that collection is in doubt. We establish allowances for doubtful accounts when available information causes us to believe that a credit loss is probable.

We market a substantial portion of our goods through distributors. In Europe, we defer recognition of distributor-generated revenues until the time we confirm that distributors have sold these goods. Although our terms provide for no right of return, our products have a finite shelf life and we may, at our discretion, accommodate distributors by accepting returns to avoid the distribution of expired goods.

Service revenues are recorded upon performance of the service contracts. Revenues generated from testing contracts are recorded when the test is completed and the final report is sent to the customer.

Inventory and Cost of Revenues

We state our inventory at the lower of cost, determined using the first-in, first-out method, or market, based on standard costs. Establishing standard manufacturing costs requires us to make estimates and assumptions as to the quantities and costs of materials, labor and overhead that are required to produce a finished good. Cost of service revenues is expensed when incurred.

Income Taxes

We are required to determine the aggregate amount of income tax expense or loss based upon tax statutes in jurisdictions in which we conduct business. In making these estimates, we adjust our results determined in accordance with generally accepted accounting principles for items that are treated differently by the applicable taxing authorities. Deferred tax assets and liabilities, as a result of these differences, are reflected on our balance sheet for temporary differences in loss and credit carryforwards that will reverse in subsequent years. We also establish a valuation allowance against deferred tax assets when it is more likely than not that some or all of the deferred tax assets will not be realized. Valuation allowances are based, in part, on predictions that management must make as to our results in future periods. The outcome of events could differ over time which would require that we make changes in our valuation allowance.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent liabilities at the dates of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates. These estimates and assumptions include reserves and write-downs related to receivables and inventories, the recoverability of long-term assets, deferred taxes and related valuation allowances and valuation of equity instruments.

Recent Accounting Pronouncements

In May 2008, the Financial Accounting Standards Board (“FASB”) issued Statement of Accounting Standard No. 162 (“SFAS 162”), The Hierarchy of Generally Accepted Accounting Principles. SFAS 162 is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles. The guidance in SFAS 162 replaces that prescribed in Statement on Auditing Standards No. 69, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles, and becomes effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board’s auditing amendments to AU Section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles. The adoption of SFAS 162 will not have an impact on our consolidated financial position, results of operations or cash flows.

In May 2008, the FASB issued FASB Staff Position (“FSP”) APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement).” This FSP clarifies that convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) are not addressed by paragraph 12 of APB Opinion No. 14, Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants. Additionally, this FSP specifies that issuers of such instruments should separately account for the liability and equity components in a manner that will reflect the entity’s nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. This FSP is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. We are in the process of determining the impact FSP APB 14-1 will have on our consolidated financial statements. We are in the process of determining the impact APB 14-1 will have on our consolidated financial statements. We will apply this standard prospectively to convertible debt instruments issued after March 31, 2009.

In June 2008, the FASB issued FSP EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities”. This FSP addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting and, therefore, need to be included in the earnings allocation in computing earnings per share (EPS) under the two-class method described in paragraphs 60 and 61 of FASB Statement No. 128, Earnings per Share. FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those years. We are in the process of determining the impact FSP EITF 03-6-1 will have on our consolidated financial statements. We are is in the process of determining the impact EITF 03-6-1 will have on our consolidated financial statements.

In October 2008, the FASB issued FASB Staff Position (FSP) FAS 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active. The FSP clarifies the application of FASB Statement No. 157, Fair Value Measurements, in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active. The FSP is effective October 10, 2008, and for prior periods for which financial statements have not been issued. Revisions resulting from a change in the valuation technique or its application should be accounted for as a change in accounting estimate following the guidance in FASB Statement No. 154, Accounting Changes and Error Corrections. The adoption FAS 157-3 did not have an impact on our consolidated financial statements.

In December 2008, the FASB ratified EITF Issue No. 07-5, “Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock”. This issue addresses the determination of whether an instrument (or an embedded feature) is indexed to an entity’s own stock, which is the first part of the scope exception in paragraph 11(a) of Statement 133. This issue is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. We are in the process of determining the impact EITF 07-5 will have on our consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157 “Fair Value Measurements” (“SFAS 157”). SFAS 157 clarifies the definition of fair value, establishes a framework for measurement of fair value and expands disclosure about fair value measurements. SFAS 157 is effective for fiscal years beginning after November 15, 2007, except as amended by FASB Staff Position (“FSP”) SFAS 157-2 which is effective for fiscal years beginning after November 15, 2008. FSP SFAS 157-2 allows partial adoption relating to fair value measurements for non-financial assets and liabilities that are not measured at fair value on a recurring basis. The Company adopted SFAS 157 effective April 1, 2009, except as it applies to the non-financial assets and non-financial liabilities subject to FSP SFAS 157-2. The Company will adopt the remaining provisions of SFAS 157 in the first quarter of fiscal 2010 and is currently evaluating the impact adoption may have on its consolidated financial statements. SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. SFAS 157 applies to all financial instruments that are measured and reported on a fair value basis.

Other accounting standards that have been issued or proposed by the FASB, the EITF, the SEC and or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on our consolidated financial statements upon adoption.

Comparison of Fiscal Years Ended March 31, 2009 and 2008

Revenues

We experienced a 53% growth in product revenues and a 2% growth in our services business, resulting in total revenues of $5,388,000 during the twelve months ended March 31, 2009 compared to $3,835,000 in the prior year period. The $1,534,000 increase in product revenues was due primarily to $1,155,000 higher sales in Mexico despite a 11% drop in the value of the peso. Mexico sales increased 55% on higher unit volumes of our Microcyn wound care product to hospitals and pharmacies, as well as higher average selling prices in both our 5-liter and our 240-milliliter presentations. If the peso had not declined, the growth in Mexico sales would have been 71% compared to the prior year. Sales of 240-milliliter units in Mexico increased 27% on improvements to both units sold and higher average selling prices as compared to the prior year period. Additionally, sales to hospitals in Mexico increased 144% on both higher unit shipments and selling prices. Europe/ROW sales increased $277,000, up 49%, over the prior year due to initial sales to China Bao Tai in China, as well as strong sales growth to our customers in India, Singapore, Middle East and Slovakia.

The following table shows our product revenues by geographic region (in thousands):

	Fiscal Year
	Ended March 31,
	2009	2008	Increase	Increase

U.S.	$298	$197	$101	51%
Europe/ROW	844	566	278	49%
Mexico	3,273	2,118	1,155	55%

Total	$4,415	$2,881	$1,534	53%

The $19,000 increase in service revenues was due to an increase in the number of tests provided by our services business.

Gross Profit/Loss

We reported gross profit from our Microcyn products business of $2,742,000, or 62% of product revenues, during the 12 months ended March 31, 2009, compared a gross profit of $1,107,000, or 38%, in the prior year period. This increase was primarily due to lower costs in Europe and the improvements in our Mexico operations, which have improved margins to 75% during the twelve months ended March 31, 2009, compared to 69% in the prior year period. Lower costs in Europe have put our European operation in a positive gross margin position during the twelve months ended March 31, 2009, compared to a gross loss position in the prior year period. Our services business continues to be at or near breakeven as it was in the prior year period.

Research and Development Expense

Research and development expense declined $3,526,000, or 36%, to $6,252,000 for the twelve months ended March 31, 2009, compared to $9,778,000 in the prior year period. Most of the decrease was attributable to outside clinical expenses, which were $2,400,000 higher than it was in the prior year period, which were related the costs of the Phase II clinical trial last year. During the first part of the current fiscal year, we increased our personnel, while in the later part of the second and third fiscal quarters, we significantly reduced the number of people in research and development, so that the net cost of personnel was lower for the year. This expense also includes a $219,000 net loss on the disposal of certain research and development manufacturing equipment and severance costs of $290,000.

We expect that our research and development expense will remain fairly flat since most of the reductions have been reflected in the quarter ended March 31, 2009.

Selling, General and Administrative Expense

Selling, general and administrative expense increased $126,000, or 1%, to $13,857,000 during the twelve months ended March 31, 2009, from $13,731,000 during the twelve months ended March 31, 2008. Primarily, this increase was due to a $995,000 increase in non-cash stock compensation expense. In addition, there was $479,000 of severance expense associated with terminations during the period. Sales and marketing fees were also higher by $670,000 primarily associated with our U.S. Microcyn wound care product launch. These increases were offset in large part by $965,000 lower bonus expense, by $572,000 lower legal and accounting fees and an overall reduction in headcount and related expenses

We expect these expenses to grow in future periods as we spend more money on expanding the sales in the U.S. market.

Interest income and expense and other income and expense

Interest expense decreased $579,000, or 57%, to $437,000 for the twelve months ended March 31, 2009, from $1,016,000 in the prior year period, due to the payments made on debt over the prior year. Total outstanding debt decreased $1,889,000 to $335,000 at March 31, 2009, from $2,224,000 at March 31, 2008. Interest income decreased $478,000, to $152,000 for the twelve months ended March 31, 2009, from $630,000 in the prior year period, primarily due to the decrease in our interest bearing cash balance over the past year.

Other income and expense decreased $2,536,000 to net other expense of $64,000 for the twelve months ended March 31, 2009, from net other income of $2,472,000 for the twelve months ended March 31, 2009. Primarily this decrease was due to our intercompany notes to Europe and Mexico being reclassified in our second fiscal quarter as long term, and therefore no foreign currency adjustment was required to revalue the notes after the second fiscal quarter. In prior periods, this account consisted of charges due to the fluctuation of foreign exchange rates, and the resulting gain or loss recognized for the revaluation of our intercompany notes payable denominated in non-local currencies.

Net Loss

Net loss for the twelve months ended March 31, 2009 was $17,656,000, down $2,683,000 from $20,339,000 for the same period in the prior year. Stock compensation expense for the fiscal years ended March 31, 2009 and 2008 were $2,263,000 and $1,339,000, respectively. The total severance cost for this fiscal year was $795,000.

Liquidity and Capital Resources

We incurred net losses of $17,656,000 for the year ended March 31, 2009. At March 31, 2009, our accumulated deficit amounted to $108,482,000. We had working capital of $1,263,000 as of March 31, 2009. We need to raise additional capital from external sources in order to sustain our operations while continuing the longer term efforts contemplated under our business plan. We expect to continue incurring losses for the foreseeable future and must raise additional capital to pursue our product development initiatives, penetrate markets for the sale of our products and continue as a going concern. We cannot provide any assurance that it will raise additional capital. We believe that we have access to capital resources through possible public or private equity offerings, debt financings, corporate collaborations or other means; however, we have not secured any commitment for new financing at this time nor can we provide any assurance that new financing will be available on commercially acceptable terms, if at all. If the economic climate in the U.S. does not improve or continues to deteriorate, our ability to raise additional capital could be negatively impacted. If we are unable to secure additional capital, we may be required to curtail our research and development initiatives and take additional measures to reduce costs in order to conserve our cash in amounts sufficient to sustain operations and meet our obligations. These measures could cause significant delays in our efforts to commercialize our products in the United States, which is critical to the realization of our business plan and the future operations. These matters raise substantial doubt about our ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that may be necessary should the we be unable to continue as a going concern.

Sources of Liquidity

As of March 31, 2009, we had unrestricted cash and cash equivalents of $1,921,000. Since our inception, substantially all of our operations have been financed through sales of equity securities. Other sources of financing that we have used to date include our revenues, as well as various loans.

Since our inception, substantially all of our operations have been financed through the sale of $102,565,000 (net proceeds) of our common and convertible preferred stock. This includes, net proceeds $21,936,000 raised in our initial public offering on January 30, 2007, net proceeds of $9,124,000 raised in a private placement of common shares on August 13, 2007, net proceeds of $12,613,000 raised through a registered direct placement from March 31, 2008 to April 1, 2008, net proceeds of $1,514,000 raised through a private placement on February 6, 2009 and net proceeds of $948,000 from a private placement on February 24, 2009 and proceeds of $2,000,000 from a private placement on June 1, 2009.

In June 2006, we entered into a loan and security agreement with a financial institution to borrow a maximum of $5,000,000. Under this facility we borrowed $4,182,000, of which $1,829,000 was paid in the year ended March 31, 2009. The loan was repaid in full at March 31, 2009.

Cash Flows

As of March 31, 2009, we had unrestricted cash and cash equivalents of $1,921,000, compared to $18,823,000 at March 31, 2008.

Net cash used in operating activities during the twelve months ended March 31, 2009 was $16,832,000, primarily due to the $17,656,000 net loss for the period, and to a $1,332,000 decrease in accounts payable, primarily the result of payments made for the placement agent fee related to our registered direct offering in March 2008 that were paid subsequent to March 31, 2008, and a $1,588,000 decrease in accrued expenses, related mostly to accrued bonuses earned during the fiscal year ended March 31, 2008. These uses of cash were offset in part by non-cash charges during the year ended March 31, 2009, including $2,263,000 of stock-based compensation, $768,000 of depreciation and amortization, $304,000 of non-cash interest expense, and $235,000 of loss on the disposal of capital equipment. Net cash used in operating activities during the year ended March 31, 2008 was $17,446,000, primarily due to the $20,339,000 net loss for the period, and to a lesser extent a $989,000 increase in accrued bonuses during the year and $2,594,000 of foreign currency gain. These uses of cash were offset in part by non-cash charges during the year ended March 31, 2008, including $1,339,000 of stock-based compensation, $740,000 of depreciation and amortization, $522,000 of non-cash interest expense and $1,519,000 increase in accrued expenses.

Net cash used in investing activities was $424,000 and $617,000 for the twelve months ended March 31, 2009 and 2008, respectively. Primarily this cash was used during the periods for purchasing lab and manufacturing equipment.

Net cash provided by financing activities was $376,000 for the twelve months ended March 31, 2009. Stock was issued for $2,499,000 and $2,119,000 of outstanding debt was paid off during the period. Net cash provided by financing activities was $17,832,000 for the twelve months ended March 31, 2008. This involved debt payments totaling $6,090,000, which included the full payment on a $4.0 million note payable to Robert Burlingame and $21,737,000 of net funds received in connection with the issuance of common stock.

Contractual Obligations

As of March 31, 2009, we had contractual obligations as follows (long-term debt and capital lease amounts include principal payments only) (in thousands):

	Payments Due by Period
		Less Than	1-3	After
	Total	1 Year	Years	3 Years

Long-term debt	$329	$255	$74	$—
Capital leases	6	6	—	—
Operating leases	628	387	241	—

Total	$963	$648	$315	$—

We currently lease approximately 12,000 square feet of office, research and manufacturing space in Petaluma, California, which serves as our principal executive offices. We also lease approximately 28,000 square feet of office space in an adjacent building for research and development under the lease agreement. The lease was scheduled to expire on September 30, 2007. On September 13, 2007, we entered into Amendment No. 4 to the property lease agreement for our facility in Petaluma, California. The amendment extended the lease expiration date to September 30, 2010. On May 18, 2009, we entered into Amendment No. 5 to the property lease agreement for our facility in Petaluma, California. Pursuant to the amendment, we agreed to surrender 8,534 square feet of office space and extended the lease expiration on the remaining lease to September 30, 2011.

We lease approximately 12,000 square feet of office and manufacturing space and approximately 5,000 square feet of warehouse space in Zapopan, Mexico, under a lease that expires in April 2009 and April 2011.

We lease approximately 5,000 square feet of office space and approximately 14,000 square feet of manufacturing and warehouse space in Sittard, the Netherlands, under a lease that was scheduled to expire on January 31, 2009. On February 15, 2008, we extended this lease to January 2011. On February 1, 2009, the we amended this lease agreement. The amendment shortens the lease period from January 31, 2011 to September 1, 2009. As we expand, we may need to establish manufacturing facilities in other countries.

Operating Capital and Capital Expenditure Requirements

We incurred a net loss of $17,656,000 for the twelve months ended March 31, 2009. At March 31, 2009 and 2008, our accumulated deficit amounted to $108,482,000 and $90,826,000, respectively. At March 31, 2009, our working capital amounted to $1,263,000.

We need to raise additional capital from external sources in order to sustain our operations while continuing the longer term efforts contemplated under our business plan. We expect to continue incurring losses for the foreseeable future and must raise additional capital to pursue our product development initiatives, to penetrate markets for the sale of our products and for us to continue as a going concern. We may not raise additional capital. If we are unable to raise additional capital, we will be required to curtail certain operating activities, and implement additional cost reductions in an effort to conserve capital in amounts sufficient to sustain operations and meet our obligations for the next twelve months. These matters raise substantial doubt about our ability to continue as a going concern. We believe that we have access to capital resources through public or private equity offerings, debt financings, corporate collaborations or other means; however, we have not secured any commitment for new financing at this time and new financing may not be available on commercially acceptable terms, if at all. If we are unable to secure additional capital, we may be required to curtail our research and development initiatives and take additional measures to reduce costs in order to conserve cash. These measures could cause significant delays in our efforts to commercialize our products in the United States, which is critical to the realization of our business plan and our future operations.

We have undertaken initiatives to reduce costs in an effort to conserve liquidity. Future pivotal trials will require the selection of a partner and must also be completed in order for us to commercialize Microcyn as a drug product in the United States. Commencement of the pivotal clinical trials will be delayed until we find a strategic partner to fund these trials. Without a strategic partner or additional capital, our pivotal clinical trials will be delayed for a period of time that is currently indeterminate.

Our future funding requirements will depend on many factors, including:

•	the scope, rate of progress and cost of our clinical trials and other research and development activities;

•	future clinical trial results;

•	the terms and timing of any collaborative, licensing and other arrangements that we may establish;

•	the cost and timing of regulatory approvals;

•	the cost and delays in product development as a result of any changes in regulatory oversight applicable to our products;

•	the cost and timing of establishing sales, marketing and distribution capabilities;

•	the effect of competing technological and market developments;

•	the cost of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights; and

•	the extent to which we acquire or invest in businesses, products and technologies.

Off-Balance Sheet Transactions

We currently have no off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no disagreements with our independent public accountant in regards to accounting and financial disclosure.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

As a Smaller Reporting Company as defined by Rule 12b-2 of the Exchange Act and in Item 10(f)(1) of Regulation S-K, we are electing scaled disclosure reporting obligations and therefore are not required to provide the information requested by this Item.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name, age, positions, and offices of our directors and executive officers:

			Director
Name	Age	Position with Company	Since

Hojabr Alimi	47	Chairman of the Board and Chief Executive Officer	1999
James Schutz	46	General Counsel, Vice President of Corporate Development and Secretary	2004
Robert Miller	66	Chief Financial Officer
Gregg Alton(1)(3)	42	Director	2008
Jay Birnbaum(1)	63	Director	2007
Robert Burlingame	74	Director	2006
Richard Conley(1)(2)(3)	58	Director	1999
Gregory French(2)(3)	48	Director	2000

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Nominating and Corporate Governance Committee

BIOGRAPHIES OF EXECUTIVE OFFICERS AND DIRECTORS

Hojabr Alimi, one of our founders, has served as our Chief Executive Officer, President and director since 1999 and was appointed as Chairman of the board of directors in June 2006. Prior to co-founding our company with his spouse in 1999, Mr. Alimi was a Corporate Microbiologist for Arterial Vascular Engineering. Mr. Alimi received a B.A. in biology from Sonoma State University.

James Schutz has served as our Vice President of Corporate Development and General Counsel since August 2003, as a director since May 2004 and Corporate Secretary since June 2006. From August 2001 to August 2003, Mr. Schutz served as General Counsel at Jomed (formerly EndoSonic Corp.), an international medical device company. From 1999 to July 2001, Mr. Schutz served as in-house counsel at Urban Media Communications Corporation, an Internet/telecom company based in Palo Alto, California. Mr. Schutz received a B.A. in economics from the University of California, San Diego and a J.D. from the University of San Francisco School of Law.

Robert Miller has served as our Chief Financial Officer since June 2004 and was a consultant to us from March 2003 to May 2004. Mr. Miller has served as a director of Scanis, Inc. since 1998 and served as acting Chief Financial Officer from 1998 to June 2006. He was a Chief Financial Officer consultant to Evit Labs from June 2003 to December 2004, Wildlife International Network from October 2002 to December 2005, Endoscopic Technologies from November 2002 to March 2004, Biolog from January 2000 to December 2002 and Webware from August 2000 to August 2002. Prior to this, Mr. Miller was the Chief Financial Officer for GAF Corporation, Penwest Ltd. and Bugle Boy and Treasurer of Mead Corporation. He received a B.A. in economics from Stanford University and an M.B.A. in finance from Columbia University.

Gregg H. Alton has served as a director since January 2008. Mr. Alton is currently a Senior Vice President, General Counsel and Secretary of Gilead Sciences Inc., a biopharmaceutical company engaged in the discovery, development, and commercialization of therapeutics for the treatment of life-threatening infectious diseases, since 1999. Prior to joining Gilead, Mr. Alton was an attorney at the law firm of Cooley Godward, LLP, where he specialized in mergers and acquisitions, corporate partnerships and corporate finance transactions for healthcare and information technology companies. In addition to his corporate responsibilities, Mr. Alton is a board member and treasurer of the AIDS Healthcare Foundation and a board member of BayBio, a life sciences industry organization in the San Francisco Bay Area.

Jay Birnbaum has served as a director since April 2007. Dr. Birnbaum is a pharmacologist and, prior to his current role as a consultant to pharmaceutical companies, he served as Vice President of Global Project Management at Novartis/Sandoz Pharmaceuticals Corporation, where he had responsibility for strategic planning and development of the company’s dermatology portfolio. Dr. Birnbaum is a co-founder and former Chief Medical Officer of Kythera Biopharmaceuticals, a company developing products in aesthetic dermatology, as well as a member of the Board of Directors of Excaliard Pharmaceuticals and the scientific advisory boards of Evolva NanoBio Corporation and Transport Pharmaceuticals. He received an M.S. and Ph.D. in pharmacology from the University of Wisconsin and a B.S. in biology from Trinity College in Connecticut.

Robert Burlingame has served as a director since November 2006. Mr. Burlingame is the Chief Executive Officer and Chairman of the Board of Burlingame Industries, Inc., a manufacturer of automated equipment specializing in the concrete rooftile industry, which he founded in 1969. He has held various senior management positions at several rooftile companies, including California Tile and Lifetile Corporation. Mr. Burlingame received a B.S. in business from Michigan State University and was a pilot in the U.S. Navy.

Richard Conley has served as a director since 1999, and served as our Secretary from July 2002 to June 2006. Currently, Mr. Conley serves as Chief Operating Officer at Kautz Family Vineyards, a wine production and marketing company. From April 2001 to September 2009, Mr. Conley served as Executive Vice President and Chief Operating Officer at Don Sebastiani & Sons International Wine Negociants, a branded wine marketing company.

From 1994 to March 2001, he served as Senior Vice President and Chief Operating Officer at Sebastiani Vineyards, a California wine producer, where he was originally hired as Chief Financial Officer in 1994. Mr. Conley received a B.S. in finance and accounting from Western Carolina University and an M.B.A. from St. Mary’s University.

Gregory French has served as a director since 2000.  Mr. French is owner and Chairman of the Board of G&C Enterprises LLC, a real estate and investment company, which he founded in 1999. He held various engineering and senior management positions at several medical device companies, including Advanced Cardiovascular Systems, Peripheral Systems Group and Arterial Vascular Engineering. Mr. French received a B.S.I.E. from the California State Polytechnic University, San Luis Obispo.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

The following table sets forth, for the fiscal years ended March 31, 2009 and 2008, all compensation paid or earned by (i) our Principal Executive Officer; (ii) our two most highly compensated executive officers, other than our Principal Executive Officer, and (iii) our two most highly compensated individual employees who did not serve as executive officers on the last day of our most recent fiscal year. These executive officers and individuals are referred to herein as our “named executive officers.”

Summary Compensation Table for the Fiscal Year Ended March 31, 2009 and 2008

	Year			Non-Equity
	Ended		Option	Incentive Plan	All other
	March 31,	Salary	Awards(1)	Compensation	Compensation		Total
Name and Principal Position (a)	(b)	($)(c)	($)(f)	($)(g)	($)(i)		($)(j)

Hojabr Alimi	2009	374,615	4,340	0	11,131	(2)	390,086
Chief Executive Officer	2008	275,000	0	275,000	12,212	(2)	562,212
Principal Executive Officer and Chairman
Robert Miller	2009	248,308	2,752	0	5,195	(3)	256,255
Chief Financial Officer	2008	185,000	0	92,500	4,480	(3)	281,980
James Schutz	2009	249,904	161,222	0	15,270	(4)	426,396
Vice President Corporate	2008	225,000	139,250	112,500	13,440	(4)	490,190
Development, Secretary and General Counsel
Bruce Thornton	2009	237,135	63,437	45,000	16,265	(5)	361,837
Vice President	2008	180,000	49,427	90,000	12,816	(5)	332,243
International Operations and Sales
Michael Wokasch	2009	147,643	1,257,897	0	293,540	(7)	1,699,080
Former Chief Operating	2008	200,000	284,054	100,000	13,416	(7)	597,470
Officer(6)

Notes

(1)	Represents the compensation expense related to outstanding options we recognized for the fiscal years ended March 31, 2009 and 2008 under Statement of Financial Accounting Standards, or SFAS, 123(R), rather than amounts paid to or realized by the named executive officer, and includes expense we recognized in 2009 and 2008 for option grants in prior periods. Compensation expense is determined by computing the fair value of each option on the grant date in accordance with SFAS 123(R) and recognizing that amount as expense ratably over the option vesting term. See Note 14 of Notes to our Consolidated Financial Statements for the assumptions made in determining SFAS 123(R) values. The SFAS 123(R) value of an option as of the grant date is spread over the number of months in which the option is subject to vesting and includes ratable amounts expensed for option grants in prior years. Options may not be exercised (in which case no value will be realized by the individual) and the value on exercise may not approximate the compensation expense we recognized.

During the fiscal year ended March 31, 2009, we granted the following options to our named executive officers:

		Number of
		Shares
	Option Grant	Underlying	Exercise		Expiration
Named Executive Officer	Date	Option	Price ($)	Vesting Terms	Date

Hojabr Alimi	3/10/2009	291,000	$1.09	1/6 vests on the six month anniversary from grant date, 1/36 vests monthly thereafter.	3/10/2019
Robert Miller	3/10/2009	184,500	1.09	1/6 vests on the six month anniversary from grant date, 1/36 vests monthly thereafter.	3/10/2019
James Schutz	3/10/2009	184,500	1.09	1/6 vests on the six month anniversary from grant date, 1/36 vests monthly thereafter.	3/10/2019
Bruce Thornton	12/9/2008	190,000	0.40	1/6 vests on the six month anniversary from grant date, 1/36 vests monthly thereafter.	12/9/2018

(2)	The 2009 perquisites and personal benefits include: (a) personal use of a Company automobile in the amount of $4,421; (b) matching IRA contribution in the amount of $2,600; and (c) payment of $4,110 to cover premium for life insurance policy for the benefit of Mr. Alimi. The 2008 perquisites and personal benefits include: (a) personal use of a Company automobile in the amount of $6,442; (b) matching IRA contribution in the amount of $1,650; and (c) payment of $4,120 to cover premium for life insurance policy for the benefit of Mr. Alimi.

(3)	The 2009 perquisites and personal benefits include: (a) personal use of a Company automobile in the amount of $3,220; and (b) matching IRA contribution in the amount of $1,975. The 2008 perquisites and personal benefits include the personal use of a Company automobile in the amount of $4,480.

(4)	The 2009 perquisites and personal benefits include: (a) personal use of a Company automobile in the amount of $6,925; (b) matching IRA contribution in the amount of $7,586; and (c) payment of $759 to cover premium for life insurance policy for the benefit of Mr. Schutz. The 2008 perquisites and personal benefits include: (a) car allowance in the amount of $6,294; (b) matching IRA contribution in the amount of $6,386; and (c) payment of $760 to cover premium for life insurance policy for the benefit of Mr. Schutz.

(5)	The 2009 perquisites and personal benefits include: (a) car allowance in the amount of $9,000; and (b) matching IRA contribution in the amount of $7,265. The 2008 perquisites and personal benefits include: (a) car allowance in the amount of $7,200; and (b) matching IRA contribution in the amount of $5,616.

(6)	Effective September 5, 2008, Mr. Wokasch’s employment as our Chief Operating Officer was terminated.

(7)	The 2009 perquisites and personal benefits include: (a) car allowance in the amount of $3,185; (b) matching IRA contribution in the amount of $3,486; and (c) severance payment of $286,869. The 2008 perquisites and personal benefits include: (a) car allowance in the amount of $7,200; and (b) matching IRA contribution in the amount of $6,216.

NARRATIVE TO SUMMARY COMPENSATION TABLE

Employment Agreements of Each Named Executive Officer and Potential Payments Upon Termination

We have entered into employment agreements with each of our named executive officers, each of which provides for payment to such named executive officers in the event of termination without cause or resignation by the named executive officer for good reason, as that term is defined in the agreements with our Company. In the event Mr. Alimi, Mr. Miller, Mr. Schutz or Mr. Thornton is terminated without cause or resigns for good reason, the named executive officer is entitled to:

•	a lump severance payment equal to 18 times, in the case of Mr. Miller and Mr. Schutz, 24 times, in the case of Mr. Alimi, and 12 times, in the case of Mr. Thornton, the average monthly base salary paid to the named executive officer over the preceding 12 months (or for the term of the named executive officer’s employment if less than 12 months);

•	automatic vesting of all unvested options and other equity awards;

•	the extension of exercisability of all options and other equity awards to at least 12 months following the date the named executive officer terminates employment or, if earlier, until the option expires;

•	up to one year (the lesser of one year following the date of termination or until such named executive officer becomes eligible for medical insurance coverage provided by another employer) reimbursement for health care premiums under COBRA; and

•	a full gross up of any excise taxes payable by the officer under Section 4999 of the Internal Revenue Code because of the foregoing payments and acceleration (including the reimbursement of any additional federal, state and local taxes payable as a result of the gross up).

If any named executive officer terminates his employment for any reason, he must give us at least 30 days, or in the case of Mr. Alimi, at least 60 days, prior written notice.

Receipt of the termination benefits described above is contingent on each named executive officer executing a general release of claims against our Company, his resignation from any and all directorships and every other position held by him with our Company or any of its subsidiaries and his return to our Company of all Company property received from or on account of our Company or any of its affiliates by such named executive officer. In addition, the named executive officer is not entitled to such benefits if he did not comply with the non-competition and invention assignment provisions of his employment agreement during the term of his employment or the confidentiality provisions of his employment agreement, whether during or after the term of his employment. Furthermore, we are under no obligation to pay the above-mentioned benefits if the named executive officer does not comply with the non-solicitation provisions of his employment agreement, which prohibit a terminated officer from interfering with the business relations of our Company or any of its affiliates and from soliciting employees of our Company, which provisions apply during the term of employment and for two years following termination.

The tables below were prepared as though each of the named executive officers had been terminated on March 31, 2009, the last business day of our last completed fiscal year, without cause, or resigned for good reason, as that term is defined in the agreements with our Company. More detailed information about the payment of benefits, including duration, is contained in the discussion above. All such payments and benefits would be provided by our Company. The assumptions and valuations are noted in the footnotes to the tables.

Termination without Cause or Resignation for Good Reason

		Continuation	Value of
		of Health and	Unvested	Excise Tax
	Salary	Welfare	Equity	and Gross-
Name(1)	Continuation	Benefits(2)	Awards(3)	Up(4)

Hojabr Alimi	$750,000	$16,566	$49,470	$379,457
Robert Miller	375,000	11,618	31,365	194,362
James Schutz	375,000	16,566	31,365	196,663
Bruce Thornton	250,000	16,566	163,400	199,934

Notes

(1)	Mr. Wokasch was no longer employed by our Company on March 31, 2009, however, in connection with his termination, we were required to provide Mr. Wokasch with a lump sum severance payment of $286,869, which is equivalent to twelve months of his salary. Additionally, pursuant to his employment agreement, upon termination, all non-vested options that were outstanding at the termination date became immediately exercisable. The options will expire twelve months from the date of termination, on September 5, 2009.

(2)	Amount assumes our cost of providing health and welfare benefits for twelve months.

(3)	The values reflect the immediate vesting of all outstanding options and other equity awards as of termination, based on a March 31, 2009 closing stock price of $1.26 and exclude amounts for accelerated options that have an exercise price higher than such closing stock price.

(4)	The assumptions used to calculate excise and associated taxes are as follows:

•	termination occurs on March 31, 2009; and

•	named executive officer was assumed to be subject to the maximum Federal and California income and other payroll taxes, aggregating to an effective tax rate of 46.75%.

2008 and 2009 Bonus Program

On June 14, 2007, we adopted the 2008 bonus program and on June 11, 2008, we adopted the 2009 bonus program. Pursuant to these programs, each employee and executive officer, including our named executive officers, has the potential to earn an annual bonus based on the Compensation Committee’s assessment of the individual’s and our Company’s contribution to target goals and milestones. Specific goals and milestones and a bonus potential range for each employee and executive officer, including our named executive officers, is set forth in the bonus plan. The Compensation Committee will generally determine whether a bonus pool for executive officers and non-executive employees will be established within a specified time period after the end of each fiscal year. If a bonus pool is established, the Compensation Committee has discretion to set appropriate bonus amounts within an executive officer’s bonus range, based on the Compensation Committee’s assessment of corporate and individual achievements.

If the Compensation Committee establishes a bonus pool for non-executive employees, our Chief Executive Officer and each group or division’s supervising officer will determine the bonus pool for each group or division. If established, the aggregate pool will be from 10-35% of the aggregate base salary of all employees in the group or division. The employee’s supervising officer and our Chief Executive Officer will determine how the group bonus plan will be allocated among the employees of the group.

The Compensation Committee may decide that bonuses awarded to executive officers and non-executive employees under the bonus plan will be paid in cash, options, or a combination of cash and options, depending on our Company’s year-end cash position, cash needs and projected cash receipts. The Compensation Committee will not declare any bonus pool or grant any cash awards that will endanger our ability to finance our operations and strategic objectives or place us in a negative cash flow position, in light of our anticipated cash needs.

During the fiscal year ended March 31, 2009, the Compensation Committee granted three $15,000 bonuses to one of our named executive officers, Bruce Thornton, pursuant to the 2009 bonus program. The bonuses were paid in the first, second, and third quarters of 2009. The bonuses were earned and paid based on the achievement of certain quarterly revenue and expense milestones set forth in the 2009 bonus program.

Mr. Thornton waived his fourth quarter bonus as well as a bonus he was eligible to receive for achieving milestones for the 2009 fiscal year as a whole. Additionally, the Compensation Committee and Messrs. Alimi, Miller and Schutz agreed that they would voluntarily waive their 2009 bonus eligibility under this plan so that the funds that would have been allocated to bonuses could be reserved to finance operations. The Compensation Committee and Messrs. Alimi, Miller, Schutz and Thornton believed this waiver of their 2009 bonuses would be beneficial both for stockholders and the long-term growth of the Company. Consequently, although Messrs. Alimi,

Miller, Schutz and Thornton were eligible to earn bonuses in 2009, such bonuses, except those granted to Mr. Thornton for the first three quarters of the 2009 fiscal year, were not calculated or granted.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows grants of options and restricted stock units outstanding on March 31, 2009, the last day of our fiscal year, to each of the named executive officers named in the Summary Compensation Table.

Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards					Stock Awards
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market or
			Equity					Awards:	Payout
			Incentive					Number of	Value of
	Number of	Number of	Plan Awards:				Market	Unearned	Unearned
	Securities	Securities	Number of			Number	Value of	Shares,	Shares,
	Underlying	Underlying	Securities			of Shares	Shares or	Units or	Units or
	Unexercised	Unexercised	Underlying			or Units	units of	Other	Other
	Options	Options	Unexercised	Option	Option	of Stock	Stock That	Rights That	Rights That
	(#)	(#)	Unearned	Exercise	Expiration	That Have	Have Not	Have Not	Have Not
	Exercisable	Unexercisable	Options	Price	Date	Not Vested	Vested	Vested	Vested
Name(a)	(b)	(c)	(#)(d)	($)(1)(e)	(f)	(#)(g)	($)(h)	(#)(i)	($)(j)

Hojabr Alimi(2)	0	291,000		1.09	3/10/2019
	8,541	3,959		10.16	10/1/2015
	300,000	0		0.15	5/10/2014
	5,000	0		3.00	8/7/2013
	19,570	0		3.00	7/10/2013
	15,000	0		1.10	3/20/2010
	15,000	0		0.22	10/1/2009
Robert Miller(3)	0	184,500		1.09	3/10/2019
	4,270	1,980		10.16	10/1/2015
	94,633	0		3.00	7/10/2014
	39,181	0		3.00	7/10/2014
						30,000	38,000
James Schutz(4)	0	184,500		1.09	3/10/2019
	34,999	65,001		7.27	6/15/2017
	4,270	1,980		10.16	10/1/2015
	50,000	0		3.00	7/10/2014
	6,250	0		3.00	7/10/2014
	30,000	7,500		3.00	7/10/2014
	50,000	0		3.00	9/23/2013
Bruce Thornton(5)	0	190,000		0.40	12/9/2018
	8,750	16,250		7.27	6/15/2017
	15,333	4,667		4.40	5/6/2015
	48,260	22,364		10.16	10/1/2015
	10,000	0		3.00	7/10/2014
Michael Wokasch(6)	124,999	0		12.00	9/5/2009
	150,001	0		7.27	9/5/2009

Notes

(1)	Except for the option grant to Hojabr Alimi for 300,000 shares, with an expiration date of May 10, 2014 and an exercise price of $0.15 per share, the exercise price of each option is equal to the fair market value of our common stock on the date of grant.

(2)	Options with an expiration date of March 10, 2019 vest over a three-year period, becoming exercisable as to 16.7% of the shares on the six month anniversary of the grant date with the remaining shares vesting monthly thereafter over the following 30 months. Options with an expiration date of October 1, 2015 vest over a five-year period, becoming exercisable as to 20% of the shares on the first anniversary of the grant date with the remaining shares vesting monthly thereafter over the following 48 months. Options with an expiration date of July 10, 2013 and August 7, 2013 vest over a five-year period, becoming exercisable as to 20% of the shares on each anniversary of the grant date. Options with an expiration date of March 20, 2010 vest over a one-year period, becoming exercisable as to 100% of the shares on the first anniversary of the grant date. Options with an expiration date of October 1, 2009 and May 10, 2014 were fully vested at grant and were immediately exercisable.

(3)	Options with an expiration date of March 10, 2019 vest over a three-year period, becoming exercisable as to 16.7% of the shares on the six month anniversary of the grant date with the remaining shares vesting monthly thereafter over the following 30 months. Options with an expiration date of July 10, 2014 were fully vested at grant and were immediately exercisable. Options with an expiration date of October 1, 2015 vest over a five-year period, becoming exercisable as to 20% of the shares on the first anniversary of the grant date with the remaining shares vesting monthly thereafter over the following 48 months. The grant of 30,000 restricted stock units may be settled on January 15, 2010.

(4)	Options with an expiration date of March 10, 2019 vest over a three-year period, becoming exercisable as to 16.7% of the shares on the six month anniversary of the grant date with the remaining shares vesting monthly thereafter over the following 30 months. Options with an expiration date of October 1, 2015 and June 15, 2017 vest over a five-year period, becoming exercisable as to 20% of the shares on the first anniversary of the grant date with the remaining shares vesting monthly thereafter over the following 48 months. Options with an expiration date of September 23, 2013 and July 10, 2014 vest over a five-year period, becoming exercisable as to 20% of the shares on each anniversary of the grant date.

(5)	Options with an expiration date of December 9, 2018 vest over a three-year period, becoming exercisable as to 16.7% of the shares on the six month anniversary of the grant date with the remaining shares vesting monthly thereafter over the following 30 months. Options with an expiration date of July 10, 2014 vest over a five-year period, becoming exercisable as to 20% of the shares on each anniversary of the grant date. Options with an expiration date of May 6, 2015, October 1, 2015, and June 15, 2017 vest over a five-year period, becoming exercisable as to 20% of the shares on the first anniversary of the grant date with the remaining shares vesting monthly thereafter over the following 48 months.

(6)	Michael Wokasch, a named executive officer and our former Chief Operating Officer, was no longer employed by our Company effective September 5, 2008. In connection with his termination and pursuant to his employment agreement, we were required to provide Mr. Wokasch with a lump sum severance payment, as described in the Summary Compensation Table, and all non-vested options that were outstanding at the termination date became immediately exercisable. The options will expire twelve months from the date of termination, on September 5, 2009. As of March 31, 2009, these options were still outstanding.

DIRECTOR COMPENSATION

The following table sets forth a summary of the compensation earned by our directors and/or paid to certain of our directors pursuant to certain agreements we have with them in the fiscal year ended March 31, 2009.

Director Compensation Table for the Fiscal Year-Ended March 31, 2009

	Fees Earned or	Option		All Other
	Paid in Cash	Awards(3)(9)		Compensation		Total
Name(1)	($)(a)	($)(b)		($)(g)		($)(h)

Akihisa Akao(2)	12,500	12,568		85,169	(10)	110,237
Gregg Alton	17,500	75,471	(4)(11)	0		92,971
Jay Birnbaum	17,500	78,420	(5)(11)	0		95,920
Edward Brown(2)	17,500	12,568		0		30,068
Robert Burlingame	12,500	59,464	(6)(11)	0		71,964
Richard Conley	39,000	75,368	(7)(11)	0		114,368
Gregory French	19,500	66,534	(8)(11)	0		86,034

Notes

(1)	Directors who are also included in the Summary Compensation Table as named executive officers are not included in this table.

(2)	Mr. Akao and Mr. Brown resigned as members of the Board of Directors effective June 13, 2008.

(3)	Represents the compensation expense related to outstanding options we recognized for the year ended March 31, 2009 under SFAS No. 123(R), “Share Based Payment”, (“SFAS 123(R)”), rather than amounts paid to or realized by the named individual and includes expenses we recognized in 2009 for option grants in prior periods. Compensation expense is determined by computing the fair value of each option on the grant date in accordance with SFAS 123(R) and recognizing that amount as expense ratably over the option vesting term. See Note 14 of Notes to our Consolidated Financial Statements for the assumptions made in determining SFAS 123(R) values. The SFAS 123(R) value of an option as of the grant date is spread over the number of months in which the option is subject to vesting and includes ratable amounts expensed for option grants in prior years. Options may not be exercised (in which case no value will be realized by the individual) and the value on exercise may not approximate the compensation expense we recognized.

(4)	On December 9, 2008, we granted Mr. Alton an option to purchase 25,000 shares of our common stock. The options were fully exercisable at the date of grant and expire on December 9, 2018. Mr. Alton received this grant in lieu of a cash payment.

(5)	On September 2, 2008, we granted Mr. Birnbaum an option to purchase 15,000 shares of our common stock. These options vest in equal monthly increments over the period of one year and expire on September 2, 2018. On December 9, 2008, we granted Mr. Birnbaum an option to purchase 25,000 shares of our common stock. The options were fully exercisable at the date of grant and expire on December 9, 2018. Mr. Birnbaum received this grant in lieu of a cash payment.

(6)	On September 2, 2008, we granted Mr. Burlingame an option to purchase 15,000 shares of our common stock. These options vest in equal monthly increments over the period of one year and expire on September 2, 2018. On December 9, 2008, we granted Mr. Burlingame an option to purchase 25,000 shares of our common stock. The options were fully exercisable at the date of grant and expire on December 9, 2018. Mr. Burlingame received this grant in lieu of a cash payment.

(7)	On September 2, 2008, we granted Mr. Conley an option to purchase 15,000 shares of our common stock. These options vest in equal monthly increments over the period of one year and expire on September 2, 2018. On March 10, 2009, we granted Mr. Conley an option to purchase 60,000 shares of our common stock. The options become exercisable as to 16.7% of the shares on the six month anniversary of the grant date with the remaining shares vesting monthly thereafter over the following 30 months. The options expire on March 10, 2019.

(8)	On September 2, 2008, we granted Mr. French an option to purchase 15,000 shares of our common stock. These options vest in equal monthly increments over the period of one year and expire on September 2, 2018. On December 9, 2008, Mr. French was granted an option to purchase 25,000 shares of our common stock. The options were fully exercisable at the date of grant and expire on December 9, 2018. Mr. French received this grant in lieu of a cash payment. On March 10, 2009, we granted Mr. French an option to purchase 60,000 shares of our common stock. The options become exercisable as to 16.7% of the shares on the six month anniversary of the grant date with the remaining shares vesting monthly thereafter over the following 30 months. The options expire on March 10, 2019.

(9)	The following table sets forth the aggregate number of shares of common stock underlying option awards outstanding at March 31, 2009:

Name	Number of Shares

Gregg Alton	75,000
Jay Birnbaum	90,000
Robert Burlingame	130,000
Richard Conley	279,570
Gregory French	225,820

(10)	Represents amounts paid to White Moon Medical, Inc. for consulting services rendered to the Company. Mr. Akao is the sole stockholder of White Moon Medical, Inc. The contract for consulting services expired on October 1, 2008.

(11)	Related to services rendered during the fiscal year ended March 31, 2009.

NARRATIVE TO DIRECTOR COMPENSATION TABLE

Our outside directors receive an annual retainer of $25,000. The Chairperson of the board of directors receives $15,000 annually, and, the Lead Member of the board of directors, if different from the Chairperson, receives $10,000 annually. Mr. Conley, as Chairman of our Audit Committee, receives an annual retainer of $10,000; non-chairperson members of the Audit Committee receive an additional $5,000 annually. The chairpersons of the Compensation Committee and Nominating and Corporate Governance Committees of the board receive an annual retainer of $5,000. Non-chairperson members of the Compensation Committee and Nominating and Corporate Governance Committee receive an additional $2,000 annually. The members may elect to receive stock options in lieu of cash. We also reimburse our non-employee directors for reasonable expenses in connection with attendance at board of director and committee meetings.

In addition to cash compensation for services as a member of the board, non-employee directors will also be eligible to receive nondiscretionary, automatic grants of stock options under our 2006 Stock Incentive Plan. An outside director who joins our board is automatically granted an initial option to purchase 50,000 shares upon first becoming a member of our board. The initial option vests and becomes exercisable over three years, with the first one-third of the shares vesting on the first anniversary of the date of grant and the remainder vesting monthly thereafter. Immediately after each of our regularly scheduled annual meetings of stockholders, each outside director is automatically granted a nonstatutory option to purchase 15,000 shares of our common stock, provided that no annual grant shall be granted to a non-employee director in the same calendar year that such person received his or her initial grant. These options vest in equal monthly increments over the period of one year.

Directors who are our employees do not receive any fees for their service on our board of directors or for their service as a chair or committee member. During the fiscal year ended March 31, 2009, Messrs. Alimi and Schutz were our only employee directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of July 17, 2009, as to shares of our common stock beneficially owned by: (1) each person who is known by us to own beneficially more than 5% of our common stock, (2) each of our named executive officers listed in the summary compensation table, (3) each of our directors and (4) all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days after July 17, 2009. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

		Percentage of
	Number of Shares of	Common Stock
	Common Stock	Beneficially
Name of Beneficial Owner(1)	Beneficially Owned	Owned(2)

5% Stockholders:
Hojabr Alimi(3)	1,424,112	6.8%
BAM Opportunity Fund L.P.(4)	1,098,545	5.3%
Robert Burlingame(9)	1,755,486	8.4%
Seamus Burlingame(5)	1,580,504	7.7%
Directors and Named Executive Officers:
Hojabr Alimi(3)	1,424,112	6.8%
Robert Miller(6)	169,460	1.1%
James Schutz(7)	234,395	*
Bruce Thornton(8)	141,407	*
Robert Burlingame(9)	1,755,486	8.4%
Richard Conley(10)	271,137	1.3%
Gregory French(11)	193,383	*
Jay Birnbaum(12)	73,334	*
Gregg Alton(13)	51,518	*
All directors and executive officers as a group (9 persons)	4,314,232	19.5%

*	Percentage of shares beneficially owned does not exceed one percent.

(1)	Unless otherwise stated, the address of each beneficial owner listed on the table is c/o Oculus Innovative Sciences, Inc., 1129 N. McDowell Blvd., Petaluma, California 94954.

(2)	Based on 20,582,342 common shares issued and outstanding on July 17, 2009.

(3)	Mr. Alimi is our President, Chief Executive Officer and Chairman of the Board of Directors. Mr. Alimi beneficially owns 1,011,250 shares of common stock and 412,862 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of July 17, 2009.

(4)	With respect to information relating to BAM Opportunity Fund L.P., the Company has relied, in part, on information supplied by such entity on a Schedule 13G filed with the SEC on May 15, 2009. BAM Opportunity Fund L.P. beneficially owns 1,098,545 shares of common stock. Each of BAM Capital, LLC, BAM Management LLC, Hal Mintz and Ross Berman may be deemed to have beneficial ownership of the shares beneficially owned by BAM Opportunity Fund L.P. The address for BAM Opportunity Fund, L.P., and its affiliates named herein, is 44 Wall Street, Suite 1603, New York, NY 10005.

(5)	Seamus Burlingame is the son of Robert Burlingame, a member of our board of directors. Seamus Burlingame’s beneficial ownership is comprised of 1,580,504 shares of common stock. Seamus Burlingame’s address is c/o Burlingame Industries, Inc., 3546 N. Riverside Avenue, Rialto, CA 92377.

(6)	Mr. Miller is our Chief Financial Officer. Mr. Miller beneficially owns 60,000 shares of common stock which include 50,000 shares held by The Miller 2005 Grandchildren’s Trust, for which Mr. Miller is a trustee. Mr. Miller also beneficially owns 109,460 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of July 17, 2009. Mr. Miller is the beneficial owner and has shared power with Margaret Miller, in their capacities as trustee of The Miller 2005 Grandchildren’s Trust, to vote and dispose of or direct the disposition of 128,605 shares, and Mr. Miller is the beneficial owner of and has the sole power to vote and dispose of or direct the disposition of 10,000 shares.

(7)	Mr. Schutz is our Vice President of Corporate Development, General Counsel, Secretary and a member of our Board of Directors. Mr. Schutz beneficially owns 10,000 shares of common stock and 224,395 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of July 17, 2009.

(8)	Mr. Thornton is our Vice President of International Operations and Sales. Mr. Thornton beneficially owns 141,407 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of July 17, 2009.

(9)	Mr. Burlingame is a member of our Board of Directors. Mr. Burlingame beneficially owns 1,550,486 shares of common stock, 130,000 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of July 17, 2009 and 75,000 shares of common stock issuable upon exercise of warrants that are exercisable within 60 days of July 17, 2009. Mr. Burlingame may also be deemed to have beneficial ownership of 200,000 shares held by Vetericyn, Inc., a California corporation, and 55,555 shares held by Lytle Creek Industries, an entity of which Mr. Burlingame is a majority owner.

(10)	Mr. Conley is a member of our Board of Directors. Mr. Conley beneficially owns 42,650 shares of common stock and 228,487 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of July 17, 2009.

(11)	Mr. French is a member of our Board of Directors. Mr. French beneficially owns 46,664 shares of common stock and 146,719 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of July 17, 2009.

(12)	Mr. Birnbaum is a member of our Board of Directors. Mr. Birnbaum beneficially owns 73,334 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of July 17, 2009.

(13)	Mr. Alton is a member of our Board of Directors. Mr. Alton beneficially owns 51,518 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of July 17, 2009.

As of July 17, 2009, there are no arrangements known to management which may result in a change in control of our Company.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

It is our policy that all employees, officers and directors must avoid any activity that is or has the appearance of conflicting with the interests of the Company. This policy is included in our Code of Business Conduct, and our board formally adopted Related Party Transaction Policy and Procedures in July 2007 for the approval of interested transactions with persons who are board members or nominees, executive officers, holders of 5% of our common stock, or family members of any of the foregoing. The Related Party Transaction Policy and Procedures are administered by our Audit Committee. We conduct a review of all related party transactions for potential conflict of interest situations on an ongoing basis and all such transactions relating to executive officers and directors must be approved by the Audit Committee. The following details the Company’s transactions with related parties.

On November 7, 2006, we signed a loan agreement with Robert Burlingame, one of our directors, under which Mr. Burlingame advanced to us $4,000,000, and which accrued interest at an annual interest rate of 7%. All principal and interest was paid during fiscal year 2008.

On November 7, 2006, we entered into a consulting agreement with Robert Burlingame, one of our directors who also provided us with the $4,000,000 loan disclosed above. The director received warrants to purchase 75,000 shares of our common stock in connection with this agreement.

On October 1, 2005, we entered into a consulting agreement with White Moon Medical, Inc. and the agreement was automatically extended for a one-year period on October 1, 2006 and again on October 1, 2007. Akihisa Akao, a former member of the board of directors, is the sole stockholder of White Moon Medical, Inc. Under the terms of the agreement, Mr. Akao was compensated for services provided outside his normal board duties. We paid and recorded expense related to this agreement in the amount of $146,000 and $85,169 in the fiscal year ended March 31, 2008 and 2009, respectively.

On February 24, 2009, we entered into a Purchase Agreement with Robert Burlingame, one of our directors, and an accredited investor. Pursuant to the terms of the Purchase Agreement, the investors agreed to make a $3,000,000 investment in our Company. The investors paid $1,000,000 on February 24, 2009 and agreed to pay $2,000,000 no later than August 1, 2009. On June 1, 2009, the investors paid the remaining $2,000,000.

In exchange for this investment, we agree to issue to the investors a total of 2,564,103 shares of our common stock in two tranches, pro rata to the investment amounts paid by the investor on each date the investor provides funds.

In addition, we agree to issue to the investors Series A Warrants to purchase a total of 1,500,000 shares of common stock pro rata to the number of shares of common stock issued on each closing date at an exercise price of $1.87 per share. The Series A Warrants will be exercisable after six months and will have a five year term.

We also agree to issue to the investors Series B Warrants to purchase a total of 2,000,000 shares of common stock pro rata to the number of shares of common stock issued on each closing date at an exercise price of $1.13 per share. The Series B Warrants will be exercisable after six months and will have a three year term.

In addition, for every two shares of common stock the investors purchase upon exercise of a Series B Warrant, the investor will receive an additional Series C Warrant to purchase one share of common stock. The Series C Warrants will be exercisable after six months and will have an exercise price of $1.94 per share and a five year term. We will only be obligated to issue Series C Warrants to purchase up to 1,000,000 shares of common stock.

On April 1, 2009, we entered into a six month consulting agreement with Robert Burlingame, one of our directors, Pursuant to the agreement, Mr. Burlingame will provide us with sales and marketing expertise and services. In consideration of his services, we agreed to issue Mr. Burlingame 435,897 shares of our common stock.

DIRECTOR INDEPENDENCE

As of July 17, 2009, our board of directors has determined that Gregg Alton, Jay Birnbaum, Richard Conley and Gregory French are “independent directors” as defined under the standards of independence set forth in the NASDAQ Marketplace Rules.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Delaware General Corporation Law and our Restated Certificate of Incorporation and Bylaws, each as amended. We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
The estimated costs of the issuance and distribution of the securities registered under this prospectus are denoted below. Please note that all amounts are estimates other than the Commission’s registration fee.

Amount to be paid
Approximate SEC Registration Fee	$409
Transfer agent fees	$1,000
Accounting fees and expenses	$5,000
Legal fees and expenses	$25,000
Miscellaneous (including EDGAR filing fees)	$2,500
Total	$33,909
We will pay all expenses of the offering listed above from cash on hand. No portion of these expenses will be borne by the selling stockholders.
INDEMNIFICATION OF DIRECTORS AND OFFICERS
Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933 (the “Securities Act”). Our Restated Certificate of Incorporation and Bylaws, each as amended, provide for indemnification of our directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. We have also entered into agreements with our directors and officers that will require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law.
RECENT SALES OF UNREGISTERED SECURITIES
On various dates between July 31, 2004 and July 31, 2007, we issued 329,328 shares of common stock pursuant to the exercise of options granted under our 1999, 2000, 2003 and 2004 stock plans. The exercise prices per share ranged from $0.11 to $3.00, for an aggregate consideration of $301,209.
On various dates between April 30, 2004 and October 27, 2005, we sold 2,635,744 shares of Series B Convertible Preferred Stock for aggregate consideration of $47,445,663 to 361 accredited investors. In connection with these sales we paid to Brookstreet Securities Corporation, as placement agent, an aggregate of $3,413,818 in commissions and issued to Brookstreet and its affiliates warrants to purchase an aggregate of 329,471 shares of our common stock.
In September and October 2006, we sold 193,045 units, consisting of 193,045 shares of Series C Convertible Preferred Stock at a per unit price of $18.00, and warrants to purchase 38,603 shares of common stock at $18.00 per share, for aggregate gross proceeds of $3,474,450 to one qualified institutional buyer and one institutional accredited investor. In connection with this sale, we paid to Brookstreet as placement agent, an aggregate of $347,444 in commissions and issued to Brookstreet fully vested warrants to purchase an aggregate of 24,127 shares of our common stock.
On June 14, 2006, we entered into a loan and security agreement with a financial institution to borrow up to $5,000,000 of available credit. In conjunction with this agreement, we issued warrants to purchase an aggregate of 71,521 shares of our Series B Preferred Stock at an exercise price of $18.00 per share.
In November 2006, we hired Robert Burlingame as a consultant under a two-year consulting agreement, and he was appointed to fill a vacancy on our Board of Directors. As part of his consulting agreement, we issued to Mr. Burlingame a warrant to purchase an aggregate of 75,000 shares of our common stock at an exercise price equal to $8.00 per share. Concurrently, on November 7, 2006, we signed a loan agreement with Mr. Burlingame under which he advanced to us $4,000,000, which accrued interest at an annual rate of 7%, referred to as the Bridge Loan. In connection with the Bridge Loan, we paid to Brookstreet, as finder, a fee in the amount of $50,000 and granted Brookstreet a warrant to purchase 25,000 shares of our common stock at an exercise price of $18.00 per share. The Bridge Loan was repaid in full on August 31, 2007.

On August 13, 2007, we completed a private placement of 1,262,500 shares of our common stock to certain accredited investors at a price of $8.00 per share pursuant to the terms of a Securities Purchase Agreement, dated August 7, 2007. In addition, the investors received warrants to purchase an aggregate of 416,622 additional shares of common stock at an exercise price of $9.50 per share, subject to adjustment in certain circumstances. The warrants are exercisable 181 days after August 13, 2007, and have a term of five years. Gross proceeds from the private placement were approximately $10.1 million and net proceeds of $9.1 million. In connection with these sales, we paid to Rodman & Renshaw, LLC, or Rodman, as placement agent, an aggregate of $707,000 in commissions and issued to Rodman warrants to purchase an aggregate of 88,375 shares of our common stock. Pursuant to the terms of a Registration Rights Agreement, dated August 7, 2007, the shares of common stock issued to the investors in the private placement and the shares of common stock to be issued upon the exercise of the warrants issued in the private placement were registered on a Form S-1, which was declared effective on September 12, 2007.
On February 6, 2009, we closed a private placement of units with a group of accredited investors whereby we sold 1,499,411 shares of our common stock at a purchase price of $1.169 per share. In exchange for each $116.90 invested, the investors received 100 shares of common stock, a Series A Warrant, exercisable after six months for a five year term, to purchase 58 shares of common stock at an exercise price of $1.87 per share and a Series B Warrant, exercisable after six months for a three year term, to purchase 78 shares of common stock at an exercise price of $1.13 per share. We registered 1,499,411 common shares as well as an aggregate of 2,512,612 shares of common stock underlying warrants issued as part of this private placement on a Form S-1, which was declared effective on March 26, 2009. Certain investors continue to hold registration rights with respect to common stock underlying Series C Warrants not yet issued but which may be issued upon exercise of the Series B Warrants. There are no consequences to our Company, however, in the event we do not register the shares underlying the Series C Warrants. Gross proceeds from the private placement totaled approximately $1,752,803. In connection with this sale, we paid Merriman Curhan Ford and Co., as placement agent, $122,696 in commissions plus warrants, exercisable upon the closing date of the transaction for a five year term, to purchase 104,958 shares of our common stock at an exercise price of $1.56 per share.
On February 24, 2009, we entered into a Purchase Agreement with Robert Burlingame, our director, and an accredited investor, referred to as the Investors. Pursuant to the terms of the Purchase Agreement, the Investors agreed to make a $3,000,000 investment in our Company. The Investors paid $1,000,000 on February 24, 2009 and $2,000,000 on June 1, 2009. In exchange for this investment, we issued to the Investors a total of 2,564,103 shares of our common stock in two tranches, pro rata to the investment amounts paid by the Investor on each date the Investor provided funds. In addition, we issued to the Investors Series A Warrants, exercisable after six months for a five year term, to purchase a total of 1,500,000 shares of common stock at an exercise price of $1.87 per share and Series B Warrants, exercisable after six months for a three year term, to purchase a total of 2,000,000 shares of common stock at an exercise price of $1.13 per share. Both the Series A and Series B Warrants are exercisable in tranches, pro rata to the investment amounts paid by the Investors on the closing dates. In connection with this placement, we paid Merriman Curhan Ford and Co. a fee of $50,000 for their assistance with the transaction.
On March 5, 2009, we issued 10,000 shares of common stock to Spot Savvy LLC pursuant to the terms of a Consulting Agreement. The 10,000 shares were issued as compensation for providing product marketing services. Also on March 5, 2009, we issued 10,000 shares of common stock to Michael Salman Teymori pursuant to the terms of a Consulting Agreement. The 10,000 shares were issued as compensation for marketing services.
On May 27, 2009, we issued 24,500 shares of common stock to Advocos in connection with a contract sales agreement pursuant to which Advocos will serve as our sales force for product sales.
On June 16, 2009, we issued 435,897 shares of common stock to Robert Burlingame, our director, in connection with a consulting agreement pursuant to which Mr. Burlingame will provide us with sales and marketing services.
With respect to the issuances of our securities described above, we relied on the Section 4(2) exemption from securities registration under the federal securities laws for transactions not involving any public offering. No advertising or general solicitation was employed in offering the securities. The securities were issued to accredited investors. The securities were offered for investment purposes only and not for the purpose of resale or distribution and the transfer thereof was appropriately restricted by us.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
Exhibits
The exhibits listed below are filed with or incorporated by reference in this report.

Exhibit
Number	Description
3.1(i)	Restated Certificate of Incorporation of Registrant (incorporated by reference to the exhibit of the same number filed with the Company’s Annual Report on Form 10-K (File No. 001-3216) for the year ended March 31, 2007).

3.1(ii)	Amended and Restated Bylaws of Registrant, as amended effective on June 11, 2008 (incorporated by reference to the exhibit of the same number filed with the Company’s Annual Report on Form 10-K (File No. 001-3216) for the year ended March 31, 2007).

4.1	Specimen Common Stock Certificate (incorporated by reference to the exhibit of the same number filed with Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007).

4.2	Warrant to Purchase Series A Preferred Stock of Registrant by and between Registrant and Venture Lending & Leasing III, Inc., dated April 21, 2004 (incorporated by reference to the exhibit of the same number filed with Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007).

4.3	Warrant to Purchase Series B Preferred Stock of Registrant by and between Registrant and Venture Lending & Leasing IV, Inc., dated June 14, 2006 (incorporated by reference to the exhibit of the same number filed with Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007).

4.4	Form of Warrant to Purchase Common Stock of Registrant (incorporated by reference to the exhibit of the same number filed with Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007).

4.5	Form of Warrant to Purchase Common Stock of Registrant (incorporated by reference to the exhibit of the same number filed with Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007).

4.6	Amended and Restated Investors Rights Agreement, effective as of September 14, 2006 (incorporated by reference to the exhibit of the same number filed with Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007).

4.7	Form of Promissory Note issued to Venture Lending & Leasing III, Inc. (incorporated by reference to the exhibit of the same number filed with Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007).

4.8	Form of Promissory Note (Equipment and Soft Cost Loans) issued to Venture Lending & Leasing IV, Inc. (incorporated by reference to the exhibit of the same number filed with Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007).

4.9	Form of Promissory Note (Growth Capital Loans) issued to Venture Lending & Leasing IV, Inc. (incorporated by reference to the exhibit of the same number filed with Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007).

4.10	Form of Promissory Note (Working Capital Loans) issued to Venture Lending & Leasing IV, Inc. (incorporated by reference to the exhibit of the same number filed with Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007).

4.11	Form of Warrant to Purchase Common Stock of Registrant (incorporated by reference to the exhibit of the same number filed with Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007).

4.12	Form of Warrant to Purchase Common Stock of Registrant (incorporated by reference to the exhibit of the same number filed with Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007).

4.13	Form of Warrant to Purchase Common Stock of Registrant (incorporated by reference to exhibit 10.3 to the Company’s Current Report on Form 8-K filed August 13, 2007).

Exhibit
Number	Description
4.14	Form of Warrant to Purchase Common Stock of Registrant (incorporated by reference to exhibit 4.1 to the Company’s Current Report on Form 8-K filed March 28, 2008).

4.15	Form of Common Stock Purchase Warrant for July 2009 offering (included as exhibit 4.15 to the Form S-1 filed July 9, 2009 and incorporated herein by reference).

4.16	Warrant issued to Dayl Crow, dated March 4, 2009 (included as exhibit 4.16 to the Form 10-K filed June 11, 2009 and incorporated herein by reference).

5.1*	Legal opinion of Amy Trombly, Esq.

10.1	Form of Indemnification Agreement between Registrant and its officers and directors (incorporated by reference to the exhibit of the same number filed with Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007).

10.2	1999 Stock Plan and related form stock option plan agreements (incorporated by reference to the exhibit of the same number filed with Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007).

10.3	2000 Stock Plan and related form stock option plan agreements (incorporated by reference to the exhibit of the same number filed with Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007).

10.4	2003 Stock Plan and related form stock option plan agreements (incorporated by reference to the exhibit of the same number filed with Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007).

10.5	2004 Stock Plan and related form stock option plan agreements (incorporated by reference to the exhibit of the same number filed with Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007).

10.6	Form of 2006 Stock Incentive Plan and related form stock option plan agreements (incorporated by reference to the exhibit of the same number filed with Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007).

10.7	2006 Stock Incentive Plan Notice of Stock Unit Award and Stock and Stock Unit Agreement issued to Robert Miller (incorporated by reference to the exhibit of the same number filed with the Company’s Annual Report on Form 10-K (File No. 001-3216) for the year ended March 31, 2007).

10.8	Office Lease Agreement, dated October 26, 1999, by and between Registrant and RNM Lakeville, L.P. (incorporated by reference to exhibit 10.7 filed with Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007).

10.9	Amendment to Office Lease No. 1, dated September 15, 2000, by and between Registrant and RNM Lakeville L.P. (incorporated by reference to exhibit 10.8 filed with Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007).

10.10	Amendment to Office Lease No. 2, dated July 29, 2005, by and between Registrant and RNM Lakeville L.P. (incorporated by reference to exhibit 10.9 filed with Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007).

10.11	Amendment No. 3 to Lease, dated August 23, 2006, by and between Registrant and RNM Lakeville L.P. (incorporated by reference to exhibit 10.23 filed with Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007).

10.12	Office Lease Agreement, dated May 15, 2005, by and between Oculus Technologies of Mexico, S.A. de C.V. and Antonio Sergio Arturo Fernandez Valenzuela (translated from Spanish) (incorporated by reference to exhibit 10.10 filed with Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007).

10.13	Office Lease Agreement, dated July 2003, by and between Oculus Innovative Sciences, B.V. and Artikona Holding B.V. (translated from Dutch) (incorporated by reference to exhibit 10.11 filed with Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007).

10.14	Loan and Security Agreement, dated March 25, 2004, by and between Registrant and Venture Lending & Leasing III, Inc. (incorporated by reference to exhibit 10.12 filed with Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007).

10.15	Loan and Security Agreement, dated June 14, 2006, by and between Registrant and Venture Lending & Leasing IV, Inc. (incorporated by reference to exhibit 10.13 filed with Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007).

Exhibit
Number	Description
10.16	Amendment No. 1 to Supplement to Loan and Security Agreement, dated March 29, 2007, by and between Registrant and Venture Lending & Leasing IV, Inc. (incorporated by reference to the exhibit of the same number filed with the Company’s Annual Report on Form 10-K (File No. 001-3216) for the year ended March 31, 2007).

10.17	Employment Agreement, dated January 1, 2004, by and between Registrant and Hojabr Alimi (incorporated by reference to exhibit 10.14 filed with Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007).

10.18	Employment Agreement, dated January 1, 2004, by and between Registrant and Jim Schutz (incorporated by reference to exhibit 10.15 filed with Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007).

10.19	Employment Agreement, dated June 1, 2004, by and between Registrant and Robert Miller (incorporated by reference to exhibit 10.16 filed with Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007).

10.20	Employment Agreement, dated June 1, 2005, by and between Registrant and Bruce Thornton (incorporated by reference to exhibit 10.17 filed with Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007).

10.21	Employment Agreement, dated June 10, 2006, by and between Registrant and Mike Wokasch (incorporated by reference to exhibit 10.19 filed with Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007).

10.22	Form of Director Agreement (incorporated by reference to exhibit 10.20 filed with Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007).

10.23	Consultant Agreement, dated October 1, 2005, by and between Registrant and White Moon Medical (incorporated by reference to exhibit 10.21 filed with Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007).

10.24	Leasing Agreement, dated May 5, 2006, by and between Mr. Jose Alfonzo I. Orozco Perez and Oculus Technologies of Mexico, S.A. de C.V. (incorporated by reference to exhibit 10.22 filed with Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007).

10.25	Stock Purchase Agreement, dated June 16, 2005, by and between Registrant, Quimica Pasteur, S de R.L., Francisco Javier Orozco Gutierrez and Jorge Paulino Hermosillo Martin (incorporated by reference to exhibit 10.24 filed with Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007).

10.26	Framework Agreement, dated June 16, 2005, by and between Javier Orozco Gutierrez, Quimica Pasteur, S de R.L., Jorge Paulino Hermosillo Martin, Registrant and Oculus Technologies de Mexico, S.A. de C.V. (incorporated by reference to exhibit 10.25 filed with Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007).

10.27	Mercantile Consignment Agreement, dated June 16, 2005, by and between Oculus Technologies de Mexico, S.A. de C.V., Quimica Pasteur, S de R.L. and Francisco Javier Orozco Gutierrez (incorporated by reference to exhibit 10.26 filed with Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007).

10.28	Partnership Interest Purchase Option Agreement, dated June 16, 2005, by and between Registrant and Javier Orozco Gutierrez (incorporated by reference to exhibit 10.27 filed with Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007).

10.29	Termination of Registrant and Oculus Technologies de Mexico, S.A. de C.V. Agreements with Quimica Pasteur, S de R.L. by Jorge Paulino Hermosillo Martin (translated from Spanish) (incorporated by reference to exhibit 10.28 filed with Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007).

10.30	Termination of Registrant and Oculus Technologies de Mexico, S.A. de C.V. Agreements with Quimica Pasteur, S de R.L. by Francisco Javier Orozco Gutierrez (translated from Spanish) (incorporated by reference to exhibit 10.29 filed with Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007).

10.31	Loan and Security Agreement, dated November 7, 2006, by and between Registrant and Robert Burlingame (incorporated by reference to exhibit 10.30 filed with Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007).

Exhibit
Number	Description
10.32	Non-Negotiable Secured Promissory Note, dated November 10, 2006, by and between Registrant and Robert Burlingame (incorporated by reference to exhibit 10.31 filed with Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007).

10.33	Amendment No. 1 to Non-Negotiable Secured Promissory Note, dated March 29, 2007, by and between Registrant and Robert Burlingame (incorporated by reference to the exhibit of the same number filed with the Company’s Annual Report on Form 10-K (File No. 001-3216) for the year ended March 31, 2007).

10.34	Subordination Agreement, dated November 7, 2006, by and among Registrant, Robert Burlingame, Venture Lending & Leasing III, LLC, and Venture Lending & Leasing IV, LLC (incorporated by reference to exhibit 10.32 filed with Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007).

10.35	Amendment No. 1 to Subordination Agreement, dated March 29, 2007, by and among Registrant, Robert Burlingame, Venture Lending & Leasing III, LLC, and Venture Lending & Leasing IV, LLC. (incorporated by reference to the exhibit of the same number filed with the Company’s Annual Report on Form 10-K (File No. 001-3216) for the year ended March 31, 2007).

10.36	Consulting Agreement, effective November 9, 2006, by and between Registrant and Robert Burlingame (incorporated by reference to exhibit 10.33 filed with Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007).

10.37	Director Agreement, dated November 8, 2006, by and between Registrant and Robert Burlingame (incorporated by reference to exhibit 10.34 filed with Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007).

10.38†	Exclusive Marketing Agreement, dated December 5, 2005, by and between Registrant and Alkem Laboratories Ltd. (incorporated by reference to exhibit 10.35 filed with Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007).

10.39	Settlement Agreement, effective September 21, 2006, by and among Registrant and Messrs. Jorge Ahumada Ayala and Fernando Ahumada Ayala (incorporated by reference to exhibit 10.36 filed with Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007).

10.40	Settlement Agreement, dated October 25, 2006, by and between Registrant and Mr. Kim Kelderman (incorporated by reference to exhibit 10.37 filed with Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007).

10.41	Securities Purchase Agreement, dated August 7, 2007, by and between Registrant and purchasers identified on the signatures pages thereto (incorporated by reference to exhibit 10.1 to the Company’s Current Report on Form 8-K filed August 13, 2007).

10.42	Registration Rights Agreement, dated August 7, 2007, by and between Registrant and purchasers identified on signatures pages thereto (incorporated by reference to exhibit 10.2 to the Company’s Current Report on Form 8-K filed August 13, 2007).

10.43	Amendment No. 4 to Lease, dated September 13, 2007, by and between Registrant and RNM Lakeville L.P. (incorporated by reference to the exhibit of the same number filed with the Company’s Annual Report on Form 10-K (File No. 001-3216) for the year ended March 31, 2007).

10.44	Amendment to Office Lease Agreement, effective February 15, 2008, by and between Oculus Innovative Sciences Netherlands B.V. and Artikona Holding B.V. (translated from Dutch) (incorporated by reference to the exhibit of the same number filed with the Company’s Annual Report on Form 10-K (File No. 001-3216) for the year ended March 31, 2007).

10.45	Form of Securities Purchase Agreement, dated March 27, 2008, by and between Registrant and each investor signatory thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed March 23, 2008).

10.46	Purchase Agreement by and between Registrant and Robert Burlingame, dated January 26, 2009 (included as exhibit 10.1 to the Form 8-K filed January 29, 2009 and incorporated herein by reference).

10.47	Purchase Agreement by and between Registrant and Non-Affiliated Investors, dated January 26, 2009 (included as exhibit 10.2 to the Form 8-K filed January 29, 2009 and incorporated herein by reference).

10.48	Revenue Sharing Distribution Agreement by and between Registrant and VetCure, Inc., dated January 26, 2009 (included as exhibit 10.3 to the Form 8-K filed January 29, 2009 and incorporated herein by reference).

Exhibit
Number	Description
10.49	Purchase Agreement by and between Registrant and accredited investors, dated February 6, 2009 (included as exhibit 10.1 to the Form 8-K filed February 9, 2009 and incorporated herein by reference).

10.50	Purchase Agreement by and between Registrant, Robert Burlingame and Seamus Burlingame, dated February 24, 2009 (included as exhibit 10.4 to the Form 8-K filed February 27, 2009 and incorporated herein by reference).

10.51	Amendment to Revenue Sharing Distribution Agreement by and between Registrant and Vetericyn, Inc., dated February 24, 2009 (included as exhibit 10.5 to the Form 8-K filed February 27, 2009 and incorporated herein by reference).

10.52	Consultant Agreement by and between Registrant and Robert C. Burlingame, dated April 1, 2009 (included as exhibit 10.52 to the Form 10-K filed June 11, 2009 and incorporated herein by reference).

10.53	Microcyn U.S. Commercial Launch Agreement, by and between Registrant and Advocos, dated April 24, 2009 (included as exhibit 10.53 to the Form 10-K filed June 11, 2009 and incorporated herein by reference).

10.54	Amendment No. 5 to Lease by and between Registrant and RNM Lakeville, LLC, dated May 18, 2009 (included as exhibit 10.54 to the Form 10-K filed June 11, 2009 and incorporated herein by reference).

10.55	Engagement Agreement by and between Registrant and Dawson James Securities, Inc., dated April 10, 2009 (included as exhibit 10.55 to the Form S-1/A filed June 17, 2009 and incorporated herein by reference).

10.56	Letter Agreement by and between Registrant and Dawson James Securities, Inc., dated July 2, 2009 (included as exhibit 10.56 to the Form S-1/A filed July 9, 2007 and incorporated herein by reference).

10.57*	Letter Agreement by and between Registrant and Dawson James Securities, Inc. dated July 10, 2009.

10.58*	Warrant Purchase Agreement by and between Registrant and Dawson James Securities, Inc. dated July 13, 2009.

21.1	List of Subsidiaries (incorporated by reference to the exhibit of the same number filed with the Company’s Annual Report on Form 10-K (File No. 001-3216) for the year ended March 31, 2007).

23.1*	Consent of Marcum LLP, independent registered public accounting firm.

23.2*	Consent of Amy M. Trombly (incorporated in Exhibit 5.1).

*	Filed herewith.

†	Confidential treatment has been granted with respect to certain portions of this agreement.

Copies of above exhibits not contained herein are available to any stockholder, upon payment of a reasonable per page fee, upon written request to: Chief Financial Officer, Oculus Innovative Sciences, Inc., 1129 N. McDowell Blvd., Petaluma, California 94954.
Financial Statement Schedules
Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

UNDERTAKINGS
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purposes of determining liability under the Securities Act of 1933 to any purchaser
(i)(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of this registration as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a) (1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be a part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however; that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however; that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
      The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(7) The undersigned registrant hereby undertakes that:
1.	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2.	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Petaluma, State of California, on July 21, 2009.

OCULUS INNOVATIVE SCIENCES, INC.
By:	/s/ Hojabr Alimi
Hojabr Alimi
President, Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Hojabr Alimi Hojabr Alimi	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	July 21, 2009

/s/ Robert E. Miller Robert E. Miller	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 21, 2009

/s/ James Schutz James Schutz	Vice President of Corporate Development, General Counsel and Secretary	July 21, 2009

/s/ Gregg Alton

Gregg Alton	Director	July 21, 2009

/s/ Jay Edward Birnbaum

Jay Edward Birnbaum	Director	July 21, 2009

/s/ Robert Burlingame

Robert Burlingame	Director	July 21, 2009

/s/ Richard Conley

Richard Conley	Director	July 21, 2009

/s/ Gregory M. French

Gregory M. French	Director	July 21, 2009